As filed with the Securities and Exchange Commission on April 16, 2012
Registration No. 333-160748

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 9
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
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Steadfast Income REIT, Inc.
(Exact name of registrant as specified in its governing instruments)
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(949) 852-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Rodney F. Emery
Chief Executive Officer
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(949) 852-0700
(Name, address, including zip code and telephone number, including area code, of agent for service)
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Copies to:
Rosemarie A. Thurston
Gustav F. Bahn
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
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Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑
(Do not check if a smaller reporting company)
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 9 consists of the following:
1. The Registrant’s prospectus dated April 16, 2012 (the “Prospectus”), which supersedes and replaces the Registrant's previous prospectus dated April 14, 2011 and all supplements to that prospectus;
2. Supplement No. 1 dated April 16, 2012 to the Prospectus, which will be delivered as an unattached document along with the Prospectus;
3. Part II; and
4. Signatures, included herewith.

STEADFAST INCOME REIT, INC.
$1,650,000,000 Maximum Offering
Steadfast Income REIT, Inc. is a Maryland corporation formed in May, 2009, to invest in a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. We seek to acquire and actively manage income-producing apartment properties with the objectives of providing a consistent and secure source of income and maximizing potential returns upon disposition through capital appreciation. Within our multifamily portfolio, we will target established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. We are externally managed by Steadfast Income Advisor, LLC, which we refer to as our “advisor.” We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year ending December 31, 2010.
We are offering up to $1,650,000,000 in shares of our common stock. We are offering $1,500,000,000 in shares of our common stock to the public at an initial price of $10.00 per share, which we refer to as the “primary offering.” We are also offering $150,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. We reserve the right to reallocate the shares of the common stock we are offering between the primary offering and our distribution reinvestment plan.
Beginning two years from the commencement of this offering, our board of directors may, from time to time, in its sole discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated net asset value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.
This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 15. These risks include, among others:

•	We commenced operations on August 11, 2010 and therefore we have a limited operating history. There is no assurance that we will be able to successfully achieve our investment objectives.

•
Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all, it will be difficult for you to sell your shares of our common stock.

•
The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Payment of distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in real properties and real estate-related assets, which could reduce your overall return.

•
The initial offering price of our shares of common stock was not established based upon any appraisals of assets we own or may own, and therefore, the offering price may not accurately reflect the value of our assets when you invest.

•
Because this is a “blind pool” offering, other than the investments identified in this prospectus, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	We depend upon our advisor to conduct our operations. Our advisor was formed in 2009 and its management does not have significant experience operating a public company.

•
All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager and other entities affiliated with us. As a result, they will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•
We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager for this offering. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated parties.

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This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

•	Disruptions in the financial markets and deteriorating economic conditions could have a material impact on our business.

•	We may incur debt exceeding 75% of the cost of our tangible assets with the approval of a majority of our independent directors. High debt levels increase the risk of your investment.

•
If we fail to continue to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders and may have adverse tax consequences to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Neither the Attorney General of the State of New York nor the Maryland Division of Securities has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our common stock is prohibited. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See “Description of Capital Stock.”

	Price to Public (1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds to Us Before Expenses (1)(3)
Primary Offering Per Share	$10.00	$0.65	$0.35	$9.00
Total Maximum	$1,500,000,000	$97,500,000	$52,500,000	$1,350,000,000
Distribution Reinvestment Plan Offering Per Share	$9.50	$—	$—	$9.50
Total Maximum	$150,000,000	$—	$—	$150,000,000
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(1) Assumes we sell $1,500,000,000 in the primary offering and $150,000,000 pursuant to our distribution reinvestment plan.
(2) Discounts are available for certain categories of purchasers.
(3) Proceeds are calculated before reimbursing our advisor for organization and offering expenses.
Our shares of common stock are being offered to investors on a best efforts basis through Steadfast Capital Markets Group, LLC, the dealer manager for this offering and an affiliate of our advisor. The minimum initial investment amount is $4,000. We expect to sell the shares of our common stock offered in the primary offering through July 9, 2013 (three years from the effective date of the registration statement relating to this offering). We may terminate this offering at any time.
This prospectus is dated April 16, 2012.

SUITABILITY STANDARDS
Our shares of common stock are suitable only as a long-term investment for persons of adequate financial means. We do not expect a public market for shares of our common stock will develop, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock repurchased through our share repurchase plan, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you will need to sell them quickly in the future.
In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:
•    a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.
The following states have established suitability standards different from those we have established. Shares will only be sold to investors in these states who meet our suitability standards set forth above, as well as the special suitability standards set forth below.
Alabama — In addition to meeting our suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times their investment in us and other similar programs before investing in us.
Iowa — An Iowa investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program or its affiliates and must otherwise meet our suitability standards.
Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Kentucky, Michigan and Oregon — An investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.
Maine — A Maine investor’s maximum investment in us and our affiliates may not exceed 10% of such investor’s net worth.
Massachusetts — It is recommended by the Commonwealth of Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Nebraska — A Nebraska investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of at least $70,000, or (2) a minimum net worth of $350,000. In addition, the total investment in us must not exceed 10% of the investor’s net worth (exclusive of home, auto and furnishings).
Ohio — An Ohio investor’s investment in us and our affiliates may not exceed 10% of such investor’s liquid net worth.
Tennessee — Tennessee residents' investment must not exceed 10% of their liquid net worth.
In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.
Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor.

Your check should be made payable to “Steadfast Income REIT, Inc.”
By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees that if there are any material changes to his or her financial condition, such investor will promptly notify us.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and     401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
Minimum Purchase Requirements
You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirements.
Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.
Investments through IRA Accounts
State Street Bank and Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker-dealer or through the dealer manager at 1-888-223-9951.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

INDUSTRY AND MARKET DATA
Certain market and industry data used in this prospectus has been obtained from independent industry sources and publications and third party sources as well as from research reports prepared for other purposes. Any forecasts prepared by such sources are based on data (including third party data), models, and the experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties as other forward-looking statements included in this prospectus.
The information provided by these industry sources should not be construed to sponsor, endorse, offer or promote an investment, nor does it constitute any representation or warranty, express or implied, regarding the advisability of an investment in shares of our common stock or the legality of an investment in shares of our common stock under appropriate laws.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.
Q: What is a “REIT”?
A: In general, a real estate investment trust, or REIT, is a company that:
• offers the benefits of a diversified real estate portfolio under professional management;
• is required to make distributions to investors of at least 90% of its taxable income for each year;

•
avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

• combines the capital of many investors to acquire or provide financing for real estate assets.
Q: How will you structure the ownership and operation of your assets?

A:
We own substantially all of our assets and conduct our operations through Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership organized in July 2009, which we refer to as our “operating partnership.” We are the sole general partner of our operating partnership and, as of the date of this prospectus, our affiliate, Steadfast Income Advisor, LLC, is the sole limited partner of our operating partnership. We present our financial statements on a consolidated basis with our operating partnership. Our operating partnership will not file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit flow through our operating partnership to us as our operating partnership is disregarded for federal tax purposes. These tax items will not generally flow through us to our investors. Rather, our net income and net capital gain effectively flow through us to our stockholders when dividends are paid to our stockholders. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q: What is an “UPREIT”?

A:
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In contrast, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later disposes of his or her limited partnership interests. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q: Why should I consider an investment in commercial real estate?

A:
Allocating some portion of your investment portfolio to commercial real estate investments may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. For these reasons, commercial real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios.

Q: Who might benefit from an investment in our shares?

A:
An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on investments in high quality multifamily properties and other real estate and real estate-related assets, seek to receive current income, seek to preserve capital, seek to realize potential capital appreciation in the value of your investment and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q: Do you currently own any assets?

A:
Yes. We own 11 multifamily properties. However, this offering is a “blind pool” offering because we have not yet identified most of the specific real estate assets we intend to acquire using the proceeds of this offering. As a result, you will not have the opportunity to evaluate future investments prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives. For more information on our portfolio of properties, see “Prospectus Summary—Our Real Estate Portfolio.”

Q: Will you provide stockholders with information concerning the estimated value of their shares of common stock?

A:
Yes, we will publicly disclose an estimated net asset value per share of our common stock every six months beginning no later than six months following the completion of our offering stage (as defined below). Our estimated net asset value per share will be determined by our advisor and approved by our board of directors based upon periodic valuations of all of our assets by independent third party appraisers and qualified independent valuation experts selected by our advisor. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). For more information on how we intend to determine our estimated net asset value per share, see “Description of Capital Stock — Estimated Net Asset Value Per Share.” Our estimated net asset value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated.

Q: How long will this offering last?

A:
We expect to sell the shares of our common stock offered in the primary offering until the earlier of all of the shares offered in the primary offering are sold and July 9, 2013 (three years from the effective date of the registration statement relating to this offering). Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as January 15, 2014. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Q: Will I receive a stock certificate?

A:
No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q: Who can buy shares of common stock in this offering?

A:
In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Please see the more detailed description under “Suitability Standards.”

Q: Are there any special restrictions on the ownership of shares?

A:
Yes. Our charter prohibits the ownership of more than 9.8% in value of our outstanding capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed, among other purposes, to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.”

Q: Is there any minimum initial investment required?

A:
Yes. To purchase shares of common stock in this offering, you must make an initial purchase of at least $4,000 in shares. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares of common stock in this offering must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirement.

Q: If I buy shares of common stock in this offering, how may I later sell them?

A:
At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange, and we do not expect that a public market for our shares will develop. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, and if such sale does not violate the federal securities laws. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” In addition, we have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.
Q: What information about your portfolio of real estate investments do you intend to provide to stockholders?

A:
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Additionally, we must update this prospectus upon the occurrence of certain events, such as material asset acquisitions, pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act. We are also subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, we file annual reports, quarterly reports, proxy statements and other information with the SEC. We directly provide to our stockholders our periodic updates, including prospectus supplements and annual and quarterly reports.

In addition to providing information mandated by our charter and the federal securities laws, following each fiscal quarter, we post on our website at www.SteadfastREITs.com, and file with the SEC, certain monthly operational data with respect to each real property in our portfolio. We believe that posting this additional operational data benefits stockholders by consistently providing current information and greater transparency with respect to the performance of our investments.
Q: Will the distributions I receive be taxable?

A:
Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q: When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.
Q: Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	supplements to the prospectus, provided quarterly during the primary offering; and

•	three quarterly financial reports.
We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or
•     posting on our web site at www.SteadfastREITs.com.
Q: Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:
Steadfast Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(888) 223-9951
Attention: Investor Relations

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Steadfast Income REIT, Inc. and its subsidiaries, including the operating partnership, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Income REIT, Inc.
Steadfast Income REIT, Inc.
We were formed as a Maryland corporation in May 2009 to own a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. Within our multifamily portfolio, we will target established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. Further, we may acquire or originate mortgage, mezzanine, bridge, commercial real estate and other real estate loans as well as securities of other real estate companies, which we collectively refer to as “real estate-related assets.” As of the date of this prospectus, we own 11 multifamily properties. See “— Our Real Estate Portfolio.”
We commenced our initial public offering of $1,650,000,000 in shares of our common stock on July 19, 2010. As of April 6, 2012, we had sold 6,603,599 shares of common stock in our public offering for gross proceeds of $65,691,701, including 117,016 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $1,111,652. Prior to the commencement of our public offering, we sold shares of our common stock in a private offering exempt from the registration requirements of the Securities Act. Upon termination of the private offering, we had sold 637,279 shares of common stock at $9.40 per share (subject to certain discounts) for net offering proceeds of $5,844,325.
We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, beginning with the taxable year ending December 31, 2010.
Our office is located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, and our main telephone number is (949) 852-0700. Our website is www.SteadfastREITs.com.
Investment Objectives
Our investment objectives are to:
•     preserve, protect and return invested capital;
•     pay attractive and stable cash distributions to stockholders; and
•     realize capital appreciation in the value of our investments over the long term.
Investment Strategy
We will use the net proceeds of this offering to invest primarily in a diverse portfolio of multifamily real estate investments located throughout the United States. We will seek to acquire and actively manage stable, income-producing properties, with the objective of providing a stable and secure source of income for our stockholders and maximizing potential returns upon disposition of our assets through capital appreciation. Within our multifamily portfolio, we will target established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. In addition to investments in multifamily properties, we may provide additional diversification through the acquisition of other types of commercial properties and real estate-related assets. We may make these investments directly or through joint ventures, in each case provided that the underlying real estate or real estate-related asset generally meets our criteria for direct investment.
We believe that the recent downturn in the commercial real estate market has provided an opportunity for us to purchase these types of investment properties at historically low prices during the period in which we will be investing the net proceeds of this offering, thereby enhancing our ability to realize substantial appreciation on the ultimate disposition of the properties. As a result, we believe that we will be able to identify undervalued investments at attractive capitalization rates in order to realize higher risk-adjusted returns than have been available from commercial real estate properties acquired in recent years. We believe desirable investment opportunities will be more prevalent during this period than historical norms due to the limited supply of available credit preventing many property owners from refinancing existing debt. We intend to target sellers of properties, including distressed sellers, in which the fundamental attributes of the underlying property remain sound. We also believe that the current credit market conditions provide us with unique opportunities to acquire first mortgage, mezzanine and bridge loans secured by these types of well-performing investment properties at a discount to their par value in order to realize predictable income and attractive overall rates of returns.
We believe that the multifamily sector of the commercial real estate property market presents compelling opportunities for investments that align with our investment objectives due to the supply and demand dynamics expected to arise during the investment and operational stages of our business. For more information on the multifamily sector, see “Multifamily Property Market Overview.” After we have invested substantially all of the offering proceeds from our public offering, we expect that multifamily properties will comprise 75% or more of the aggregate cost of our portfolio and other real estate assets, real estate-related assets and other investment types will not exceed 25% of the aggregate cost of our portfolio. Our board of directors may revise this targeted portfolio allocation from time to time, or at any time, if it determines that a different portfolio composition is in our stockholders' best interests.
Our Real Estate Portfolio
We own the 11 multifamily properties described below:

						At Date of Purchase
Property Name	City, State	Number of Units	Average Monthly Occupancy(1)	Average Monthly Rent(2)	Purchase Date	Contract Purchase Price	Mortgage Debt	Capitalization Rate(3)
Lincoln Tower Apartments(4)	Springfield, Illinois	190	96.3%	$829	8/11/2010	$9,500,000	$6,650,000	9.7%
Park Place Condominiums	Des Moines, Iowa	147	88.4%	816	12/22/2010	8,050,000	5,000,000	8.5%
Arbor Pointe Apartments	Louisville, Kentucky	130	98.5%	787	5/5/2011	6,500,000	5,200,000	8.6%
Clarion Park Apartments	Olathe, Kansas	220	97.7%	658	6/28/2011	11,215,000	8,972,000	8.1%
Cooper Creek Village	Louisville, Kentucky	123	96.7%	869	8/24/2011	10,420,000	6,773,000	7.4%
Prairie Walk Apartments	Kansas City, Missouri	128	91.4%	633	12/22/2011	6,100,000	3,965,000	7.9%
Truman Farm Villas	Grandview, Missouri	200	93.0%	641	12/22/2011	9,100,000	5,915,000	8.4%
EBT Lofts	Kansas City, Missouri	102	93.1%	797	12/30/2011	8,575,000	5,590,000	7.4%
Windsor on the River	Cedar Rapids, Iowa	424	91.3%	723	1/26/2012	33,000,000	23,500,000	7.0%
Renaissance St. Andrews	Louisville, Kentucky	216	89.4%	682	2/17/2012	12,500,000	7,000,000	7.2%
Spring Creek of Edmond	Edmond, Oklahoma	252	94.4%	825	3/9/2012	19,350,000	13,876,940	7.6%
		2,132	93.4%	751		$134,310,000	$92,441,940
________________

(1)	Average monthly occupancy is based upon the actual occupancy rates as of March 31, 2012.

(2)	Average monthly rent is based upon the amount of rents actually received from tenants as of March 31, 2012.

(3)
The capitalization rate reflected in this table is as of the purchase date. We calculate the capitalization rate for a real property by dividing “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected first year net operating income of the property based on in-place leases, potential rent increases or decreases for each unit and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

(4)
The Lincoln Tower Apartments also contains approximately 8,995 rentable square feet of commercial space. As of March 31, 2012, the commercial space at the Lincoln Tower Apartments, which represents approximately 5.01% of the rentable square feet of the Lincoln Tower Apartments, was approximately 95.7% occupied by eight tenants with average remaining lease terms of approximately 1.5 years. The lease terms of the eight tenants occupying the commercial space expire between 2012 and 2014, subject to tenant extension options. The tenants of the commercial space are nonprofit, educational and consulting companies and pay an average annual rent of approximately $15,825, or approximately $14.71 per square foot. In addition, there are two leases relating to cell towers located on the Lincoln Tower Apartments. These leases have approximately 1.1 years remaining and collectively generate approximately $42,852 per year in rent.

Our Sponsor
Our sponsor, Steadfast REIT Investments, LLC, was formed as a Delaware limited liability company in May 2009. Its members are Steadfast REIT Holdings, LLC, or Steadfast Holdings, and Crossroads Capital Group, LLC, or Crossroads

Capital. Under the terms of the Amended and Restated Limited Liability Agreement of Steadfast REIT Investments, LLC, which we refer to as the “Sponsor LLC Agreement,” our sponsor is managed by Steadfast Holdings. As of March 31, 2012, Steadfast Holdings owned a 75% interest in our sponsor and Crossroad Capital owned a 25% interest in our sponsor. Crossroads Capital's percentage interest in our sponsor is contingent upon a net increase in book capitalization (as defined in the Sponsor LLC Agreement).
Steadfast Companies
Steadfast Holdings is controlled by Rodney F. Emery. Mr. Emery is the founder of Steadfast Companies, a group of integrated real estate investment, management and development companies. Steadfast Companies’ corporate office is located in Irvine, California, and it currently employs a staff of over 500 professionals in the United States and Mexico. Since its organization in 1994, Steadfast Companies has acquired, refurbished and/or developed over 20,000 multifamily units and more than 5.2 million square feet of industrial, office and retail space. Steadfast Companies currently owns, operates and/or manages over 15,000 multifamily units across 22 states, four retail shopping malls, three resort hotel properties in Mexico and various other commercial real estate developments. During the 10-year period ended December 31, 2011, Steadfast Companies had, directly or indirectly, sponsored 54 privately offered prior real estate programs that raised approximately $286 million from investors. In 2009, Steadfast Companies founded Steadfast Capital Markets Group, LLC to leverage Steadfast Companies’ experience and track record to further capitalize on opportunities in commercial real estate for the benefit of investors.
Steadfast Companies is best described by its consistent development and progression into a diverse and multifaceted real estate investment management company that today owns and/or operates a diverse portfolio of properties valued at approximately $1.25 billion across the United States and Mexico. The foundation of Steadfast Companies is based on its five core values: Proceed with Integrity; Value People; Embrace Opportunity; Pursue Excellence; and Do Good as We Do Well. Adherence to these core values has resulted in the growth of an organization that is able to quickly evaluate and pursue investment opportunities in real estate, and add value through the management and oversight of those investments. Over the last 18 years, Steadfast Companies’ investment philosophy and core values have allowed it to develop strong relationships with institutional investors, lending institutions, national tenants and industry partners. Steadfast Companies provides a comprehensive spectrum of commercial real estate services that provide investors, partners and tenants with favorable results throughout the entire process, from site selection through disposition.
Real Estate & Development
Since its formation, Steadfast Companies has acquired, developed or redeveloped more than $2.4 billion of residential, commercial and resort properties throughout the United States and Mexico. The real estate professionals of Steadfast Companies oversee all stages of a property’s life cycle from acquisition and construction management, to property management, asset management and, ultimately, disposition.
Property Management
Steadfast Management Company, Inc., which we refer to as the “property manager,” provides property management services for Steadfast Companies’ residential and commercial properties, and has extensive experience in multifamily, industrial, retail and office projects.
The Steadfast Companies property management professionals leverage an integrated asset strategy covering all aspects of property management, asset management, development, leasing and operations to create value through hands-on, day-to-day supervision and long-term strategic planning. Steadfast Companies currently provides property management and/or asset management services for over 109 multifamily properties, four malls, two commercial developments, and three resorts. Steadfast Companies’ team of property management professionals are experienced and equipped to handle issues at our properties.
Investment Management
The in-depth experience, deep industry relationships and market knowledge of Steadfast Companies allows it to consistently evaluate market trends, optimize performance of each of its investments and readily respond to changing market opportunities. The Steadfast Companies investment management professionals offer expertise and decades of successful hands-on problem solving to provide valuable insight and critical support for each transaction.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and its affiliates. A majority of our independent directors will be required to review and approve all matters our board of directors believes may involve a conflict of interest between us and our advisor or its affiliates. Our directors are elected annually by our stockholders.

Our Advisor
Steadfast Income Advisor, LLC, a Delaware limited liability company and our advisor, is a subsidiary of our sponsor organized in May 2009. Our advisor’s management team is led by Rodney F. Emery, who has over 36 years experience in commercial real estate and asset management. For more information on the expertise of our advisor’s management team, see “Management — Our Advisor.” We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of our assets on our behalf consistent with our investment objectives and strategy. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.
Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement, or the advisory agreement. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The current term of our advisory agreement expires on May 4, 2013. Each of our officers and one member of our board of directors, Mr. Emery, are officers of our advisor. Biographical information regarding our directors and officers is set forth under “Management — Directors and Executive Officers.”
Crossroads Capital and Crossroads Advisors
Crossroads Capital Advisors, LLC, or Crossroads Advisors, an affiliate of Crossroads Capital, provides certain specified services to us on behalf of our advisor, including, without limitation: establishing operational and administrative processes for us, engaging and negotiating with vendors; providing recommendations and advice for the development of marketing materials and ongoing communications with investors; assisting in public relations activities and the administration of our distribution reinvestment plan and share redemption plan; and providing advice as to our real estate portfolio and property operations. Crossroads Capital was formed in 2009 to provide, among other things, investment and advisory services for public, non-listed REITs. The senior management of Crossroads Capital has extensive experience in the financial services business, including extensive experience with public, non-listed REITs. Mr. James A. Shepherdson, one of our directors, serves as a manager of Crossroads Capital and Crossroad Advisors.
Our Operating Partnership
We own all of our investments through Steadfast Income REIT Operating Partnership, L.P., which we refer to as our “operating partnership,” or its subsidiaries. We are the sole general partner of our operating partnership, and our advisor is the sole limited partner.
Our Affiliates
Various affiliates of ours are involved in this offering and our operations. Steadfast Capital Markets Group, LLC, an affiliate of our sponsor and a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. For more information regarding our advisor and dealer manager, see the “Management” section of this prospectus. Steadfast Management Company, Inc., our affiliated property manager, performs property management services for us and our operating partnership. We refer to our advisor, our property manager and other affiliates of our sponsor, each as a “Steadfast affiliate” and collectively as “Steadfast affiliates.”

Our Structure
The chart below shows the relationships among our company and various Steadfast affiliates.
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(1)
We are the sole general partner of our operating partnership. As we accept subscriptions for shares of our common stock, we transfer substantially all of the net offering proceeds to our operating partnership in exchange for partnership interests and our percentage ownership in our operating partnership will increase proportionately.

(2)
Certain officers and employees of our sponsor and its affiliates own profit interests in each of the dealer manager and advisor that entitles them to a portion of the net profits earned by each such entity after all invested capital and a preferred return on invested capital are distributed to Steadfast REIT Holdings, LLC and Steadfast REIT Investments, LLC, respectively.

(3)	Crossroads Capital’s percentage interest in our sponsor is contingent upon a net increase in book capitalization (as defined in the Sponsor LLC Agreement).

Terms of the Offering
We are offering up to $1,650,000,000 in shares of our common stock, $1,500,000,000 of which is being offered to the public in our primary offering, and $150,000,000 of which is being offered pursuant to our distribution reinvestment plan. We are offering shares to the public in the primary offering at an initial purchase price of $10.00 per share. Shares of our common stock are issued to our stockholders pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering which means that our dealer manager and the participating broker-dealers will use their best efforts to sell our shares of common stock, but are not required to sell any specific amount of our shares of common stock.
Beginning two years from the commencement of this offering, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated net asset value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer our shares, we do not anticipate that we will do so more frequently than quarterly. Our advisor will calculate our estimated net asset value per share by dividing our net asset value by the number of shares of our common stock outstanding. Our net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate-related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. See “Description of Capital Stock — Estimated Net Asset Value Per Share.”
If we revise the price at which we offer our shares of common stock based upon changes in our estimated net asset value per share prior to the completion of our offering stage, our estimated net asset value per share will be calculated by our advisor based upon current available information which may include valuations of our assets obtained by independent third party appraisers and qualified independent valuation experts.
In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. We have no obligation to adjust the price of our shares and any adjustment to the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. The adjusted offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated.
Summary Risk Factors
An investment in shares of our common stock involves significant risks, including those described below.

•	We commenced operations on August 11, 2010 and therefore we have a limited operating history. There is no assurance that we will be able to successfully achieve our investment objectives.

•
Because there is no public trading market for our shares and we are not required to effectuate a liquidity event by a certain date, or at all, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•
There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase plan, and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current value of the shares.

•
The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Payment of distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in real properties and real estate-related assets, which could reduce your overall return.

•
The initial offering price of our shares of common stock was not established based upon any appraisals of assets we own or may own and, therefore, the offering price may not accurately reflect the value of our assets when you invest.

•
Because this is a “blind pool” offering, other than the investments identified in this prospectus, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	We depend upon our advisor to select our investments and to conduct our operations. Our advisor was formed in 2009 and its management does not have significant experience operating a public company.

•
All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager and other entities affiliated with us. As a result, they will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments.

•
This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of assets and the value of your investment may vary more widely with the performance of specific investments.

•
We will pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager for this offering. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated third parties.

•
We may incur substantial debt which may exceed 300% of our net assets, or approximately 75% of the aggregate cost of our assets, in certain circumstances. Our use of leverage increases the risk of your investment. Loans we obtain may be collateralized by some or all of our investments, which will put those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

•
Volatility in the debt markets could affect our ability to obtain financing for investments or other activities related to real estate assets and the diversification or value of our portfolio, potentially reducing cash available for distribution to our stockholders or our ability to make investments.

•
If we fail to continue to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Compensation to Our Advisor and Its Affiliates
Our advisor and its affiliates receive compensation for services related to this offering and for the acquisition, management and disposition of our assets, subject to review and approval of our independent directors. Set forth below is a summary of the fees and expenses we expect to pay our advisor and its affiliates, including the dealer manager, assuming we sell the midpoint of $750,000,000 and the maximum of $1,500,000,000 in shares in the primary offering and there are no discounts in the price per share. In certain circumstances, our obligation to pay some or all of the fees due to the advisor pursuant to the advisory agreement will be deferred. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Organizational and Offering Stage
Sales Commission — Dealer Manager
6.5% of gross offering proceeds from the sale of shares in the primary offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.

$48,750,000/$97,500,000
Dealer Manager Fee — Dealer Manager
3.5% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the distribution reinvestment plan.

$26,250,000/$52,500,000
Organization and Offering Expenses — Advisor and Affiliates
We reimburse our advisor for organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We expect organization and offering expenses (other than sales commissions and the dealer manager fee) to be approximately 1.75% or 1.25% of the gross proceeds from the primary offering if we raise the midpoint or the maximum offering amount, respectively.

$13,125,000/$18,750,000
Operational Stage
Acquisition Fees — Advisor
2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. Total acquisition fees and expenses relating to the purchase of an investment may not exceed 6% of the contract purchase price unless such excess is approved by our board of directors, including a majority of our independent directors.

$13,312,500/$26,625,000 (assuming no leverage) $38,035,715/$76,071,429 (assuming leverage of 65% of the cost of our investments)
Acquisition Expenses — Advisor
In addition to the acquisition fee payable to our advisor, we reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close).

Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.
Investment Management Fees — Advisor
A monthly amount equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated by including acquisition fees, acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.

Actual amounts depend upon the aggregate cost of our real estate investments, and therefore cannot be determined at this time.

Other Operating Expenses — Advisor
Reimbursement of expenses incurred in providing services to us, including our allocable share of our advisor's overhead, such as rent, employee costs, utilities and IT costs. We do not reimburse for employee costs in connection with services for which our advisor or its affiliates receive acquisition fees, investment management fees or disposition fees or for the employee costs our advisor pays to our executive officers. Our charter limits the our total operating expenses (as defined in the charter) during any four fiscal quarters to the greater of 2% of our average invested assets or 25% of our net income for the same period, which we refer to as the “2%/25% Limitation".

Actual amounts recorded are dependent upon the amount of services provided and the 2%/25% Limitation, and therefore cannot be determined at this time.
Property Management Fees — Affiliated Property Manager
A percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property is equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors. See “Management — Affiliated Property Manager.” Our property manager may subcontract with third party property managers and is responsible for supervising and compensating those third party property managers.

Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are located and the property types acquired, and therefore cannot be determined at this time.

Leasing Fees — Affiliated Property Manager
In addition to property management fees for certain commercial properties, we pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee is in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the property leased; provided, however, that such leasing fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such leasing fee is fair and reasonable in relation to the services being performed.

Actual amounts depend upon the customary leasing fees in the region in which the properties are acquired and, therefore, cannot be determined
Independent Directors' Compensation Plan - Independent Directors
On April 15, 2010, we granted to each of our independent directors an initial grant of 5,000 shares of restricted common stock upon raising $2,000,000 in offering proceeds in a private offering. Each new independent director that joins our board of directors receives 5,000 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director's re-election to our board of directors, he or she receives 2,500 shares of restricted common stock. The shares of restricted common stock generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director's service as a director due to his or her death or disability, or (2) a change in control. See “Management — Compensation of Executive Officers and Directors” and “Management — Long-Term Incentive Plan.”

Actual amounts depend upon awards actually granted, and therefore cannot be determined at this time.
Liquidity Stage
Disposition Fees - Advisor or its Affiliate
If our advisor or its affiliates provide a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property or real estate-related asset, 1.5% of the sales price.

Actual amounts depend upon the sale price of investments, and therefore cannot be determined at this time.

Convertible Stock — Advisor
We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange, or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock — Convertible Stock.”

Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Conflicts of Interest
Our advisor and certain of its affiliates may experience conflicts of interest in connection with this offering and the management of our business, including the following:

•
the directors, officers and key personnel of our advisor must allocate their time between advising us and managing our sponsor’s and our other affiliates’ businesses and the other real estate projects and business activities in which they may be involved;

•
the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and investment management fees payable to our advisor are based upon the cost of assets we acquire and are generally payable regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;

•	the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us;

•	the real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us as well as other affiliates of our sponsor; and

•
the dealer manager is affiliated with our advisor and sponsor and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Leverage
We use, and intend to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of our properties and our real estate-related assets. We believe that careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. We expect that our borrowings will be approximately 65% of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments, after we have invested substantially all of the net offering proceeds from this offering. In order to facilitate investments in the early stages of our operations, we expect to temporarily borrow in excess of our long-term targeted debt level. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of our net assets which generally approximates to 75% of the aggregate cost of our assets. We may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to substantially exceed our net offering proceeds. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of March 31, 2012, we had not borrowed in excess of 300% of our net assets.
Distributions
We have elected to be taxed as a REIT under the Internal Revenue Code, and have operated as such beginning with the taxable year ending December 31, 2010. To qualify as a REIT, we are required to distribute dividends equal to 90% of our annual REIT taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains, to our stockholders. The timing and amount of distributions we pay will be determined by our board of directors in its discretion and may vary from time to time. Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced. Your distributions will begin to accrue on our acceptance of your subscription.
In order to provide additional available funds for us to pay distributions, under certain circumstances our obligation to pay all fees due to the advisor pursuant to the advisory agreement will be deferred up to an aggregate amount of $5,000,000 during our offering stage. If, during any calendar quarter during our offering stage, the distributions we pay exceed our funds from operations (as defined by the National Association of Real Estate Investment Trusts, or NAREIT), plus (1) any acquisition expenses and acquisition fees expensed by us that are related to any property, loan or other investment acquired or expected to be acquired by us and (2) any non-operating, non-cash charges incurred by us, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which is defined in our advisory agreement as “adjusted funds from operations,” the payment of fees we are obligated to pay our advisor will be deferred in an amount equal to the amount by which the distributions paid to our stockholders for the quarter exceed our adjusted funds from operations up to an amount equal to a 7.0% cumulative non-compounded annual return to stockholders’ invested capital, prorated for such quarter. For purposes of this calculation, if our adjusted funds from operations is negative, adjusted funds from operations shall be deemed to be zero.
We are only obligated to pay our advisor for these deferred fees if and to the extent that our cumulative adjusted funds from operations for the period beginning on the date of the commencement of our private offering through the date of any such payment exceed the lesser of (1) the cumulative amount of any distributions paid to our stockholders as of the date of such reimbursement or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from the commencement of this offering through the date of such payment. Our obligation to pay the deferred fees will survive the termination of the advisory agreement and will continue to be subject to the repayment conditions above. We will not pay interest on the deferred fees if and when such deferred fees are paid to our advisor.
Distribution Reinvestment Plan
Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that beginning two years from the date of the commencement of this offering, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated net asset value per share, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days notice to our stockholders. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.
Share Repurchase Plan
Our share repurchase plan may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder. Prior to the completion of our offering stage, the purchase price for shares repurchased under our share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Primary Offering Price
2 years	95.0% of Primary Offering Price
3 years	97.5% of Primary Offering Price
4 years	100.0% of Primary Offering Price
In the event of a stockholder's death or disability(2)	Average Issue Price For Shares(3)
———————————

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock.

(2)
The required one year holding period to be eligible to redeem shares under our share repurchase plan does not apply in the event of death or disability of a stockholder. For purposes of our share repurchase plan a “disability” means (a) the stockholder has received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (b) the determination of such disability was made by the governmental agency responsible for reviewing and awarding the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the “applicable governmental agency.” The applicable governmental agencies are limited to the following: (i) the Social Security Administration; (ii) the U.S. Office of Personnel Management with respect to disability benefits under the Civil Service Retirement System, or CSRS; or (iii) the Veteran’s Administration; and in each case, the agency charged with administering disability benefits at that time on behalf of one of the applicable governmental agencies. Disability determinations by governmental agencies other than those listed above, including, but not limited to, worker’s compensation insurance or the administration or enforcement of the

Rehabilitation Act of 1973, as amended, or the Americans With Disabilities Act, or the ADA, will generally not entitle a stockholder to the terms available for the repurchase of shares. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by (a) the stockholder’s initial application for disability benefits and (b) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge, as the case may be, or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits. As the following disabilities generally do not entitle a worker to Social Security or related disability benefits, they will not qualify as a “disability” for purposes of our share repurchase plan: (a) disabilities occurring after the legal retirement age; (b) temporary disabilities; and (c) disabilities that do not render a worker incapable of performing substantial gainful activity. However, where a stockholder requests the repurchase of shares due to a disability and the stockholder does not have a disability that meets the definition described above, but is subject to similar circumstances, our board of directors may repurchase the stockholder’s shares, in its sole discretion.

(3)	The purchase price per share for shares redeemed upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.
The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.
Notwithstanding the foregoing, following the completion of our offering stage, shares of our common stock will be repurchased at a price equal to a price based upon our most recently established estimated net asset value per share, which we will publicly disclose every six months beginning no later than six months following the completion of our offering stage based on periodic valuations by independent third party appraisers and qualified independent valuation experts selected by our advisor.
We are not obligated to repurchase shares of our common stock under the share repurchase plan. The number of shares to be repurchased during any calendar year is limited to (1) 5% of the weighted average of the number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors.
Our board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. The share repurchase plan will terminate if the shares of our common stock are listed on a national securities exchange.
Real Property Portfolio Operational Data
In addition to providing information mandated by our charter, the Securities Act and the Exchange Act, following each fiscal quarter, we post on our website at www.SteadfastREITs.com, and file with the SEC, certain monthly operational data with respect to each real property in our portfolio. We believe that posting this additional operational data will benefit stockholders by consistently providing current information and greater transparency with respect to the performance of our investments. See “Description of Capital Stock — Reports to Stockholders.”
Liquidity Strategy
In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in greater value for our stockholders. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to our stockholders.
Investment Company Act Considerations
We believe we conduct our operations so that neither we, nor our operating partnership or the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (1) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (2) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.
We believe that we, our operating partnership and the subsidiaries of our operating partnership do not fall within either definition of an investment company as we have invested in real property, rather than in securities, through our wholly and majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly owned or majority-owned subsidiaries, both we and our operating partnership conduct our operations so that they comply with the 40% test. We monitor our holdings to ensure continuing and ongoing compliance with this test.
In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership is engaged primarily or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership are primarily engaged in the non-investment company businesses of these subsidiaries.
Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.
Maintaining compliance with Investment Company Act exceptions limits our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS
An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing shares of our common stock.
General Investment Risks
This is a “blind pool” offering, as a result you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.
As of the date of this prospectus, other than the properties identified in this prospectus, neither we nor our advisor has identified, acquired or contracted to acquire any real properties or other real estate-related assets. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment strategy and policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our future investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.
We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We commenced our operations on August 11, 2010 with our acquisition of the Lincoln Tower property. We, our sponsor and our advisor are newly formed entities and therefore have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history.
We have experienced losses in the past and may experience similar losses in the future.
We incurred a net loss for the years ended December 31, 2011 and 2010. Our losses can be attributed, in part, to the initial start-up costs and operating expenses incurred prior to making investments in properties. In addition, depreciation and amortization expenses substantially reduced our income. We cannot assure you that we will be profitable in the future or that we will recognize growth in the value of our assets.
There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.
There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a particular date. It may therefore be difficult for you to sell your shares of common stock. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase plan but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.
This is a "best efforts" offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.
This offering is being made on a “best efforts” basis. Therefore, the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock, have no firm commitment or obligation to purchase any of the shares of our common stock and may choose to emphasize other REIT products over our offering. If we raise substantially less than the maximum offering amount in this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments we own, the geographic regions in which our real properties are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds and make investments would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Disruptions in the financial markets and deteriorating economic conditions could adversely impact our ability to implement our investment strategy and achieve our investment objectives.
U.S. and global financial markets have experienced extreme volatility and disruption. There has been a widespread tightening in overall credit markets, devaluation of the assets underlying certain financial contracts, and increased borrowing by governmental entities. The recent turmoil in the capital markets resulted in constrained equity and debt capital available for investment in the real estate market, resulting in fewer buyers seeking to acquire real properties, increases in capitalization rates and lower property values. Recently, capital has been more available and the overall economy has begun to improve. However, the failure of a sustained economic recovery or future disruptions in the financial markets and deteriorating economic conditions could impact the value of our investments in properties. In addition, if potential purchasers of real properties have difficulty finding debt to finance property acquisitions, capitalization rates could increase and property values could decrease. Current economic conditions greatly increase the risks of our investments. See “— Risks Related to Investments in Real Estate.”
Recently enacted and potential financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.
On July 21, 2010, President Barack Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” into law. The Dodd-Frank Act represents a significant change in the American financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. As a result, many of the details and much of the impact of the Dodd-Frank Act may not be known for some time and the full extent of the impact of the Dodd-Frank Act on our operations is currently unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.
Further, we may be required to invest significant management attention and resources to evaluate and make any changes necessary to comply with new statutory and regulatory requirements under the Dodd-Frank Act, which may negatively impact results of operations and financial condition.
The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.
In addition to general, regional and national economic conditions, our operating results are impacted by the economic conditions of the specific markets in which we have concentrations of properties. As of the date of this prospectus, of our 11 multifamily properties, four properties are located in the Kansas City, Missouri metropolitan area and three properties are located in Louisville, Kentucky. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for multifamily property space resulting from the local business climate, could adversely affect our property revenue, and hence net operating income.
Our ability to successfully conduct this offering is dependent, in part, on the ability of the dealer manager to hire and retain key employees and to successfully establish, operate and maintain a network of broker-dealers.
The dealer manager for this offering is Steadfast Capital Markets Group, LLC, which we refer to as “Steadfast Capital Markets Group” or our “dealer manager.” Other than serving as dealer manager for this offering, Steadfast Capital Markets Group has no experience acting as a dealer manager for a public offering. The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to hire and retain key employees and to establish, operate and maintain a network of licensed securities broker-dealers and other agents. The success of the dealer manager will be determined in large part by James A Shepherdson, a manager of the dealer manager, and Philip D. Meserve, president and chief executive officer of our dealer manager, and the loss of such services could harm our ability to raise capital. If the dealer manager is unable to hire qualified employees and build a sufficient network of broker-dealers, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.
Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source. For the year ended December 31, 2011, all distributions paid to our stockholders were funded from offering proceeds from our public offering. To the extent we fund distributions from the net proceeds of this offering, we will have less funds available for investment in real properties and real estate-related assets than if our distributions came solely from cash flow from operations and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions, but we may determine to use net proceeds of this offering when borrowings are not available or if our board of directors determines it is appropriate to do so. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.
We may also fund such distributions from advances from our advisor or sponsor or the deferral by our advisor of fees payable under the advisory agreement. Our obligation to pay all fees due to the advisor from us pursuant to the advisory agreement will be deferred during our offering stage to provide additional funds to support the payment of distributions to our stockholders to the extent that the distributions we pay during any calendar quarter exceed our adjusted funds from operations (as defined in our advisory agreement) for such calendar quarter up to an amount equal to a 7.0% cumulative non-compounded annual return on stockholders invested capital, pro-rated for such quarter. The amount of fees that may be deferred is limited to an aggregate amount of $5 million. To the extent we pay distributions at an annualized rate lower than 7.0%, the amount of fees that are required to be deferred by our advisor could decrease. If we pay distributions at an annualized rate that is greater than 7.0%, our advisor is not required to defer fees for the amount equal to the amount paid in excess of a 7.0% annualized distributions. In each case, the amount of fees that are required to be deferred by our advisor may decrease which would reduce the funds we have available for investments. For further discussion of our advisor’s commitment to advance funds to us, see “Description of Capital Stock — Distributions.”
In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our earnings and profits generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”
We established the initial offering price of our shares of common stock on an arbitrary basis and it may not accurately represent the value of our assets. Therefore, the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.
We are currently offering shares of common stock to the public at a price of $10.00 per share in our ongoing public offering. Our board of directors arbitrarily determined the offering price for shares of our common stock that will apply at least during the initial two years of this continuous offering. This initial offering price for shares of our common stock has not been based on appraisals of any assets we own or may own in the future. Beginning two years from the commencement of this offering, our board of directors may, but is not under any obligation to, revise the price at which we offer shares of our common stock to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated net asset value per share and any other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. Therefore, the offering price established from time to time for shares of our common stock may not accurately represent the current value of our assets at any particular time and may be higher or lower than the actual value of our assets. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated net asset value per share in connection with changing the offering price of our shares.

We will not begin providing stockholders with an estimated net asset value per share of our common stock until six months after completion of our offering stage. Therefore, you will not be able to determine the true value of your shares on an on-going basis until the completion of our offering stage.
We will publicly disclose an estimated net asset value per share of our common stock every six months beginning no later than six months following the completion of our offering stage (as defined below). Therefore, you will not be able to determine the true value of your shares on an on going basis during this offering. Our estimated net asset value per share will be based upon periodic valuations of all of our assets by independent third party appraisers and qualified independent valuation experts selected by our advisor. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Our estimated net asset value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated.
Because our charter does not require our listing or liquidation by a specified date, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.
In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as “liquidity event,” that may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. Because our charter does not require us to pursue a liquidity event by a specified date, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.
Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in our stockholders not receiving a full return of their invested capital.
Because a portion of the offering price from the sale of our shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real properties and real estate-related assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.
The percentage of our organizational and offering costs as a percentage of gross offering proceeds may be higher if we raise  less than the midpoint or maximum offering amount in the primary offering.
We reimburse our advisor for organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We estimate that our organizational and offering costs will be approximately 1.75% of gross offering proceeds if we raise the midpoint of $750,000,000 in the primary offering and 1.25% if we raise the maximum of $1,500,000,000 in the primary offering.  If we raise less than the midpoint or the maximum offering amount, our organizational and offering costs as a percentage of gross offering proceeds will likely increase from these estimates (up to a maximum of 5%) and the percentage of offering proceeds available for investment will decrease accordingly.  Additionally, the percentages expressed above are only estimates and there is no guaranty that we will not incur organizational and offering costs in excess of such estimates.  To the extent that our organizational and offering expenses are greater than anticipated, the amount of offering proceeds available for investment will be reduced which may have an adverse effect on our results of operations and our ability to pay distributions to our stockholders.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. See “Description of Capital Stock — Business Combination with Our Advisor.” At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could have an adverse effect on our financial condition and ability to make distributions to our stockholders.
Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our funds from operations would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.
Internalization transactions involving the acquisition of advisors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest or to pay distributions.
You are limited in your ability to have your shares of common stock repurchased pursuant to our share repurchase plan. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.
Our share repurchase plan may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. No shares may be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares. Prior to the completion of our offering stage, we will repurchase shares of our common stock pursuant to our share repurchase plan at a discount from the current offering price based upon how long such shares have been held. Notwithstanding the foregoing, following the completion of our offering stage, shares of our common stock will be repurchased at a price equal to a price based upon our estimated net asset value per share as of our most recent appraisal.
Our share repurchase plan contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, the share repurchase plan limits the number of shares to be repurchased during any calendar year to no more than (1) 5.0% of the weighted average of the number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase plan and you may not be able to sell any of your shares of common stock back to us. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase plan, you may be forced to do so at a discount to the purchase price you paid for your shares. See “Description of Capital Stock — Share Repurchase Plan.”
Our success is dependent on the performance of our advisor and its affiliates.
Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates. Our advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The recent economic recession and accompanying credit crisis negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry. The failure to achieve a sustained economic recovery or a renewed economic downturn could result in continued reductions in overall transaction volume and size of sales and leasing activities that our advisor and its affiliates have recently experienced, and would continue to put downward pressure on our advisor’s and its affiliates’ revenues and operating results. To the extent that any decline in revenues and operating results impacts the performance of our advisor and its affiliates, our financial condition and ability to pay distributions to our stockholders could also suffer.
Additionally, as a recently formed entity, our advisor will rely primarily on the fees it receives pursuant to the advisory agreement and capital from our sponsor to fund its operations and liabilities. If our advisor has insufficient cash from operations to meet its obligations under the advisory agreement and is unable to obtain financing, we would be adversely impacted. For further discussion of the deferral of fees pursuant to the advisory agreement, see "Description of Capital Stock — Distributions.”
If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.
Delays in selecting, acquiring and developing real properties could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this prospectus, we have purchased 11 multifamily properties. If we are unable to access sufficient additional capital, we may suffer from delays locating and acquiring suitable investments.
Events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit and the overall national economy, which could have an adverse effect on our business and our results of operations.
The failure of large U.S. financial institutions in 2009 and the resulting turmoil in the United States financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the United States. The tightening of the U.S. credit markets resulted in a lack of adequate credit and a further economic downturn. Some lenders continue to impose more stringent restrictions on the terms of credit, including shorter terms and more conservative loan-to-value underwriting than was previously customary. The negative impact of the tightening of the credit markets may limit our ability to finance the acquisition of properties and other real estate-related assets on favorable terms, if at all, and may result in increased financing costs or financing with increasingly restrictive covenants.
Additionally, decreasing home prices and increasing mortgage defaults have resulted in uncertainty in the real estate and real estate securities and debt markets. The market for new issuances of commercial mortgage-backed securities, or CMBS, has been significantly reduced as a result of the recent turmoil in the financial markets and banks currently are generally providing limited debt financing with more stringent conditions for investments in real estate-related assets. As a result, the valuation of real estate-related assets has been volatile and is likely to continue to be volatile in the future. The volatility in markets may make it more difficult for us to obtain adequate financing or realize gains on our investments which could have an adverse effect on our business and our results of operations.
We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our real estate will be adversely affected.
The net proceeds of this offering will be used primarily for investments in real properties and real estate-related assets. During the initial stages of the offering, we may not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.
If we cease to retain our advisor or one of its affiliates to perform substantial advisory services for us, we may be required to cease to conduct business under or use the name “Steadfast” or any derivative thereof.
Pursuant to the terms of the advisory agreement, if we cease to retain the advisor or one of its affiliates to perform substantial advisory services for us, we are required, upon receipt of written request from the advisor, to cease to conduct business under or use the name “Steadfast” or any derivative thereof and to change our name and the names of our subsidiaries to a name that does not contain the word “Steadfast” or any other word or words that might, in the reasonable discretion of our advisor, indicate some form of relationship between us and our advisor or its affiliates. If we are required to cease to conduct business under or use the name “Steadfast” or any derivative thereof, it could have an adverse effect on our ability to achieve our investment objectives.
Risks Relating to Our Organizational Structure
Maryland law and our organizational documents limit your right to bring claims against our officers and directors.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result of these limitations on liability and indemnification provisions and agreements, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if indemnification rights were not granted.
The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.
Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.
We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock.
Investors in our common stock do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock may increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 1,000 shares are designated as convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.
Your investment will be diluted upon conversion of the convertible stock.
We have issued 1,000 shares of our convertible stock to our advisor. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8.0% cumulative, non-compounded, annual return on that price, (2) we list our common stock for trading on a national securities exchange or enter into a merger whereby holders of our common stock receive listed securities of another issuer or (3) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (i) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) our enterprise value divided by the number of outstanding shares of our common stock on an as-converted basis as of the date of conversion. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. See “Description of Capital Stock — Convertible Stock.” Upon the issuance of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.
We may grant stock-based awards to our directors, our advisor’s employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.
We have adopted a long-term incentive plan, pursuant to which we are authorized to grant restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents or other stock-based awards to directors, our advisor’s employees and consultants selected by our board of directors for participation in the plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of common stock.
Certain features of our long-term incentive plan could have a dilutive effect on your investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in the offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another entity in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.
The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.
If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor may be entitled to conversion of the shares of our convertible stock it holds and to require that we purchase all or a portion of the limited partnership interests in our operating partnership that it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.
The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.
Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.
Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after this offering ends.
We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.
In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.
For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies — Investment Company Act Considerations.”
Risks Related To Conflicts of Interest
We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.
Our ability to achieve our investment objectives is dependent upon the performance of our advisor. Our success depends to a significant degree upon the continued contributions of certain of the key personnel of our advisor, each of whom would be difficult to replace. We currently do not have key man life insurance on any of our advisor’s personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.
Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.
Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and allows our advisor to earn increased acquisition fees and investment management fees;

•	real property sales, since the investment management fees and property management fees payable to our advisor and its affiliates would decrease upon the disposition of an investment; and

•	the purchase of assets from our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional acquisition fees, investment management fees and property management fees.
Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee in connection with such transactions. Certain potential acquisition fees and investment management fees payable to our advisor and property management fees payable to our property manager will be paid irrespective of the quality of the underlying real estate or property management services. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. This could result in decisions that are not in the best interests of our stockholders.
You will not have the benefit of an independent due diligence review in connection with this offering.
Because the dealer manager, Steadfast Capital Markets Group, is an affiliate of our sponsor, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.
We may compete with affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.
We may compete with affiliates of our sponsor for opportunities to acquire or sell real properties and other real estate-related assets. We may also buy or sell real properties and other real estate-related assets at the same time as affiliates of our sponsor. In this regard, there is a risk that our sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. As a result of our potential competition with affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.
The time and resources that our sponsor and its affiliates could devote to us may be diverted to other investment activities, and we may face additional competition due to the fact that our sponsor and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we do.
Our sponsor and its affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as we do. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers may serve as directors and officers of investment entities sponsored by our sponsor and its affiliates. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, the amount of proceeds raised in this offering and our advisor’s ability to locate and acquire investments that meet our investment objectives. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, other Steadfast affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other Steadfast affiliates than to us.
In addition, we may compete with other Steadfast affiliates for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.
Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our property managers, the dealer manager and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.
Risks Related To Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.
Our investments in real properties will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	the severe curtailment of liquidity for certain real estate-related assets; and

•	rent restrictions due to government program requirements.
All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of real properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the real properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our real properties decreases, we may be forced to dispose of the properties at a price lower than the price we paid to acquire our properties, which could adversely impact our results of operations and our ability to make distributions and return capital to our investors.
Real property that experiences a significant vacancy could be difficult to sell or re-lease.
Commercial real property may experience a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Certain of the real properties we acquire may have some level of vacancy at the time of closing of our acquisition of the property. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. There can be no assurances that we will have the funds available to correct defects or make capital improvements necessary to attract replacement tenants. As a result, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.
We will compete with numerous other persons and entities for real estate assets and tenants.
We will compete with numerous other persons and entities in acquiring real property and attracting tenants to real properties we acquire. These persons and entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real properties or attract tenants to real properties we acquire on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.
Delays in the acquisition of real properties may have adverse effects on our results of operations and returns to our stockholders.
Delays we encounter in the selection and acquisition of real properties could adversely affect your returns. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a real property.
Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.
Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Additionally, we may be required to expend funds to correct defects or to make improvements before a real property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.
In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.
Competition from other apartment communities for tenants could reduce our profitability and the return on your investment.
The apartment sector is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities are located. These competitors may have greater experience and financial strength than us giving them an advantage in attracting tenants to their properties.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.
Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.
Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.
Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.
Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.
We may acquire apartment communities in locations which experience increases in construction of properties that compete with our apartment communities. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and/or

•	substantially reduce our revenues and cash available for distribution to our stockholders.
Our leases with commercial tenants at some of our properties are expected to be short-term leases, which may result in increased operating expenses if those tenants vacate their space and we are forced to locate new tenants.
A portion of our portfolio of real property investments may be comprised of properties with commercial tenants. The leases for these commercial tenants may be short-term leases, ranging from one to five year terms. Short-term leases are generally less desirable than long-term leases because long-term leases provide a more predictable income stream over a longer period. Long-term leases also make it easier for us to obtain longer-term, fixed-rate mortgage financing with principal amortization, thereby moderating the interest rate risk associated with financing or refinancing our real properties portfolio by reducing the outstanding principal balance over time. Short-term commercial leases at our properties increase the risk of an extended vacancy due to the difficulty we may experience in finding new tenants upon the expiration of the leases. Additionally, we may incur significant costs related to leasing commissions and tenant improvements to attract new tenants. To the extent that a portion of our real estate portfolio is leased under the terms of short-term leases, we will be subject to the risks of a less predictable income stream and greater exposure to the fluctuations in market rental rates. We will also be subject to interest rate risks should the short-term leases result in a mismatch with any long-term mortgage financing on the real properties.
Tenant concentrations may decrease the value of our investments.
To the extent we invest in commercial property investments other than multifamily properties, we expect some commerical property will have a few major tenants that lease a significant portion of the property’s leasable space. If any one of these major tenants defaults on its lease, this will reduce the property’s income and overall value. In addition, tenant roll concentration occurs when there are significant leases that terminate in a given year. Tenant concentration creates uncertainty as to the future cash flow of a property or portfolio and often decreases the value a potential purchaser will pay for one or more properties. There is no guarantee that our commercial properties will not have tenant concentration, and if such concentration occurs, it could decrease our ability to pay distributions to our stockholders and the value of your investment.
Actions of joint venture partners could negatively impact our performance.
We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•
that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•
the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.
Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse may be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.
Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.
Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase and we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.
Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.
We will attempt to adequately insure all of our real properties against casualty losses. The nature of the activities at certain properties we may acquire, such as age-restricted communities, may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.
Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.
To the extent we invest in age-restricted communities, we may incur liability by failing to comply with the Housing for Older Persons Act, or HOPA, the Fair Housing Act, or FHA, or certain state regulations, which may affect cash available for distribution to our stockholders.
To the extent we invest in age-restricted communities, any such properties must comply with the FHA, and the HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied units are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.
Risks Associated with Real Estate-Related Assets
Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related assets and debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.
We intend to allocate a portion of our portfolio to real estate-related assets. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments.
During periods of volatility the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently concerns pertaining to the deterioration of credit in the residential mortgage market have adversely impacted almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Only recently have these markets begun to stabilize. Future instability in the financial markets or weakened economic conditions may interfere with the successful implementation of our business strategy.
If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions and other factors that impact the commercial real estate underlying the mortgage loans, which could decrease the value of those loans and the return on your investment.
If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels, economic conditions affecting real estate values and other factors that impact the value of the underlying real estate, including those associated with the financial condition of the tenants leasing the underlying real properties and expenditures associated with the early termination or nonrenewal of a lease, such as tenant improvement costs and leasing commissions. The borrower may also be subject to tenant roll concentration, in which there are significant leases that terminate in a given year and increase the uncertainty of the future cash flow of the property to the borrower and ultimately to us as the holder of the mortgage in the event the borrower defaults. See above “— Risks Related to Investments in Real Estate.” We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties decrease, our risk will increase because of the lower value of the security associated with such loans.

Real estate loans in which we intend to invest, are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. Any of these events could have an adverse effect on the operations of the underlying property and ability of a borrower to repay the loan.
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.
If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates and the value of the loan may decline. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues and the value of the loan will also decrease. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.
Many of our investments in real estate-related assets may be illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions.
Certain of the real estate-related assets that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans will have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal and interest.
Bridge loans may involve a greater risk of loss than conventional mortgage loans.
We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment. In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Our real estate-related assets may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.
We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related assets. The use of interest rate hedging transactions involves certain risks. These risks include: (1) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction; (2) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used; (3) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction; and (4) the possibility that the counterparty fails to honor its obligation. In addition, because we have elected to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2010, for federal income tax purposes we will have limitations on our income sources and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure, our profitability may be negatively impacted by changes in long-term interest rates.
Declines in the market values of the real estate-related assets in which we invest may adversely affect our periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.
A portion of the real estate-related assets in which we invest may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on our income statement. Market values of our investments may decline for a number of reasons, such as market illiquidity, changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those of our investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies. If we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security in our income statement, which will reduce our earnings in the period recognized.
A decline in the market value of our real estate-related assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders. Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
Some of the real estate-related assets in which we invest will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of the real-estate-related assets in which we invest will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.
Risks Associated With Debt Financing
We will incur mortgage indebtedness and other borrowings that may increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.
We intend to continue to finance a portion of the purchase price of real properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, allowances for bad debt or other allowances, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before depreciation and amortization. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with the justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders

(computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow in excess of the borrowing limitations in our charter if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.
High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.
Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. To the extent that we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.
Interest we pay on our debt obligations will reduce our cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.
We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.
Federal Income Tax Risks
Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.
If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Material U.S. Federal Income Tax Considerations.”
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.
Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•
In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•
We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•
If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.
From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. There is no assurance that outside financing will be available to us. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.
To maintain our REIT status, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.
Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.
Complying with REIT requirements may force us to liquidate otherwise attractive investments.
To maintain our REIT status, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations — Requirements for Qualification-General.”
If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
Liquidation of assets may jeopardize our REIT status.
To maintain our REIT status, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements of the safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.
Legislative or regulatory action could adversely affect investors.
In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity”.
A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock.
Retirement Plan Risks
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.
There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI, for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history and commenced operations on August 11, 2010;

•	the fact that we had a net loss for the years ended December 31, 2011 and 2010;

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to successfully identify and acquire real estate and real estate-related assets on terms that are favorable to us;

•	risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments;

•
the fact we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm's length basis and the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS
The following table presents information regarding our intended use of proceeds from the primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the midpoint of $750,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, (2) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (3) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.
Shares of our common stock are being offered in the primary offering to the public at an initial price of $10.00 per share and issued pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Beginning two years from the commencement of this offering, our board of directors may, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated net asset value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,500,000,000 in the primary offering or the entire $150,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $1,500,000,000 in the primary offering or the full $150,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.
The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. Sales commissions and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying sales commissions, the dealer manager fee and our organization and offering expenses, we will use the net proceeds of the primary offering to invest in real estate and real estate-related assets and to pay fees to our advisor for the selection and acquisition of our investments. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase plan. Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. As of March 31, 2012, all distributions had been paid from offering proceeds.

	Midpoint Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$750,000,000	100.00%	$1,500,000,000	100.00%	$1,650,000,000	100.00%
Less Offering Expenses:
Sales Commissions	48,750,000	6.50	97,500,000	6.50	97,500,000	5.91
Dealer Manager Fee	26,250,000	3.50	52,500,000	3.50	52,500,000	3.18
Organization and Offering Expenses(1)	13,125,000	1.75	18,750,000	1.25	18,750,000	1.14
Net Proceeds(2)	$661,875,000	88.25%	$1,331,250,000	88.75%	$1,481,250,000	89.77%
Less:
Acquisition Fees(2)(3)	13,200,000	1.76	26,625,000	1.78	29,625,000	1.80
Acquisition Expenses(3)	4,950,000	0.66	9,984,375	0.67	11,109,375	0.67
Estimated Amount Available for Investments(3)(4)	$643,725,000	85.83%	$1,294,640,625	86.30%	$1,440,515,625	87.30%

(1)
Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, transfer agent costs and bona fide out-of-pocket due diligence costs. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of the gross proceeds from the primary offering.

(2)
This table excludes debt proceeds. To the extent we fund investments with debt, as we expect, the total amount of funds used for investment and the amount of acquisition fees will be proportionately greater.

(3)
The estimated amounts available for investments will also be used to pay customary third party acquisition expenses, such as legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6% of the aggregate contract price of all real properties acquired by us. We expect acquisition expenses will constitute 0.75% of net proceeds of our primary offering if we raise the maximum amount offered. Until required in connection with the acquisition of our investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase plan. We cannot predict the precise participation rate in our distribution reinvestment plan and we may not raise the entire $150,000,000 pursuant to our distribution reinvestment plan.

(4)
We do not anticipate establishing a general working capital reserve out of the proceeds of this offering during the initial stages of the offering; however, we may establish capital reserves from offering proceeds with respect to particular investments as required by our lenders. We also may, but are not required to, establish annual cash reserves out of cash flow generated by our investments or out of net cash proceeds from the sale of our investments.

MULTIFAMILY PROPERTY MARKET OVERVIEW
Multifamily Sector Overview
The multifamily sector remains a viable part of the real estate market that is likely to continue experiencing positive gains over the next several years as the U.S. economic recovery continues to strengthen. We believe the national apartment sector is recovering as markets have started to experience significant growth and expansion. In fact, according to the Lakemont Group, an independent real estate and economic consulting firm based in Winter Park, Florida, apartment vacancies across the U.S. are currently falling from recent highs and have returned to historic norms in many instances. In most markets, lease concessions are declining and rent growth has returned to historical rates in many markets. We anticipate that the cyclical upturn in the economy, increased employment rates, favorable demographic trends, increases in immigration rates, stabilization in the residential housing market and modest new apartment supply will continue to improve apartment market performance.
 We believe that the expected increase in demand for apartments presents attractive near-term and longer term investment opportunities in the multifamily sector. We specifically believe that established apartments represent the most attractive investment within the multifamily sector. Established apartments are typically older, more economical units that cater to the middle income segment of the workforce with monthly rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. According to the U.S. Census Bureau, 54% of Americans have household incomes between $25,000 and $100,000. As a result, the demand for units at these properties is higher compared to other types of multifamily properties and their overall demand is generally more stable in all economic cycles. We believe these properties are well positioned for the current economic and anticipated demographics trends. Further, the current pricing of these assets offers the potential for relatively higher yields than newer apartments.

The Demand Outlook
Employment
The unemployment rate rose to historically high levels during the recent recession as almost all industries reduced employment. In October 2009, the national unemployment rate reached a high of 10.1%. As the economy starts to recover, the unemployment rate is beginning to decline. The unemployment rate as of March 2012 was 8.2% and the number of unemployed persons has fallen to approximately 12.8 million, according to the U.S. Bureau of Labor Statistics. Historically, increases in employment and apartment occupancy have been highly correlated. The Lakemont Group projects that significant job creation will likely occur by the end of 2012, with the unemployment rate expected to decline to approximately 8.0% by year end. The unemployment rate is expected to further decline to approximately 7.6% in 2013 and approximately 7.0% by 2014, according to the Lakemont Group. We believe that growth in employment will facilitate renewed demand for apartments and result in an overall improvement in the performance of the multifamily sector. Further, we believe that established apartments are particularly likely to benefit due to anticipated employment growth as they offer rental rates that are more affordable to the working population and are therefore likely to be in higher demand than expensive luxury complexes in this part of the real estate and economic cycle.
Source: U.S. Bureau of Labor Statistics, Lakemont Group

Homeownership
The U.S. experienced an unprecedented housing boom and resulting bust in the last several years. Homeownership rates climbed to a historic high in 2004, primarily due to easily obtainable credit and less stringent underwriting standards. Today, more stringent lending practices for residential mortgages, higher unemployment levels, damaged credit histories and an overall decrease in consumer confidence have made homeownership more difficult to obtain, especially for those in the 20 to 34 year old demographic and middle-class Americans. Additionally, we believe that the overall economic impact on many U.S. households during the recent recession has made it difficult for many home buyers to meet higher down-payment requirements. As a result of these factors, the homeownership rate in the U.S. has declined from its historic highs to 66.0%, the lowest rate since 1998. It is estimated that each 1% decrease in the homeownership rate results in approximately one million additional renter households. Additionally, we expect the mortgage finance market to remain somewhat constrained over the next few years. We believe that these factors will keep the U.S. homeownership rate below historical rates which will result in increased demand for apartments.

U.S. Homeownership Rate Down
From Peak Levels
% of Homeowner Households
70%
69%
68%
67%
66%
65%
64%
63%
62%
61%
60%
'80
'83
'86
'89
'92
'95
'98
'01
'04
'07
'10

Source: U.S. Census Bureau, Lakemont Group

The “Echo Boom”
According to the Lakemont Group, the relationship in the U.S. between apartment occupancy levels and growth in the absolute number of 20 to 34 year olds is positively correlated as individuals under 35 years of age are the most likely age group to rent apartments. Almost 60% of households made up of 25 to 29 year olds and 80% of households under 25 years of age are renters, according to the U.S. Census Bureau. After the “Baby Boom,” the number of 20 to 34 year olds in the U.S. reached a peak of 63 million in 1986. After 1986, a 13-year decline in the 20 to 34 year old age group occurred and in 1999 the number of 20 to 34 year olds had dropped to 58.8 million. Since the beginning of this decade, however, this trend has begun to reverse, and by 2020, the total number of 20 to 34 year olds will reach almost 68 million, according to the U.S. Census Bureau. We believe that this demographic trend will have a favorable impact on multifamily investments and drive additional demand for rental units as the “Echo Boom generation,” the largest generation since the Baby Boomers, comes of age, graduates from college, enters the work force and creates new renter households. Since many of these “Echo Boomers” will be taking entry level positions as they enter the workforce, they are more likely to rent older, established apartments rather than brand new or luxury apartments. This should increase the demand of established apartments relative to demand for newer apartments.
Source: U.S. Census Bureau, Lakemont Group

Immigration
Another factor that impacts demand in the multifamily sector is immigration. According to the Office of Immigration Statistics, in the last decade, an average of one million people legally immigrated to the U.S. annually and the number of legal immigrants to the U.S. is expected to continue to increase over the next decade. In fact, the U.S. Census Bureau forecasts an average of 1.38 million immigrants each year until 2020. Even with conservative immigration assumptions, minorities will make up a large portion of population and household growth in the next decade. According to the Lakemont Group, minority and non-traditional households have a high propensity to rent apartment units. As a result, we believe that apartment demand will increase as immigration to the U.S. continues to increase. According to the Economic Policy Institute, immigrants earn substantially lower incomes than native born workers. As such, they are more likely to demand workforce housing. This immigration trend may result in increased demand for established apartments at a faster rate than demand for new luxury apartments.
Source: U.S. Census Bureau, Lakemont Group
Supply Outlook
We believe that market conditions in the multifamily sector will likely continue strengthening throughout 2012 and beyond due to the low level of new supply expected to enter the market, the continuing improvement of the U.S. economy and the decrease in shadow supply from for-sale housing. Additionally, available financing for development is still relatively constrained, although it is likely to improve over time. We expect new construction to increase by the end of 2012, but given the time lag from approval of a project to its completion, we do not expect new supply to have a significant impact on overall market conditions in the near-term. As a result, we expect new supply in 2012 to remain below long-term averages. According to the Lakemont Group, demand for multifamily units is expected to outpace supply by 1%-2% for the near future, thus further reducing vacancy rates. Additionally, the National Association of Realtors reports that the U.S. may experience deficits of up to 500,000 housing units per year in the near future. The resulting improvement of market conditions in the multifamily sector should enable landlords to increase revenue by eliminating rent concessions and raising nominal rents, which will ultimately improve the performance of investments in the multifamily sector.

Multifamily Starts (5+ Units)
Thousands
700
600
500
400
300
200
100
0
'81
'83
'85
'87
'89
'91
'93
'95
'97
'99
'01
'03
'05
'07
'09
'11

Source: HUD
Apartment Fundamentals
At the end of 2011, national apartment vacancy levels have stabilized at approximately 5% to 6%, which is in line with historic averages. The significant positive net absorption in the apartment sector is due to multiple factors, including increased employment, demographic trends, and the increase in new household formation. According to the Lakemont Group, vacancy rates are likely to remain stable with slight declines throughout 2012 as a result of limited new supply entering the market and increasing growth in the number of renters. Additionally, rent concessions are much less prevalent, causing market rents to stabilize and even increase in many markets. We believe some markets may experience significant rent increases due to greater supply and demand imbalances in such markets.
Apartment Yields
We believe that investments in the multifamily sector will provide an opportunity for attractive returns now and in the future. At present, the market is stabilized and growing due to the steady paced recovery following the recent recession. As these markets continue to normalize, we believe capitalization rates (the ratio between net operating income produced by a property and its cost) will be attractive in many markets for certain assets. As a result, we believe many properties will be able to be purchased well below replacement costs. Given current market conditions, we expect favorable pricing to be more present in the established apartment market than in new luxury apartments where competition amongst investors has been surprisingly strong and capitalization rates have moved substantially lower in this subsector. Further, we believe that investments in established apartments have some unique advantages that may allow for higher relative returns. First, older, more established apartments can be operated with a lower level of operating expenses than newer apartments. Second, established apartments are often located in dense urban environments that face greater restrictions to new development and thus may face relatively less competition when new construction resumes. Third, asset prices appear to have declined more severely for older apartments than newer luxury apartments during the recession. Established apartments therefore may be a better investment value than newer, luxury apartments.
Conclusion
We believe that the stabilization of the housing market and the continued growth in the U.S. economy as a whole will have a positive impact on apartment market fundamentals over the intermediate term. Favorable demographic trends, such as the “Echo Boomers” and new immigrants, continue to underpin the positive outlook for apartment demand while the recent credit crisis has created difficulties for new supply construction. We believe that this economic environment will cause transaction volume to continue to increase at relatively favorable prices, with the noted exception of the luxury segment of the market, as many existing apartment owners find it rational to sell properties, creating potentially attractive investment opportunities during the period in which proceeds of this offering are expected to be invested. Finally, we believe that with respect to market pricing and underlying market fundamentals, established apartments represent the strongest investment segment of the market.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES
Investment Objectives
Our primary investment objectives are to:

•	preserve, protect and return invested capital;

•	pay attractive, stable cash distributions to stockholders; and

•	realize capital appreciation in the value of our investments over the long term.
We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors.
Investment Strategy
We intend to use the net proceeds of this offering to invest in a diverse portfolio of properties located throughout the United States, primarily in the multifamily sector. We seek to acquire and actively manage income-producing apartment properties with the objectives of providing a consistent and secure source of income and maximizing potential returns upon disposition through capital appreciation. Within our multifamily portfolio, we will target established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. See “— Multifamily Investments — Stabilized Properties.” In addition to investments in multifamily properties, we may provide additional diversification through the acquisition of other commercial properties and real estate-related assets. See “— Real Estate-Related Assets.”
While our emphasis will be on established, stable, income-producing multifamily assets, a limited portion of our overall portfolio may include properties that offer value-add opportunities through renovation, redevelopment or repositioning. Further, we may seek to acquire or originate mortgage, mezzanine, bridge, commercial real estate and other real estate loans as well as securities of other real estate companies, all of which we collectively refer to herein as “real estate-related assets,” in each case provided that the underlying real estate generally meets our criteria for direct investment. We may also acquire any other investment that, in the opinion of our board of directors, meets our investment objectives, is consistent with our intent to operate as a REIT and is in our stockholders’ best interests.
After we have invested substantially all of our offering proceeds, we expect that multifamily properties will comprise 75% or more of the aggregate cost of our portfolio and a combination of other real estate assets, real estate-related assets and other investments will not represent more than 25% of the aggregate cost of our portfolio. Our board of directors may revise this targeted portfolio allocation from time to time, or at any time, if it determines that a different portfolio composition is in our stockholders’ best interests.
Real Property Portfolio Investment Characteristics
We expect to acquire a portfolio of properties that is diversified in terms of geography, property type and tenants; although the number and mix of properties acquired will largely depend upon real estate market conditions and other circumstances existing at the time properties are acquired. In pursuing our investment objectives and selecting our real property investments, our advisor will consider a number of factors, including, but not limited to, the following:

•	positioning our overall portfolio to achieve diversity by property type and geography;

•	macroeconomic and microeconomic employment and demographic data and trends of the submarket where the investment is located;

•	regional, market and property specific supply and demand dynamics;

•	transaction size and projected property-level leverage;

•	physical condition of the property and the need for capital expenditures;

•	property location and positioning within its market;

•	design characteristics of the property;

•	types and duration of leases related to the property;

•	adequacy of parking and access to public transportation;

•	income-producing capacity of the property;

•	opportunities for capital appreciation based on property repositioning, operating expense reductions and other factors;

•	potential to otherwise add value to the property;

•	risk characteristics of the investment compared to the potential returns and availability of alternative investments;

•	REIT qualification requirements;

•	liquidity and tax considerations; and

•	other factors considered important to meet our investment objectives.
Our ability to achieve a diversified portfolio depends greatly on the amount of proceeds raised in this offering. We are not limited as to the geographic area in which we may conduct our operations, although we intend to focus on investments in the United States. We are not specifically limited in the number or size of properties we may acquire, or in the percentage of net proceeds of this offering that we may invest in a single property, provided that our board of directors has determined that such an investment is in the best interests of our stockholders.
Multifamily Investments
We intend to invest in a diversified portfolio of multifamily assets throughout the United States. Our investments will include established, stable, income-producing apartment communities that we acquire directly, as well as the purchase of real estate-related assets that are secured by or related to multifamily properties, all of which we believe will produce an attractive and consistent level of income and appreciation. We expect to be able to achieve favorable pricing in the purchase of properties from distressed sellers or lenders who are willing to sell assets to us at a significant discount due to current market conditions. Property owners that need cash in order to support troubled investments or operations may be motivated to sell existing properties at discounted prices. We intend to identify these types of investments through our advisor’s existing network of relationships with owners, lenders, loan servicers and real estate brokers. Additionally, we will seek to acquire mortgages and equity securities of other real estate companies with the intent of ultimately owning the underlying property.
We will primarily seek to acquire apartment communities with 100 or more units and values greater than $10,000,000 located in urban and suburban areas throughout the United States. We believe that competition for smaller properties is greater due to increased availability of debt financing for smaller acquisitions and the reluctance of investors to commit significant equity to single properties. As a result, we may target larger properties with prices well in excess of the minimum target cost, but generally plan to pursue acquisition of properties valued at $10,000,000 to $35,000,000. This price range will allow us to benefit from economies of scale, and may also enable us to better diversify risk across investments and geographic submarkets. We may also pursue opportunities to acquire large portfolios in desirable geographic locations.
Some of the multifamily properties we may acquire may be mixed-use projects, typically with ground floor retail space. Retail space is generally more valuable as an amenity to apartment residents rather than having a significant positive impact on cash flow. Therefore, underwriting for ground floor retail will likely assume limited if any net rental income unless the property has historically generated substantial income from the retail portion or in properties is which the retail space is leased to regional or national tenants with strong balance sheets and/or guarantees.
Stabilized Properties
We intend to focus on apartment communities that are in desirable locations and well constructed, and that produce immediate, stable income. We will generally seek to acquire properties that possess physical occupancy rates between 90% and 95%. We may undertake property level capital improvements (including unit improvements) at our stabilized properties, but generally not the type that require relocation or disruption of existing residents for more than 24 hours. However, we may from time to time invest in stabilized properties that require significant capital improvements or lease-up in order to maximize value and enhance returns.
We intend to diversify our multifamily investments by sub-category of apartment community type. Accordingly, we anticipate that a portion of the multifamily portfolio will be comprised of workforce housing and age-restricted housing. We believe these types of apartment communities tend to have stable occupancy and strong growth potential.
Workforce Housing. We may invest in apartment communities that offer rental rates that are affordable for households earning between 60% and 120% of median income within a geographic area. Workforce housing generally appeals to gainfully employed community workers, such as teachers, nurses, firefighters and office workers, who are not yet able to afford single family homes. Workforce housing meets an essential community need, tends to be located close to employment centers and is generally family-oriented with larger-sized units and child-friendly amenities. We believe that investing in workforce housing is desirable due to its stable occupancy levels and returns, as well as its social value.
Age-restricted Housing. We may invest in age-restricted housing communities, which are apartment communities with amenities and floor plans designed to meet the needs of the growing senior population. Age-restricted properties generally require that all residents be 62 years of age or older, or that 80% of occupied units have at least one person who is 55 years of age or older. All such properties will comply with U.S. Department of Housing and Urban Development, or HUD, rules and regulations and applicable state and local laws. Our age-restricted properties will typically offer appropriate amenities and organized activities for active retired or soon to be retired residents, but will not provide meals, healthcare or similar services beyond the scope of normal rental apartment services.

Redevelopment Properties
We may invest in multifamily properties that are to be developed or redeveloped, but do not expect these investments to exceed 10% of the overall cost of our multifamily property portfolio. These investments will be in properties where major rehabilitation or renovation is necessary and current residents must be relocated for an extended period of time. The property renovations would extend beyond the normal scope of interior improvements or system enhancements and involve structural changes to buildings and common areas and/or an increase in site density. We do not intend to pursue “greenfield” development with the possible exception of providing an additional phase to an existing stabilized property.
Underwriting Process
We will utilize our advisor’s expertise in underwriting multifamily property investments in evaluating potential real estate opportunities to determine whether a potential apartment community satisfies our acquisition criteria. Our advisor and affiliates have over 30 multifamily professionals with key members of management averaging approximately 20 years of experience in various phases of the multifamily real estate investment process, including credit review, real estate underwriting, legal structuring and pricing. In analyzing potential multifamily investment opportunities, our advisor will review all aspects of a transaction with a focus on the following five factors:

•	target location selection;

•	individual property review;

•	income/expense analysis;

•	capital improvement planning; and

•	green initiatives.
Target Location Selection. Our primary acquisition criterion for our multifamily property investments will be location. We intend to invest only in properties with desirable locations that generally have the following characteristics:

•	metropolitan statistical areas, or MSAs, with a population of 250,000 or more;

•	MSAs with a strong commitment to municipal infrastructure such as roads, airports and economic development initiatives;

•	markets where we can benefit from the services and experience of our advisor and its affiliates;

•	proximity to employment centers, retail shopping, vehicular and public transit, and various public and private amenities;

•	stabilized employment rates with strong anticipated job growth;

•	markets with barriers to entry limiting the development of additional supply of the type of property;

•	markets with low historical and current vacancy rates;

•	markets with a limited “shadow market” of both unsold condominium and single family homes competing in the rental market;

•	markets with a significant difference between the cost to rent and the cost to own an entry level home;

•	limited multifamily inventory or new product based upon historical norms and market occupancy;

•	strong underlying land values as a percentage of acquisition costs; and

•	positive demographic trends.
The purchase price of an investment will be underwritten to account for the location and condition of the property. Generally, we expect to pay higher purchase prices with respect to properties in markets that meet all, or a majority of, the characteristics set forth above and/or, properties with stable operations.
We will generally avoid markets with the following characteristics, regardless of whether the property meets the criteria noted above: (1) lack of economic diversity; (2) historical median income growth significantly below the United States average; (3) markets with supply/demand imbalances; and (4) markets with significant seasonal fluctuations in tenancy.
Individual Property Review. When evaluating a particular multifamily property investment opportunity, we will complete several detailed property evaluations, including but not limited to:

•	title and legal review;

•	property condition assessments;

•	environmental site assessments; and

•	appraisal and market studies.

Our advisor will also evaluate the position of each potential property acquisition as compared to other competitive properties in the sub-market. By focusing on the underlying strengths and weaknesses of each property, we expect to more accurately anticipate future performance.
Income and Expense Analysis. In addition to evaluating physical and economic occupancy, income, income and expense growth and controllable operating expenses of potential multifamily property investments, our advisor intends to place particular emphasis upon large non-controllable expenses in evaluating multifamily properties, in particular, property taxes, water and sewer charges and common area electricity. In addition, our advisor may evaluate natural gas use, which can also be a key non-controllable expense for multifamily properties where the owner pays the cost of water heating.
An analysis of local property taxes will be critical for all investments given that most taxing jurisdictions throughout the United States are actively pursuing ways to increase revenues. Our advisor intends to work with property tax evaluation consultants to analyze and manage property taxes throughout the portfolio. Property taxes can be readily forecast in some jurisdictions, such as California, where property tax increases are capped by current law (although there continues to be efforts to remove commercial properties from these caps). Other jurisdictions allow for annual reassessment with no limits on taxes. As a result, all properties will require individual analysis of potential tax liabilities.
Our advisor also intends to analyze utility sources, particularly electric and water, in order to estimate property-level utility costs, as these expenses are often the subject of environmental and judicial mandates that result in expenses increasing at rates substantially greater than general rates of inflation. Due to prolonged drought in parts of the Western United States, this region has experienced extraordinary water rate increases, which were implemented to drive down demand for water use.
Capital Improvement Planning. To ensure that each of the properties we acquire continues to produce attractive levels of rental income during the period in which we anticipate owning the asset, a comprehensive capital improvement plan and long-term capital budget will be prepared for each property prior to the purchase of the property. Improvements and renovations will be based on the quality and current condition of the asset being purchased. Before implementation of the capital improvement plan for an asset, our advisor will utilize the following three-step approach to determine an adequate budget. First, we intend to engage a qualified, third party engineer to assess the physical condition of each property and its mechanical services. Second, we will review the third party report and independently conduct a more detailed evaluation of the property and its potential physical needs. Last, we will evaluate the proposed improvements to ascertain whether the planned improvements will enable the property to remain competitive in the market and generate maximum rental income.
In addition to ensuring that any improvements are completed successfully, our advisor will rely on the three step approach outlined above to complete a long term capital needs assessment. We believe that this assessment can help us manage cash flow to provide for future capital improvements. We believe that making ongoing capital improvements at each asset will facilitate the property’s ability to generate consistent and stable cash flow.
Green Initiatives. We intend to focus on green initiatives that are cost beneficial to each property. As a matter of practice, we will use the following guidelines in the rehabilitation, repair and maintenance of apartment properties:

•	paint with low volatile organic compound (VOC) levels;

•	flooring that is recyclable or made from recycled fibers;

•	high efficiency and/or compact fluorescent lighting in common areas;

•	lighting timers and sensors installed in property offices and common areas;

•	toilets, faucets and shower heads fitted with water saving devices;

•	where possible, water usage will be individually metered or allocated;

•	apartment appliances, HVAC systems, water heating or boiler systems and windows and doors upgraded as necessary with systems and materials meeting current energy efficiency requirements;

•	voice over IP phone systems to minimize the number of phone lines and eliminate most long distance charges; and

•	green product guidelines are used for sourcing cleaning and maintenance supplies.
Each of these green initiatives must reduce operating costs, provide for stable operating costs on a going forward basis or provide a benefits payback period of not more than 36 months in order to be included in the proposed property improvements. In addition, we may consider solar retrofits if the cost-benefit analysis, financial incentive packages and financing options for undertaking those improvements are attractive for purposes of the investment.
Real Estate-Related Assets
We may seek to acquire mortgage and other real estate loans or real estate-related equity securities of other real estate companies, in each case provided that the underlying real estate generally meets our criteria for direct investment. The real estate-related assets we will target include, but are not limited to, first mortgages and other indebtedness secured by high-quality multifamily properties. We will initially target (1) loans that, due to the recent general downturn in economic conditions, are in default or (2) loans that the borrower is unable to refinance and, therefore, the borrower is likely to default, which we refer to as “distressed loans.” Holders of distressed loans must choose between foreclosing upon the real property securing the distressed loan or selling the loan. Many holders of distressed loans generally avoid foreclosure proceedings on the real property securing the distressed loan due to the sometimes lengthy and expensive nature of the foreclosure process. Moreover, many lenders do not have the expertise necessary to effectively manage multifamily real estate and do not wish to incur the costs and liabilities associated with the ownership of real property. An event of default by the borrower under these loans may present us with attractive opportunities to acquire the properties securing these loans through foreclosure in what is commonly referred to as a “loan-to-own” transaction. We may also make equity investments in other real estate companies, especially when we consider it more efficient to acquire an entity that already owns assets meeting our investment criteria than to acquire such assets directly. With over 20,000 multifamily units and more than 5.2 million square feet of industrial, office and retail space acquired, developed or managed over the last decade, our sponsor, its affiliates and staff of over 500 professionals have developed an extensive network of industry relationships, particularly within the multifamily sector. We believe that our sponsor’s exposure to these markets through its prior and current investments, combined with its extensive experience and contacts, will provide our advisor an advantage in identifying holders of distressed loans and other investment opportunities for real estate-related assets.
When determining whether to make investments in real estate-related assets, we will consider such factors as:

•	positioning the overall portfolio to achieve an optimal mix of real estate investments;

•	the diversification benefits of the real estate-related assets relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.
After we have invested substantially all of our offering proceeds, it is expected that the sum of the cost of our real estate-related assets and the cost of our investments in other real estate assets, real estate related assets and other investments will not exceed 25% of the aggregate cost of our portfolio.
Debt Instruments
Our investments in real estate-related assets will focus primarily on acquiring first mortgage loans. We believe that the current credit market conditions provide us with substantial near-term opportunities to invest in these types of assets at a discount to their par value in order to realize predictable income and attractive overall returns. We may invest in mortgage loans structured to permit us to retain the entire loan or to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa). We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing loans originated by third party lenders such as banks, life insurance companies and other owners. We will not make or invest in mortgage loans unless we obtain an appraisal of the underlying property from a certified independent appraiser. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. In evaluating a potential investment in a mortgage loan, we will generally focus upon the quality of the underlying property as opposed to the credit quality of the loan, as we will typically seek to eventually acquire the underlying property securing the loan pursuant to a loan-to-own transaction. However, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification for exceeding such limit due to the presence of other underwriting criteria. We may find such substantial justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.
In addition to investments in first mortgages, we may make selective investments in other real estate-related loans, including second mortgage loans, mezzanine loans, bridge loans and participations in such loans in situations in which we believe that the underlying credit and/or property is attractive and the potential returns to us are significant given the level of associated risk.
In evaluating prospective investments in loans, our advisor will consider factors such as the following:

•	the fundamentals of the underlying property and other collateral by which it is secured, including the factors discussed above under “— Investments in Real Properties — Investment Characteristics;”

•	the ratio of the amount of the investment to the value of the underlying property and other collateral by which the underlying property is secured;

•	the degree of liquidity of the investment;

•	the quality, experience and creditworthiness of the borrower and/or guarantor; and

•	general economic conditions.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Although most loans that we will consider for investment would provide for monthly payments of interest only and repayment of principal at maturity, some loans may also provide for principal amortization.
Equity Securities
We may seek to invest in other real estate companies when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. In most cases, we will evaluate the feasibility of investing in these entities using the same criteria we will use in evaluating a particular property. These investments will be made through the purchase of common or preferred stock or options to acquire stock. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any given time.
Other Property Investments
We intend to invest primarily in multifamily properties and, to a lesser extent, in real-estate related assets. We may, however, also make selective strategic acquisitions of other types of commercial properties that we determine are undervalued and/or will produce stable, secure income and increase in value over time. We believe that the recent downturn in the commercial real estate market has provided an opportunity for us to purchase these types of investment properties at historically low prices during the period in which we will be investing the net proceeds of this offering, thereby enhancing our ability to realize substantial appreciation on the ultimate dispositions of the properties. As a result, we hope to be able to identify undervalued investments at attractive capitalization rates in order to realize higher risk-adjusted returns than have been available from commercial real estate properties acquired in recent years. In addition to our expectation that we will be able to purchase properties at prices significantly lower than prevailing market prices from the last several years, we believe desirable investment opportunities will be more prevalent due to the lack of available credit preventing many property owners from refinancing existing debt. In such instances, we will seek to target distressed sellers of properties in which the fundamental attributes of the underlying property remain sound.
In selecting investments in other property types, we will generally follow the same criteria and guidelines outlined above for multifamily investments, adapted as necessary to meet the unique characteristics of each property type. We intend to invest in a diverse portfolio, including diversity by geography, property type, lease expirations and tenant industries, to reduce the risk profile of our investments and enhance our ability to meet our investment objectives.
General Investment Characteristics
The following sections relate generally to all property investments that may be considered by our advisor in identifying appropriate investments for us.
Form of Ownership
Our investments in real properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (1) directly through our operating partnership or (2) indirectly through wholly-owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of our advisor or other entities. We may also obtain options to acquire real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such re-characterization was successful, deductions for depreciation and cost recovery relating to such real property would be disallowed, interest and penalties could be assessed by the Internal Revenue Service and it is possible that under some circumstances we could fail to qualify as a REIT as a result.
Lease Terms
Consistent with the multifamily industry, we anticipate that the leases we enter into for multifamily units will be for a term of one year or less. These terms provide us with maximum flexibility to implement rental increases when the market will bear such increases and provide us with a hedge against inflation.
We expect that the vast majority of the leases that we enter into for commercial space, other than multifamily properties, will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. In cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such cases, we may not have access to the funds required to pay the operating expenses associated with the real property.
Due Diligence
Prior to acquiring a real property, our advisor will undertake, or will cause a qualified affiliate to undertake, an extensive property and site review. Our advisor will typically also undertake a long-term viability and fair value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics. Depending on the property to be acquired and terms agreed to, our advisor will, or will cause a qualified affiliate to obtain, evaluate and assess, as applicable, the following:

•	a list of the current tenants at the property and the terms of their respective leases;

•	audited financial statements covering recent operations of properties with operating histories to the extent such statements are required to be filed with the SEC;

•	historical net operating income data;

•	historical occupancy rates;

•	a schedule of historical, current year and projected future tenant improvements, leasing commissions and capital expenditures;

•	historical and projected operating expenses along with that of the comparable properties;

•	current and historical data on real estate taxes and potential increases in real estate taxes over the projected term of the investment;

•	competitive rents in the same geographical area for similar properties;

•	historical, current year and projected future utility expenses;

•	service and vendor contracts, parking management agreements, ground lease and property management agreements;

•	existing property leases;

•
all appropriate environmental due diligence assessments and reports, including, but not limited to, a preliminary investigation comprised of record reviews, interviews and physical property inspections intended to identify areas of potential hazardous substance contamination on the property, commonly referred to as a “Phase I environmental site assessment,” and, if deemed necessary based upon the findings of the Phase I environmental site assessment, a second more thorough investigation involving the collection of original samples of soil, groundwater or building materials to test for various environmental contaminants, commonly referred to as a “Phase II environmental site assessment;”

•	an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	an independent roofing report;

•	title and liability insurance policies;

•
evidence that the owner of the property has good and marketable title to the property and can transfer such title to us free and clear of claims on the property from third parties, with the exception of such liens and encumbrances on the property as are acceptable to our advisor;

•	surveys of the property;

•	for properties other than multifamily properties, a certification from each tenant verifying, among other things, the material terms and status of the tenant’s existing lease;

•	current and potential alternative uses of the property; and

•	other documents and materials determined to be material and/or relevant to evaluation of the property.
Acquisitions from Affiliates
We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Conflict Resolution Procedures” and, generally, may not be acquired for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had developed the property. See “Risk Factors — Risks Related to Investments in Real Estate.”

Joint Venture Investments
We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real property investments.
We have not established the specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. Particular terms and conditions or safeguards we will require in joint ventures will be determined on a case-by-case basis after our advisor and board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

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the management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture;

•	our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances; and

•	our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, rights of first refusal or forced redemption rights in connection with transfers.
Any joint ventures with our affiliates will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Our Affiliates.”
Disposition Policies
We will generally acquire properties with an expectation of holding each property for an extended period. However, circumstances might arise that could result in a shortened holding period for certain properties. The period that we will hold our real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop an exit strategy for each investment we make in a property or real estate-related asset, which may be modified over the period we hold the investment in order to conform to changing market conditions and property-level factors. Our advisor will regularly perform a hold-sell analysis on each investment we make in a property or real estate-related asset to determine the optimal time to hold the investment and generate an attractive return for our stockholders. Economic and market conditions may influence us to hold investments for different periods of time. We may sell a property or real estate-related asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Relevant factors our advisor will consider when determining whether to dispose of a property or real estate-related asset include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	benefits associated with disposing of the investment and diversifying and rebalancing our investment portfolio;

•	the opportunity to pursue a more attractive investment;

•	compliance with REIT qualification requirements;

•	the involuntarily liquidation or lease default of a major tenant at a property;

•	the opportunity to enhance overall investment returns through sale of the investment;

•	the fact that the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	our advisor’s judgment that the value of the investment might decline;

•	liquidity benefits with respect to the availability of sufficient funds for the share repurchase plan; and

•	other factors that, in the judgment of our advisor, determine that the sale of the investment is in our stockholders’ best interests.
The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing economic conditions, with a view toward achieving maximum total return for the investment. We cannot assure you that this objective will be realized. The selling price of a real estate property that is net leased will be determined in large part by the amount of rent payable under the leases for such real property and the remaining term of the leases. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received from the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell investments to affiliates. While there is no minimum on the price we must receive in such transactions, a majority of our directors, including a majority of our independent directors not otherwise interested in such transactions, must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Leverage
We use, and intend to use in the future, leverage to provide additional funds to support our investments in properties. We do not intend to leverage our real estate-related assets. We expect that after we have invested substantially all of the proceeds of this offering in properties and real estate-related assets, our debt financing will be approximately 65% of the sum of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments. During the period when we are acquiring our portfolio, we expect to temporarily employ greater leverage in order to quickly build a diversified portfolio of assets. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.
We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or operating partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual real estate property or portfolio of real estate properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of operating partnership-level debt is borrowing under a line of credit. Borrowings under a line of credit may be used to fund acquisitions, to repurchase shares or for any other corporate purpose.
Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 65% target.
There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are precluded from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets. However, we may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.
Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not having a conflict of interest in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings will be reviewed by our board of directors at least quarterly.
Liquidity Strategy
In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of individual or multiple assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our stockholders. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally, the liquidity needs of our stockholders and the federal income tax consequences to our stockholders.
In assessing whether to list our shares on a national securities exchange or pursue another type of liquidity event, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board of directors believed that it would be difficult for stockholders to dispose of their shares after our shares were listed, then that factor would weigh against listing our shares. However, this would not be the only factor considered by our board of directors. If listing our shares still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board of directors may still opt to pursue listing our shares in keeping with its obligations under Maryland law. Our board of directors would also likely consider whether there was a significant demand among our stockholders to sell their shares when making decisions regarding whether to pursue listing our shares or another type of liquidity event. The degree of participation in our distribution reinvestment plan and the number of repurchase requests under the share repurchase plan at the time could be an indicator of stockholder demand to sell their shares.
Investment Limitations
Our charter places certain limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Prior to a listing of our common stock, we may not:

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

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acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly owned subsidiaries of ours or (3) investments in securities, which we refer to as “asset-backed securities,” that are collateralized by a pool of assets, including loans and receivables, that provide for a specific cash flow stream to the holder;

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make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

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issue (1) equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan), (2) debt securities in the absence of adequate cash flow to cover debt service, (3) options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public, if at all, and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options, or (4) equity securities on a deferred payment basis or under similar arrangement;

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invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property if, after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our tangible assets;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

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make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Change in Investment Objectives and Policies
Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our charter, however, may only be amended if approved by a vote of the holders of shares entitled to cast a majority of all of the votes entitled to be cast.
Investment Company Act Considerations
We believe we conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.
We believe that we, our operating partnership and most of the subsidiaries of our operating partnership do not fall within either definition of investment company as we have invested in real property, rather than in securities, through our wholly or majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they are not within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership conduct our operations so that they comply with the 40% test. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership is engaged primarily or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership are primarily engaged in the non-investment company businesses of these subsidiaries.
Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.
For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Whole loans will be classified as qualifying real estate assets, as long as the loans are “fully secured” by real estate at the time our subsidiary originates or acquires the loan but will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. We will treat mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007).
Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.
With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.
Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying real estate assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.
We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets. CMBS and CDOs will also be treated as real-estate related assets.
The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.
Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor continually reviews our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.
We currently have a total of five directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediately family), be associated with us, our advisor, our sponsor or any of our affiliates within the last two years before becoming a director and at such time an independent director may not (1) own any interest in, be employed by, have any material business or professional relationship with or serve as an officer or director of, our advisor, our sponsor or any of their affiliates, (2) serve as a director of more than three REITs organized by our sponsor or its affiliates or advised by our advisor or its affiliates or (3) perform services (other than as an independent director) for us. We refer to our directors who are not independent as our “affiliated directors.”
As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time. Our charter also provides that a majority of our directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience.
Each of our directors will be elected by our stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.
A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, successor directors will be elected by our stockholders. Each director is bound by our charter.
Responsibilities of Directors
The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving our investments in real properties and real-estate related assets;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for the repurchase of shares of our common stock.
Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their responsibilities require. Our directors meet quarterly or more frequently as necessary.
Our directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.
Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and at least a majority of the independent directors. In addition, the independent directors determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and the dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our advisor or any of their affiliates.
As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	the additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.
The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.
Committees of Our Board of Directors
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our board of directors, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an investment committee. Our board of directors does not intend to form a compensation committee as we have no employees.
Audit Committee
The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process. The audit committee is currently comprised of three directors, Messrs. Barker and Dale and Ms. Neyland, all of whom are independent directors. Ms. Neyland serves as the chairman of the audit committee and has been designated as the audit committee’s financial expert.
All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (a) any non-audit services provided by an independent auditor and (b) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we employ and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting. Our independent auditors report directly to the audit committee.
Investment Committee
Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis. The investment committee must at all times be comprised of at least three members, a majority of whom must be independent directors. The current members of the investment committee are Messrs. Emery, Barker and Dale, with Mr. Emery serving as the chairman of the investment committee.
With respect to investments, the investment committee has the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all real estate and real estate-related investments and all investments consistent with our investment objectives, for a purchase price, total project cost or sales price of up to 10% of the cost of our net assets as of the date of investment.
Directors and Executive Officers
Our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Rodney F. Emery	61	Chairman of the Board, Chief Executive Officer and President
Kevin J. Keating	49	Treasurer
Ana Marie del Rio	58	Secretary
James A. Shepherdson	59	Affiliated Director
Scot B. Barker	63	Independent Director
Larry H. Dale	66	Independent Director
Ella Shaw Neyland	57	Independent Director
Rodney F. Emery serves as the Chairman of the Board, Chief Executive Officer and President, a position he has held since our inception in May 2009. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Steadfast Capital Markets Group. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property-management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profits.
Kevin J. Keating serves as our Treasurer, a position he has held since March 2011 and previously served as the corporate controller for our advisor since January 2011 where he has focused primarily on the accounting function and compliance responsibilities for us and our advisor. Prior to joining our advisor, Mr. Keating served as Senior Audit Manager with BDO, USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served an Assistant Controller and Audit Manager for Ernst & Young, LLP from 1988-1999. Mr. Keating holds a Bachelor of Science, Accounting from St. John’s University and is a certified public accountant.
Ana Marie del Rio serves as our Secretary and Compliance Officer, a position she has held since our inception in May 2009. Ms. del Rio also serves as the Chief Operating Officer for Steadfast Companies. Ms. del Rio manages the Human Resources, Information Technology and Legal Services Departments for Steadfast Companies and is responsible for risk management and company-wide communications. She also works closely with Steadfast Management Company, Inc. and SAH Affordable Housing, Inc. in the management and operation of Steadfast Companies’ residential units, especially in the area of compliance. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing, transportation projects, and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California.
James A. Shepherdson serves as one of our affiliated directors, a position he has held since August 2011. Mr. Shepherdson has served as a member of the Board of Managers of Steadfast Capital Markets Group, LLC since February 2011 and has worked in the investment industry for over 30 years. Mr. Shepherdson has also served as a Manager of Crossroads Capital Advisors, LLC and its parent, Crossroads Capital Group, LLC since April, 2011. Mr. Shepherdson served as President of Retirement Services and Senior Executive Vice-President of AXA Equitable Life Insurance Company from August 2005 to March 2011. Mr. Shepherdson had overall responsibility for AXA Equitable's retirement and annuity business, which included wholesale distribution through AXA Distributors, the company Mr. Shepherdson co-founded in 1996. While serving as President and Chief Executive Officer of AXA Distributors from August 2005 to March 2011, Mr. Shepherdson oversaw over $30 billion in sales. From September 2009 to November 2011, Mr. Shepherdson also served as Chairman of AXA Life Europe and Chief Executive Officer of AXA Global Distributors, where he distributed proprietary annuity products through global and national banking institutions throughout Europe. Mr. Shepherdson served as President and Chief Executive Officer of John Hancock Funds, a vertically integrated mutual fund company from May 2004 to July 2005. Mr. Shepherdson served as co-

Chief Executive Officer of MetLife Investors from April 2000 to June 2002. Mr. Shepherdson received a Master of Business Administration degree, with honors, and a Bachelor of Science in Business Administration from the University of Southern California. Mr. Shepherdson holds FINRA Series 22, 26, 39 and 6 licenses.
Scot B. Barker serves as one of our independent directors, a position he has held since September 2009. From December 2002 to his retirement in December 2005, Mr. Barker served as President and Chief Operating Officer of GMAC Commercial Holding Corp., or GMACCH, one of the nation’s largest financiers of commercial real estate, and President of GMACCH Capital Markets Corp. During his tenure at GMACCH, Mr. Barker oversaw the firm’s real estate lending and investing activities in North America, Latin America, Asia and Europe. In 1978, Mr. Barker and several associates formed Newman and Associates, Inc., an investment banking firm specializing in financing affordable multifamily housing with tax exempt municipal securities. Mr. Barker served as Vice-President of Newman and Associates from 1978 to 1984 and as President from 1984 to 1998, when Newman and Associates was acquired by GMACCH. Prior to founding Newman and Associates, Mr. Barker served as Vice-President with Gerwin & Co. from 1973 to 1978. Mr. Barker has been involved in a variety of professional and not-for-profit groups primarily focused on housing related business. Mr. Barker currently serves on the board of directors of the Rocky Mountain Mutual Housing Association and the Colorado Housing Assistance Corporation, where he was a past chairman. Mr. Barker was a past president of the National Housing and Rehabilitation Association and a past member of the Federal National Mortgage Association (Fannie Mae) Housing Impact Advisory Council. Mr. Barker received a Bachelor of Arts from Colorado College and a Master of Business Administration from the University of Denver.
Larry H. Dale serves as one of our independent directors, a position he has held since September 2009. In March 2009, Mr. Dale retired as a Managing Director of Citi Community Capital, or CCC, a leading investment banking group specializing in affordable housing financing and a division of Citigroup’s Municipal Securities Division, where Mr. Dale was responsible for the overall management and oversight of the operation of the division. As an employee of CCC, Mr. Dale was involved in lending decisions and equity sales with us. Mr. Dale joined the predecessor company to CCC in 1997. From July 1987 to January 1997, Mr. Dale served as a Senior Vice President of Federal National Mortgage Association, or Fannie Mae. Prior to joining Fannie Mae, Mr. Dale served from 1984 to 1987 as Vice President of Newman and Associates, Inc., an investment banking firm focused on financing affordable multifamily housing with tax exempt municipal securities. Prior to joining Newman and Associates, Mr. Dale served from 1981 to 1983 as President of Mid-City Financial Corporation, a regional multifamily development, financing, and management firm. From 1971 to 1981, Mr. Dale was employed by the U.S. Department of Housing and Urban Development (HUD), including service as a Deputy to the Assistant Secretary for Housing/FHA Commissioner from 1979 to 1981. Mr. Dale currently serves as Chairman of the Board of the National Equity Fund, Co-Chairman of the Board of the Community Preservation and Development Corporation, Vice-Chairman of Mercy Housing Incorporated’s Board of Trustees, a member of the board of directors and the Executive Committee of the Local Initiative Support Corporation and a member of the Advisory Board of the Paramount Community Development Fund, the Capmark Community Development Fund, the Mercy Loan Fund New Market Tax Credit (NMTC) Advisory Board, the Community Impact NMTC Advisory Board, and the Local Initiatives Support Corporation’s New Markets Support Company’s Board of Managers. Mr. Dale received a Bachelor of Science in Materials Science from Cornell University and a Master of Political Science from the Maxwell School at Syracuse University.
Ella Shaw Neyland, serves as one of our independent directors, a position she has held since October 2011. Ms. Neyland is a Founder and the Chief Financial Officer for Thin Centers MD, or TCMD, which provides medically supervised weight loss programs. Prior to founding TCMD in June 2010, Ms. Neyland was a Founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from June 2009 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor and an owner of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. While with Montecito Medical Investment Company, Ms. Neyland advised the company in the acquisition of 43 medical properties with over two million square feet of space in 13 states and advised the affiliate company, Montecito Property Company, in the acquisition of 8,300 apartments in 29 communities. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, LTD, a privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.
Our directors and executive officers will serve until their successors are elected and qualify. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our advisor. See “ — Our Advisor.”
Compensation of Executive Officers and Directors
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. We do not pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, may be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.
We pay each of our independent directors an annual retainer of $65,000, plus the audit committee chairperson receives an additional $10,000 annual retainer. Each independent director receives $3,000 for each in-person meeting of our board of directors attended, $2,000 for each in-person committee meeting attended and $1,000 for each board or committee telephonic meeting in which such independent director participates. Our independent directors may elect to receive the meeting fees and annual retainer to which they are entitled in shares of our common stock with an equivalent value. All of our directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers or an officer of an affiliate, we will not pay any compensation to such person for services rendered as a director.
We have approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan and is described below. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the full board of directors. Our board of directors, and each of the independent directors, agreed to delay the initial grant of restricted stock until we raised $2,000,000 in gross offering proceeds. On April 15, 2010, we raised $2,000,000 in gross offering proceeds in our private offering and each independent director received his initial grant of 5,000 shares of restricted stock. Each new independent director that joins our board of directors receives 5,000 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she receives 2,500 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control.
We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2011.

Name	Fees Earned or Paid in Cash in 2011	All Other Compensation(1)	Total
Scot B. Barker	$58,500	$55,250	$113,750
Larry H. Dale	$91,000	$22,750	$113,750
James A. Shepherdson(2)	$—	$—	$—
Ella Shaw Neyland	$22,178	$45,500	$67,678
Jeffrey J. Brown(3)	$73,250	$5,688	$78,938
Rodney F. Emery(2)	$—	$—	$—
——————————

(1)
Value of shares of restricted stock issued pursuant to our independent directors’ compensation plan. The amounts shown in this column reflect the aggregate fair value computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

(2)	Directors who are also our executive officers or executive officers or our affiliates do not receive compensation for services rendered as a director.

(3)	Mr. Brown resigned from the board of directors on October 23, 2011.

Long-Term Incentive Plan
We have adopted a long-term incentive plan, which we use to attract and retain qualified directors, officers, employees and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “— Compensation of Executive Officers and Directors”).
Our long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our common stock on the date of grant.
Our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “— Compensation of Executive Officers and Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.
No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.
Our board of directors has authorized and reserved 1,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and our board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in control, all outstanding options and stock appreciation rights granted under the long-term incentive plan will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards granted under the long-term incentive plan, (1) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (2) upon the occurrence of a change in control, the payout opportunities under such awards will vest based on target performance; and (3) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.
The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time, including upon a liquidity event. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.
Limited Liability and Indemnification of Directors, Officers and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received, and then only for expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.
The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•
the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.
The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
Our Advisor
We are externally managed and advised by Steadfast Income Advisor, LLC, a limited liability company formed in the State of Delaware in May 2009 and a subsidiary of our sponsor. We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor is managed by the following individuals:

Name	Age	Position
Rodney F. Emery	61	Chairman of the Board, Chief Executive Officer and President
Kevin J. Keating	49	Treasurer
Ana Marie del Rio	58	Secretary
Mr. Emery will have primary responsibility for the management decisions of our advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of these investments. For biographical information on Messrs. Emery and Keating and Ms. del Rio, see “— Directors and Executive Officers” above.
The Advisory Agreement
Under the terms of our advisory agreement, our advisor uses its best efforts to present to us investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to our advisory agreement, our advisor and its affiliates, manages our day-to-day operations and performs other duties including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.
The above summary is provided to illustrate the material functions that our advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.
The advisory agreement has a one-year term expiring on May 4, 2013, subject to renewals upon mutual consent of our advisor and our independent directors for an unlimited number of successive one year periods. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement. Under the terms of the advisory agreement, neither we nor our advisor are required to provide advance notice prior to a non-renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause” or upon the bankruptcy of our advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.
“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.
In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and all outstanding shares of our convertible stock will convert to shares of our common stock. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
For a detailed discussion of the fees payable to our advisor under the advisory agreement, see “Management Compensation.” That section also describes our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns acquisition or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.
Our sponsor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us.
Holdings of Shares of Common Stock and Convertible Stock
Our sponsor has invested $200,007 in us through the purchase of 22,223 shares of our common stock, reflecting that no sales commissions or dealer manager fees were payable on these shares. Our sponsor may not sell these shares for so long as one of its affiliates serves as our advisor. Our advisor currently owns 1,000 shares of our convertible stock, for which it contributed $1,000. Our advisor also contributed $1,000 to our operating partnership in exchange for its limited partnership interest in our operating partnership. We are the sole general partner of our operating partnership. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.
Affiliated Dealer Manager
Steadfast Capital Markets Group, LLC, or Steadfast Capital Markets Group, serves as the dealer manager for this offering. Steadfast REIT Holdings, LLC, or Steadfast Holdings, an affiliate of our sponsor, currently owns all of the outstanding membership interests of Steadfast Capital Markets Group. Messrs. Emery and Shepherdson, our two affiliated directors, serve on the Board of Managers of Steadfast Capital Markets Group. The dealer manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of our common stock offered pursuant to this prospectus. We pay the dealer manager a sales commission equal to 6.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, the dealer manager has no experience acting as a dealer manager for a public offering.
The following provides biographical information on Mr. Phillip D. Meserve, President, Chief Executive Officer and member of the Board of Managers of our dealer manger.

Mr. Meserve has overall responsibility for the sales and marketing of Steadfast Companies’ alternative investment products as well as has supervisory responsibility for Steadfast Capital Markets Group. With more than 25 years of experience in the investment industry, Mr. Meserve has comprehensive experience in the sales and distribution of life and annuity products, mutual funds and private placements through institutional and financial intermediaries. Mr. Meserve was part of the team that successfully launched and developed the distribution organizations for both MetLife Investors and Fidelity Investments and subsequently oversaw the ascension of these companies to a top five position within their respective markets. Most recently Mr. Meserve served as a senior vice president with AXA Equitable where he had overall responsibility for the sales of variable annuities to more than 650 broker dealers. During his tenure with AXA, Mr. Meserve oversaw $25 billion in annual variable annuity sales — making AXA a top five ranked annuity company in the United States. Mr. Meserve received a Bachelor of Science in Business from Kansas State College and attended the Financial Services College at the Wharton School of Business. He holds his FINRA 6, 7, 24, 26 and 63 licenses.
Affiliated Property Manager
As discussed below, certain of our real properties are managed and leased by Steadfast Management Company, Inc. or another affiliate of our sponsor. We pay our property manager a market-based fee equal to a percentage of the annual gross revenues of each property owned by us for property management services that is usual and customary for the type of property in the geographic location of the property. In determining the market-based property management fee, our advisor surveys brokers and agents in the area in which the property is located. This survey may be conducted informally by our advisor based upon its experience and contacts in the applicable real estate market. The property management fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that the fee is fair and reasonable in relation to the services being performed. Our property manager may subcontract with a third party property manager and will be responsible for supervising and compensating such third party property manager. In addition to the property management fee, we may pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee is in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the real property leased; provided, however, that such fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fee is fair and reasonable in relation to the services being performed.
Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property managed, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, the dealer manager or certain companies affiliated with them. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity. We do not reimburse our property manager for general overhead costs, as these expenses are included in the fees paid to our property manager.
As of March 31, 2012, Steadfast Management Company, Inc. served as the property manager for the
Lincoln Tower Apartments, the Park Place Condominiums, the Arbor Pointe Apartments, the Clarion Park Apartments, Cooper Creek Village, the Prairie Walk Apartments, the Truman Farm Villas, the Windsor on the River, the Renaissance St. Andrews and the Spring Creek of Edmond.

MANAGEMENT COMPENSATION
Although we have executive officers who manage our operations, we have no paid employees. Our advisor manages our day-to-day affairs and our portfolio of real properties and real estate-related assets. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates, including the dealer manager, in connection with our organization, this offering and our operations, assuming we sell the midpoint of $750,000,000 and the maximum of $1,500,000,000 in shares in the primary offering and there are no discounts in the price per share.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount if Midpoint/Maximum Sold
Organizational and Offering Stage
Sales Commission(1) — Dealer Manager
6.5% of gross offering proceeds from the sale of shares in the primary offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.

$48,750,000/$97,500,000
Dealer Manager Fee(1) — Dealer Manager
3.5% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the distribution reinvestment plan.

$26,250,000/$52,500,000
Organization and Offering Expenses(2) — Advisor and Affiliates
We reimburse our advisor for organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We expect organization and offering expenses (other than sales commissions and the dealer manager fee) to be approximately 1.75% or 1.25% of the gross proceeds from the primary offering if we raise the midpoint or the maximum offering amount, respectively.

$13,125,000/$18,750,000
Operational Stage
Acquisition Fees(3) — Advisor
2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments.

$13,312,500/$26,625,000 (assuming no leverage) $38,035,715/$76,071,429 (assuming leverage of 65% of the cost of our investments)
Acquisition Expenses — Advisor
In addition to the acquisition fee payable to our advisor, we reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close).

Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.
Investment Management Fees(4) — Advisor
A monthly amount equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated by including acquisition fees, acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.

Actual amounts depend upon the aggregate cost of our real estate investments, and therefore cannot be determined at this time.

Other Operating Expenses(5) — Advisor
Reimbursement of expenses incurred in providing services to us, including our allocable share of our advisor's overhead, such as rent, employee costs, utilities and IT costs. We do not reimburse for employee costs in connection with services for which our advisor or its affiliates receive acquisition fees, investment management fees or disposition fees or for the employee costs our advisor pays to our executive officers.

Actual amounts recorded are dependent upon the amount of services provided and the 2%/25% Limitation, and therefore cannot be determined at this time.
Property Management Fees — Affiliated Property Manager
A percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property is equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors. See “Management — Affiliated Property Manager.” Our property manager may subcontract with third party property managers and is responsible for supervising and compensating those third party property managers.

Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are located and the property types acquired, and therefore cannot be determined at this time.

Leasing Fees — Affiliated Property Manager
In addition to property management fees for certain commercial properties, we pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee is in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the property leased; provided, however, that such leasing fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such leasing fee is fair and reasonable in relation to the services being performed.

Actual amounts depend upon the customary leasing fees in the region in which the properties are acquired and, therefore, cannot be determined
Independent Directors' Compensation Plan - Independent Directors(6)
On April 15, 2010, we granted to each of our independent directors an initial grant of 5,000 shares of restricted common stock upon raising $2,000,000 in offering proceeds in a private offering. Each new independent director that joins our board of directors receives 5,000 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director's re-election to our board of directors, he or she receives 2,500 shares of restricted common stock. The shares of restricted common stock generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director's service as a director due to his or her death or disability, or (2) a change in control.

Actual amounts depend upon awards actually granted, and therefore cannot be determined at this time.
Liquidity Stage
Disposition Fees(7) - Advisor or its Affiliate
If our advisor or its affiliates provide a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property or real estate-related asset, 1.5% of the sales price.

Actual amounts depend upon the sale price of investments, and therefore cannot be determined at this time.

Convertible Stock — Advisor
We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange, or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock - Convertible Stock.”

Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.
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(1)
The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)
Organizational and offering expenses include all expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with our offering. Any such reimbursement will not exceed actual expenses incurred by our advisor. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. In addition, to the extent we do not pay the full sales commissions or dealer manager fee for shares sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special, cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering, as required by the rules of FINRA. The estimated organization and offering expenses are based upon the prior experience of the management of our advisor and a review of public filings of other non-listed REITs.

(3)
Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer. The payment of fees to our advisor may be deferred in certain circumstances. See “Description of Capital Stock — Distributions.”

(4)
We pay our advisor an investment management fee to compensate our advisor for the overall management of our portfolio, which services shall include, but not be limited to, the following: (i) serving as our investment and financial advisor and obtaining certain market research and economic and statistical data in connection with our investments and investment objectives and policies; (ii) monitoring applicable markets and obtaining reports, where appropriate, concerning the value of our investments; (iii) monitoring and evaluating the performance of our investments, providing daily investment management services and performing and supervising the various investment management and operational functions related to our investments; (iv) formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our investments on an overall portfolio basis; (v) overseeing the performance by the property manager of its duties and conducting periodic on-site property visits to some or all of our real properties; (vi) coordinating and managing relationships between us and any joint venture partners; and (vii) providing financial and operational planning services and investment portfolio management functions, including, without limitation, the planning and implementation of policies and procedures for establishing our net asset value and obtaining appraisals and valuations with respect to our investments. The payment of fees to our advisor may be deferred in certain circumstances. See “Description of Capital Stock — Distributions.”

(5)
Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year, to the extent that such reimbursements to our advisor cause our total operating expenses to exceed the greater of 2% of our average invested assets, or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(6)
We have adopted a long-term incentive plan, which authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. We currently issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under our independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan). Please see “Management — Compensation of Executive Officers and Directors” and “Management — Long-Term Incentive Plan” for more information about our long-term incentive plan and our independent directors’ compensation plan.

(7)
No disposition fee will be paid for securities traded on a national securities exchange. In the event of a merger or combination that results in any person or group (other than our affiliate) becoming the beneficial owner, directly or indirectly, of 50% of the voting power of our common stock or any transaction pursuant to which our outstanding voting stock is converted into or exchanged for cash, securities or other property, we will pay our advisor a disposition fee based on the aggregate consideration paid in such transaction. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

In connection with the sale of securities, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer.
Our charter limits the maximum amount of the disposition fees payable to our advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our sponsor and its affiliates, some of whom serve as our executive officers and directors. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.
Our Affiliates’ Interests in Other Steadfast Affiliates
General
Our executive officers, two of our directors and the key real estate professionals who perform services for us on behalf of our advisor are also officers, directors, managers, and/or key professionals of our sponsor, the dealer manager and other affiliated entities. These persons have legal obligations with respect to those entities that are similar to, and may from time to time conflict with, their obligations to us and our stockholders. In the future, these persons and other affiliates may organize other real estate programs and acquire, own and manage for their own account real estate investments that may be suitable for us. Certain of our executive officers, directors and the key real estate professionals who perform services for us on behalf of our advisor also currently owe fiduciary obligations to approximately 61 real estate programs that are currently sponsored by or affiliated with our sponsor.
Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, management, leasing or sale of real property or investing in real estate-related assets. None of the affiliates of our sponsor are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.
Allocation of Our Affiliates’ Time
We rely on the key real estate professionals who act on behalf of our advisor for the day-to-day operation of our business. These real estate professionals are also executive officers of our sponsor and its affiliates. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions effecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives. Since these real estate professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these real estate professionals will face conflicts of interest in allocating their time among us, our advisor, other Steadfast affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other Steadfast affiliates than to us. However, we believe that our advisor and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to all of the activities of the Steadfast affiliates in which they are involved.
Competition
We may compete with other Steadfast affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Steadfast affiliates. Our advisor is required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied.
Certain of our sponsor’s affiliates currently own or manage properties in geographic areas in which we have acquired, and expect to acquire, properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Steadfast affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Steadfast affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Steadfast affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ leasing agents, developers, contractors or building managers.
Affiliated Dealer Manager
The dealer manager, Steadfast Capital Markets Group, LLC, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though the dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. The dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Steadfast affiliates that may have investment objectives similar to ours.
Affiliated Property Manager
Our property manager performs property management services for us and our operating partnership. Our property manager is affiliated with our advisor, and in the future there is potential for a number of the members of our advisor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our advisor and our property managers were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager are not the result of arm’s-length negotiations; however, as a result of our property manager’s affiliation with us, all of our agreements with our property manager require approval by a majority of our board of directors (including a majority of our independent directors) as being fair and reasonable to us and on terms and conditions no less favorable to us than those available to unaffiliated third parties. Notwithstanding the foregoing, we nevertheless do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Joint Ventures with Our Affiliates
We may enter into joint ventures or other arrangements with our affiliates to acquire and manage real properties and other real estate assets, subject to approval by our board of directors and the separate approval of our independent directors, including a determination that the investment is fair and reasonable to us and on substantially the same terms and conditions as those received by our affiliates. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Fees and Other Compensation to Our Advisor and its Affiliates
A transaction involving the purchase and sale of a real property or real estate-related asset may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees and property management fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.
Additionally, in advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fact that a liquidity event will likely cause a termination of the advisory agreement resulting in the cessation of fees payable to our advisor and its affiliates. Conversely, upon a liquidity event, our advisor and affiliates may be entitled to receive disposition fees as well as potential consideration related to the conversion of the shares of our convertible stock held by our advisor. In each case, the interests of our advisor may conflict with our stockholders’ interests.
Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the investment management fees and acquisition fees payable to our advisor are based on the cost of assets we acquire and will generally be payable regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest. Additionally, the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us.
Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Allocation of Corporate Overhead
We have agreed to reimburse our advisor for its expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities, information technology costs, and employee costs; provided, however we will not reimburse employee costs in connection with services for which our advisor receives acquisition fees, disposition fees or investment management fees or for the employee costs our advisor pays to our executive officers. See “Management Compensation — Other Operating Expenses.” Our advisor may face conflicts of interest in making its determination of the amount of expenses to be allocated to us and to the other operations of our affiliates. Our charter limits our total operating expenses during any four fiscal quarters to the greater of 2% of our average invested assets or 25% of our net income for the same period.
Conflict Resolution Procedures
As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.
Allocation of Investment Opportunities
Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates of our sponsor. We, our sponsor, our advisor and other affiliates share certain of the same executive officers and key employees. When these real estate professionals direct an investment opportunity to our sponsor, us or any other affiliate, they, in their sole discretion, will have to determine the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. The advisory agreement requires that this determination be made in a manner that is fair without favoring our sponsor or any other affiliate. The factors that these real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and other affiliates;

•	the cash requirements of our sponsor and its affiliates;

•	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;

•	the policies of our sponsor and its affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.
If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity.
Independent Directors
Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is reasonable and is applied fairly to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by our board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•
the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement, and the agreement with the dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

Compensation Involving Our Advisor and its Affiliates
The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.
The independent directors record these factors in the minutes of the meetings at which they make such evaluations. Our independent directors will not approve the renewal of the advisory agreement for an additional one-year term if they determine that the compensation that we pay to our advisor and its affiliates is not reasonable in relation to the nature and quality of the services performed based upon the factors set forth above. In such circumstances, we would expect our independent directors to negotiate changes to the fees payable to our advisor and its affiliates in connection with the renewal of the advisory agreement. If the result of such negotiations were not acceptable to our independent directors, our independent directors could ultimately determine that it is in the best interests of our stockholders to hire a third party to serve as our advisor.
Acquisitions, Leases and Sales Involving Affiliates
Due to the potential conflicts of interest we may face in connection with an acquisition of real property from our sponsor, our advisor, our directors or any of their affiliates, our board of directors has determined that our general policy will be to not purchase any real property from our sponsor, our advisor, our directors or any of their affiliates. We do not intend to deviate from this policy unless exceptional circumstances arise in which our board of directors, in the exercise of its fiduciary duties to our stockholders and in consideration of this policy, determines that a particular purchase of property presents a compelling investment opportunity on terms that are highly favorable to us. Our charter requires that in no event may the purchase price paid for a property acquired from our sponsor, our advisor, any of our directors or any of their affiliates be in excess of the property’s current appraised value and that such transaction must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us.
Mortgage Loans Involving Affiliates
Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our sponsor, our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our advisor, our directors or any of their affiliates.
Loans and Expense Reimbursements Involving Affiliates
We will not make any loans to our sponsor, our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their affiliates.
In addition, our directors and officers, our sponsor, our advisor and any of their affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management Compensation.”

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of real estate programs sponsored, managed or advised by our sponsor, Steadfast REIT Investments, LLC, and its affiliates, which we refer to as “prior real estate programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which are included in Appendix A to this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates. The returns to our stockholders will depend in part on the mix of real property and real estate-related assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our investment portfolio is unlikely to mirror in any of these respects the investments made by the prior real estate programs discussed below, the returns to our stockholders will vary from those generated by the prior real estate programs. In addition, all of the prior real estate programs discussed below were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which are subject. Neither our sponsor nor any of its affiliates has significant experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs discussed below will be indicative of our future performance. See the Prior Performance Tables located in Appendix A of this prospectus.
Our Sponsor
Our sponsor, Steadfast REIT Investments, LLC, is one of the Steadfast Companies, a group of integrated real estate investment and development companies organized in 1994 by Rodney F. Emery that acquire, develop and manage real estate within the United States and Mexico. The management team of Steadfast Companies is led by Mr. Emery, who has over 36 years experience in commercial real estate investment and development. Steadfast Companies currently owns and/or manages approximately 15,000 multifamily units, four retail shopping malls, three resort hotel properties in Mexico and various other commercial real estate developments. Steadfast Companies currently employs a staff of over 500 professionals.
During the ten year period ended December 31, 2011, Steadfast Companies has, directly and indirectly, sponsored 49 privately offered prior real estate programs, which include syndicated tax credit programs. These prior real estate programs raised approximately $286 million from investors and invested primarily in multifamily, office, retail, industrial and hospitality properties.
We may conduct this offering in conjunction with existing and future offerings by other public and private real estate programs sponsored by Steadfast Companies. To the extent that these programs have the same or similar objectives as ours or involve similar or nearby properties, the programs may be in competition with the properties we acquire or seek to acquire.
Prior Performance
The Prior Performance Tables included in Appendix A to this prospectus set forth information regarding certain prior real estate programs with investment objectives similar to ours, as of the dates indicated therein, as to: (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results (Table III); (4) results of completed prior real estate programs (Table IV); and (5) results of sales or disposals of properties for prior real estate programs (Table V). Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part provides certain additional information relating to properties acquired by certain prior real estate programs. Upon written request, we will furnish a copy of such table to you free of charge.
Summary Information
Capital Raising
During the ten year period ended December 31, 2011, the total amount of funds collectively raised from investors in the 49 prior real estate programs was approximately $286 million. These funds were invested in 146 real estate projects throughout the United States and Mexico, inclusive of multifamily, retail, office, industrial, and hospitality properties, with an aggregate cost (including initial equity, initial debt, and subsequent property repositioning costs through additional equity and/or financing), of approximately $1.2 billion. An aggregate of 277 individuals invested in the prior real estate programs, some of which invested capital in multiple properties. See Table I and Table II of the Prior Performance Tables for more detailed information about the experience of Steadfast Companies in raising and investing funds and compensation paid to Steadfast Companies as the sponsor of certain prior real estate programs with investment objectives similar to ours.

Investments
During the ten year period ended December 31, 2011, the prior real estate programs acquired 146 real estate projects, inclusive of 134 existing developments, nine ground-up developments and three raw land investments, located in 18 states in the United States and five cities in Mexico. The table below provides further information about the geographic distribution of these properties:
Properties Acquired

Location	Property Count	Approximate Percentage of Property Count
United States:
Arizona	2	2%
California	42	30
Colorado	4	3
Florida	4	3
Idaho	17	12
Illinois	4	3
Michigan	1	1
Montana	7	5
New Mexico	5	4
Nevada	11	8
Oregon	11	8
Pennsylvania	4	3
South Carolina	2	1
Texas	2	1
Utah	2	1
Virginia	2	1
Washington	18	13
Wisconsin	2	1
Sub Totals	140	100%

Mexico
Cabo San Lucas	2	33%
Ixtapa	1	17
La Paz	1	17
Manzanillo	1	17
San Luis	1	16
Sub Totals	6	100%

Untied States	140	97%
Mexico	6	3
Grand Totals	146	100%

The following table provides a breakdown of the properties acquired by the prior real estate programs for the ten year period ended December 31, 2011, categorized by property type:

Property Type	Number	As an Approximate Percentage of the Aggregate Cost
Commercial:
Office	11	19%
Industrial	2	3
Retail	10	35
Hotels/Casinos	5	3
Raw Land	7	6
Multifamily	111	34
Total:	146	100%
These properties were financed with a combination of debt and offering proceeds.
Dispositions
The prior real estate programs sold or otherwise disposed of 46 of the 146 properties they had acquired during the ten year period ended December 31, 2011, or approximately 31% of the total properties they had acquired, for an aggregate sum of approximately $543 million. Some of the properties sold were originally acquired as part of a portfolio acquisition, and the corresponding purchase price of these properties was based on an internal allocation of the acquisition price amongst the properties in the respective portfolio as compared to a third-party arms length transaction. The total cost of the properties sold was approximately $429 million.
Three Year Summary of Acquisitions
In the three year period ended December 31, 2011, the prior real estate programs acquired one property, through individual and portfolio acquisitions, for an aggregate purchase price of approximately $13 million. The following table provides additional information about these acquisitions:
Properties Acquired:

	Location	Date of Acquisition	Property Type	Purchase Price
Woodranch Office Condominiums	Simi Valley, CA	12/3/2010	Office	$13,112,000
Total Properties Acquired				$13,112,000
The total acquisition and rehabilitation cost for the property acquisition was approximately $13 million, of which $10.5 million, or 80.0%, was financed with mortgage financing with the balance of the acquisition costs funded from additional investors.
See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information regarding the acquisition of properties by the prior real estate programs during the three year period ending December 31, 2011. Upon written request, we will provide a copy of such table to you free of charge.

Syndicated Tax Credit Programs
Included in prior real estate programs described above, which have similar investment objectives to ours, Steadfast Companies has served as the general partner of 38 limited partnerships and a limited partner of 15 limited partnerships, referred to herein as the “syndicated tax credit programs,” during the ten year period ended December 31, 2011. The syndicated tax programs acquired and constructed or rehabilitated affordable apartment properties with funding provided by the syndication of Low Income Housing Tax Credits, or LIHTCs, issuance of tax-exempt municipal bond financing, and/or other government-sponsored subsidy programs such as those sponsored by the U.S. Department of Housing and Urban Development. The syndicated tax programs raised approximately $116 million from 25 investors and provided for the acquisition of over 11,500 multifamily units, the vast majority of which were made available to low income households at affordable rents. In addition, through the stock purchase of an affordable housing company, Steadfast Companies affiliates also serve as the managing partner of 14 syndicated tax funds where they provide monitoring and asset management services for six institutional investors that collectively invested over $232 million. Six of our limited partnerships for which Steadfast Companies served as general partner and controlled property operations were sold during 2011.  These properties were acquired at an aggregate purchase price of $78.5 million and were sold at an aggregate sales price of $188.2 million, resulting in an estimated internal rate of return of 20.9%, exclusive of the tax effect of any potential tax credits.
The primary investment objectives of the syndicated tax credit programs is to provide certain tax benefits to owners in the form of tax credits, which each syndicated credit tax program’s limited partners could use to offset income from other sources.
Adverse Business Developments
The downturn in the economy and accompanying credit crisis has had an adverse impact upon certain prior real estate programs sponsored by Steadfast Companies. As is common among commercial property owners during this type of economic downturn, the rate of leasing of available space within commercial projects held by Steadfast Companies has declined, and the rental rates achieved for such properties during this period have been adversely impacted. Steadfast Heritage, LLC was in default on its outstanding debt obligations and entered into an agreement with its lender to purchase the note at a discount. Due to market conditions, a purchase was not consummated and the property was deeded to the lender in September, 2011. Currently, Steadfast Everett, LLC is in default on the outstanding debt obligation and is in negotiation with its lender regarding a possible debt restructure. Steadfast Commons II, LLC and Steadfast Yuba City I, LLC / Steadfast Yuba City II, LLC are also in the process of restructuring existing debt with their lenders. However, aside from its retail properties, each of which is encumbered by non-recourse debt, the adverse effects experienced by Steadfast Companies to date have not been significant.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 1,000 shares are designated as convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.
Common Stock
The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.
Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105
Preferred Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Convertible Stock
Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor for an aggregate purchase price of $1,000. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering. However, at no time will the conversion of the convertible stock into shares of common stock result in our advisor holding a majority of the outstanding shares of our common stock.
Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.
Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•
we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock;

•	we list our common stock for trading on a national securities exchange; or

•	our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).
Upon the occurrence of any of the triggering events described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (1) our “enterprise value” (as determined in accordance with the provisions of our charter and defined below) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the aggregate purchase price paid for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing. In the event of a termination or nonrenewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.
The conversion formula will result in the convertible stock converting into a number of shares equal to approximately 10% of our outstanding common stock if the conversion occurs after stockholders have received at least the aggregate purchase price paid for the outstanding shares of our common stock plus an 8.0% cumulative, non-compounded annual return on the price paid for those outstanding shares. If the triggering event is the result of a sale of the company, the convertible stock will convert into a value equal to 10% of the excess of the consideration paid for the company plus the total distributions paid to our stockholders through such date over the aggregate purchase price paid for the outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock. The example set forth below illustrates how the conversion formula for our convertible stock would work based on a set of purely hypothetical facts in which a triggering event occurs prior to stockholders having received the aggregate purchase price paid for the outstanding shares of our common stock as of the date of the triggering event. The example set forth below assumes the following facts as of the date of the triggering event:

A.	We have sold shares in this offering and our private offering with an aggregate gross offering price of $1 billion.

B.	An 8.0% cumulative, non-compounded, annual return on the $1 billion of gross offering proceeds is equal to $80 million.

C.	Our enterprise value is equal to $1.2 billion.

D.	We have paid an aggregate of $60 million in distributions to stockholders.

E.	We have 101.5 million shares of common stock outstanding on an as-converted basis.
Step 1: Calculate the numerator of the conversion equation, as follows:
Our enterprise value as of the date of the triggering event ($1.2 billion) plus total distributions paid to our stockholders through the date of the triggering event ($60 million) on the then outstanding shares of our common stock equals $1.26 billion.
minus
The aggregate gross offering price for the then outstanding shares of our common stock ($1 billion) plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares ($80 million) equals $1.08 billion.
equals
$180 million ($1.26 billion minus $1.08 billion).
10.0% of $180 million equals $18.0 million.

Step 2: Calculate the denominator of the conversion equation, as follows:
Our enterprise value ($1.2 billion) divided by the number of outstanding shares of our common stock on an as-converted basis (101.5 million) as of the date of the triggering event equals $11.8 per share.
Step 3: Divide the numerator calculated in Step 1 by the denominator calculated in Step 2, as follows:
$18.0 million divided by $11.8 per share equals 1,525,424 shares.
Therefore, an aggregate of 1,525,424 shares of our common stock (or approximately 1,525 shares of our common stock per share of convertible stock) would be issuable to our advisor upon the conversion of our convertible stock upon any of the triggering events described above.
As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board of directors, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by our board of directors, including a majority of the independent directors and our advisor. If the holders of shares of convertible stock disagree with the value determined by our board of directors, then we and the holders of the convertible stock shall name one appraiser each and those two named appraisers shall promptly agree in good faith to the appointment of a third appraiser whose determination of our value shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and the holder of the convertible stock.
Our charter provides that if we:

•
reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•
consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.
Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.
Meetings, Special Voting Requirements and Access To Records
An annual meeting of the stockholders will be held each year on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president and will be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.
The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Restriction on Ownership of Shares of Capital Stock
For us to maintain our REIT status, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to continue to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise result in our loss of REIT status.
Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code related to our REIT status. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of our liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.
Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.
The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.
Distributions
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. The timing and amount of distributions we pay is determined by our board of directors in its discretion and may vary from time to time. Each stockholder’s distributions begins to accrue on the date we mail a confirmation of such stockholder’s subscription for shares of our common stock to such stockholder, subject to our acceptance of such stockholder’s subscription.

Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, use offering proceeds or sell assets to make distributions. In addition, our sponsor and our advisor may advance funds to us to pay distributions and our advisor may defer its receipt of fees from us in order to enable us to pay distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.
We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our shares of common stock on a national securities exchange, nor is it expected that a public market for our shares of common stock will develop.
We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments.
Our long-term policy will be to pay distributions from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments. Our organizational documents permit us to pay distributions from any source, including loans, our advisor’s advances and deferral of fees and expense reimbursements and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us will be reduced.
In order to provide additional funds for us to pay distributions, under certain circumstances our obligation to pay all fees due to the advisor pursuant to the advisory agreement will be deferred up to an aggregate amount of $5,000,000 during our offering stage. If, during any calendar quarter during our offering stage, the distributions we pay exceed our funds from operations (as defined by NAREIT), plus (1) any acquisition expenses and acquisition fees expensed by us that are related to any property, loan or other investment acquired or expected to be acquired by us and (2) any non-operating, non-cash charges incurred by us, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which is defined in the advisory agreement as our “adjusted funds from operations,” the payment of fees we are obligated to pay our advisor will be deferred in an amount equal to the amount by which the distributions paid to our stockholders for the quarter exceed our adjusted funds from operations up to an amount equal to a 7.0% cumulative non-compounded annual return on stockholders’ invested capital, prorated for such quarter. For purposes of this calculation, if our adjusted funds from operations is negative, then adjusted funds from operations shall be deemed to be zero. We are only obligated to reimburse our advisor for these deferred fees if and to the extent that our cumulative adjusted funds from operations for the period beginning on the date of the commencement of our private offering through the date of any such reimbursement exceed the lesser of (1) the cumulative amount of any distributions paid to our stockholders as of the date of such reimbursement or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from the commencement of this offering through the date of such reimbursement. Our obligation to pay the deferred fees will survive the termination of the advisory agreement and will continue to be subject to the repayment conditions above. No interest will accrue on the fees deferred by our advisor.
Distribution Reinvestment Plan
Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that if we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated net asset value per share, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.
Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.
Holders of limited partnership interests in our operating partnership may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at the same price as shares of our common stock.
Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.
Share Repurchase Plan
Our share repurchase plan may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder. Prior to the completion of our offering stage (as defined below), the purchase price for shares repurchased under our share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Primary Offering Price
2 years	95.0% of Primary Offering Price
3 years	97.5% of Primary Offering Price
4 years	100.0% of Primary Offering Price
In the event of a stockholder's death or disability(2)	Average Issue Price For Shares(3)
———————————

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock.

(2)
The required one year holding period to be eligible to redeem shares under our share repurchase plan does not apply in the event of death or disability of a stockholder. For purposes of our share repurchase plan a “disability” means (a) the stockholder has received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (b) the determination of such disability was made by the governmental agency responsible for reviewing and awarding the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the “applicable governmental agency.” The applicable governmental agencies are limited to the following: (i) the Social Security Administration; (ii) the U.S. Office of Personnel Management

with respect to disability benefits under the Civil Service Retirement System, or CSRS; or (iii) the Veteran’s Administration; and in each case, the agency charged with administering disability benefits at that time on behalf of one of the applicable governmental agencies. Disability determinations by governmental agencies other than those listed above, including, but not limited to, worker’s compensation insurance or the administration or enforcement of the Rehabilitation Act of 1973, as amended, or the ADA will not entitle a stockholder to the terms available for the repurchase of shares. Repurchase requests following an award by the applicable governmental agency of disability Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge, as the case may be, or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits. As the following disabilities generally do not entitle a worker to Social Security or related disability benefits, they will not qualify as a “disability” for purposes of our share repurchase plan: (a) disabilities occurring after the legal retirement age; (b) temporary disabilities; and (c) disabilities that do not render a worker incapable of performing substantial gainful activity. However, where a stockholder requests the repurchase of shares due to a disability and the stockholder does not have a disability that meets the definition described above, but is subject to similar circumstances, our board of directors may repurchase the stockholder’s shares, in its sole discretion.

(3)	The purchase price per share for shares redeemed upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.
The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.
Notwithstanding the foregoing, following the completion of our offering stage, shares of our common stock will be repurchased at a price equal to a price based upon our most recently established estimated net asset value per share, which we will publicly disclose every six months beginning no later than six months following the completion of our offering stage based on periodic valuations by independent third party appraisers and qualified independent valuation experts selected by our advisor. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).
Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “repurchase date.” The current offering price of shares of our common stock used to calculate the purchase price per share for shares repurchased prior to the completion of our offering stage will be the offering price as of the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.
We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority will be given to redemption requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase plan and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given redemption period as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability; and, next, pro rata as to other redemption requests.
We are not obligated to repurchase shares of our common stock under the share repurchase plan. We presently intend to limit the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors. There is no fee in connection with a repurchase of shares of our common stock.
The aggregate amount of repurchases under our share repurchase plan is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the 5% limitation outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. The number of shares of our common stock that we may repurchase will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of applicable quarter.
In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase plan.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he or she otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.
Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Business Combination with Our Advisor
Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.
If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, our board of directors will form a special committee comprised entirely of our independent directors to consider a possible business combination with our advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•
the special committee receives an opinion from a qualified investment banking firm, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.
Notwithstanding the foregoing, unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.
Restrictions on Roll-Up Transactions
In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of an entity that would be created or would survive after the successful completion of a roll-up transaction, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.
In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:
– remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or
– receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:

•
which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•
which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•
in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “— Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of investment management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year. Our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of any such transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as material property acquisitions. We file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we provide investors directly with periodic updates, including prospectuses, prospectus supplements and annual and quarterly reports.
Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. You will have the option to “unsubscribe” from the election of electronic delivery of documents on our website. In addition, every electronic communication sent by us will include a website link that will direct you to the website page where such changes to the election to receive electronic delivery of documents can be made. However, in order for us to be properly notified, your revocation must be given to us within a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.
In addition to providing information mandated by our charter and the Securities Act and Exchange Act as set forth above, following each fiscal quarter, we post on our website at www.SteadfastREITs.com, and file with the SEC, certain monthly operational data with respect to each real property in our portfolio. This information may include occupancy levels, average rental rates and data regarding property-level competition. We believe that posting this additional operational data will benefit investors by consistently providing current information and greater transparency with respect to the performance of our investments.
Estimated Net Asset Value Per Share
In addition to the information described under “— Reports to Stockholders” above, we will publicly disclose an estimated net asset value per share of our common stock every six months beginning no later than six months following the completion of our offering stage (as defined below). Our estimated net asset value per share will be determined by our board of directors based upon periodic valuations of all of our assets by independent third party appraisers and qualified independent valuation experts selected by our advisor. At the beginning of each calendar year following the completion of our offering stage, our advisor will develop a staggered valuation plan with the objective of having approximately 25% of all of our real estate properties, by value, valued each quarter by independent appraisers. The valuation plan will be updated quarterly as necessary such that each real estate property will be valued by an independent appraiser at least once during every calendar year. Our real estate related assets will be valued quarterly by qualified independent valuation experts, except in the case of liquid securities, which will be valued quarterly by our advisor based on publicly available information or information provided by third party pricing vendors. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Our estimated net asset value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated net asset value per share in connection with changing the offering price of our shares.
If we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated net asset value per share, as calculated by our advisor, and other factors that our board of directors deems relevant. See “Plan of Distribution — Offering Price.” In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. The factors considered by our board of directors in determining to revise the offering price may include, in addition to changes in our net asset value, our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospective investments made by our advisor and the expected execution of our investment and operating strategies. In connection with revising the offering price, we will disclose the various factors considered by our board of directors in making such determination and the general trends or circumstances relating to the factors considered by our board of directors in making their determination.
Liquidity Events
In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our stockholders. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally, the liquidity needs of our stockholders and the federal income tax consequences to our stockholders.
In assessing whether to list our shares on a national securities exchange or pursue another type of liquidity event, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board of directors believed that it would be difficult for stockholders to dispose of their shares if our shares were listed, then that factor would weigh against listing our shares. However, this would not be the only factor considered by our board of directors. If listing our shares still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board of directors may still opt to pursue listing our shares in keeping with its obligations under Maryland law. Our board of directors would also likely consider whether there was a significant demand among our stockholders to sell their shares when making decisions regarding whether to pursue listing our shares or another type of liquidity event. The degree of participation in our distribution reinvestment plan and the number of requests for repurchases under our share repurchase plan at the time could be an indicator of stockholder demand to sell their shares.

OUR OPERATING PARTNERSHIP
General
Our operating partnership was formed on July 6, 2009 to acquire and hold investments on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests in our operating partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of common stock in a REIT.
We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to limited partnership interests which are equivalent to the distributions made to our stockholders. Finally, a holder of limited partnership interests in our operating partnership may later exchange his limited partnership interests for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.
We are the sole general partner of our operating partnership. Our advisor is currently the only limited partner of our operating partnership. For its limited partnership interests in our operating partnership, our advisor has contributed $1,000 to our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
If we ever decide to acquire properties in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership, or the operating partnership agreement, to provide for redemption rights to the holders of limited partnership interests substantially as set forth under “— Redemption Rights” below.
The following is a summary of certain provisions of the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.
Capital Contributions
As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.
Operations
The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.
Distributions and Allocations of Profits and Losses
The operating partnership agreement generally provides that our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a monthly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one limited partnership interest will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the limited partnership interests).

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of limited partnership interests in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following our liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our real properties and real estate-related assets, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but not be limited to, all:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Redemption Rights
If we decide to acquire properties in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership to provide holders of limited partnership interests with customary redemption rights. We expect the limited partners of our operating partnership would have the right to cause our operating partnership to redeem all or a portion of their limited partnership interests for, at our sole discretion, cash equal to the value of an equivalent number of our shares of common stock, shares of our common stock or a combination of both. If we elect to redeem limited partnership interests for cash, the cash delivered will generally equal the amount the limited partner would have received if its limited partnership interests were redeemed for shares of our common stock and then such shares were subsequently repurchased pursuant to our share repurchase plan. Limited partners, however, would not be able to exercise this redemption right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•
cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their redemption rights only after their limited partnership interests had been outstanding for one year. A limited partner could not deliver more than two redemption notices each calendar year and would not be able to exercise a redemption right for less than $1,000 in limited partnership interests, unless such limited partner held less than $1,000 in limited partnership interests. In that case, he or she would be required to exercise his or her redemption right for all of his or her limited partnership interests.
Change in General Partner
We will generally not be able to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (unless we transfer our interest to a wholly owned subsidiary). If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner.
Transferability of Interests
With certain exceptions, the limited partners will not be able to transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Operating Partnership Agreement
Amendments to the amended and restated operating partnership agreement will require the consent of the holders of a majority of the limited partnership interests including the limited partnership interests we and our affiliates held. Additionally, we, as general partner, will be required to approve any amendment to the amended and restated operating partnership agreement. Certain amendments to the amended and restated operating partnership agreement will have to be approved by a majority of the limited partnership interests held by third party limited partners.

STOCK OWNERSHIP
The following table sets forth the beneficial ownership of our common stock as of March 31, 2012 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.
Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Rodney F. Emery(3)	22,223	*
Scot B. Barker	24,552	*
Larry H. Dale	10,500	*
Ella Shaw Neyland	5,000	*
James A. Shepherdson	—	*
Kevin J. Keating	—	*
Ana Marie del Rio	—	*
All officers and directors as a group	62,275	*
——————————
* Less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, the address of the named beneficial owner is c/o Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.

(2)	None of the shares are pledged as security.

(3)	Includes 22,223 shares owned by Steadfast REIT Investments, LLC, which is primarily indirectly owned and controlled by Rodney F. Emery.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Shareholders” and “— Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Shareholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, and a person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.
This summary does not discuss any alternative minimum tax considerations or any state, local or foreign tax considerations.
This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.
Taxation of Steadfast Income REIT, Inc.
We have elected to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2010. We intend to continue to operate in such a manner as to qualify for taxation as a REIT.
REIT Qualification
We have elected to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2010. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2010, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.
It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to continue to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “— Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.
We have made an election to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ended December 31, 2010. As a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.
Although we have made an election to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ended December 31, 2010, we will nonetheless be subject to federal tax in the following circumstances:

•
We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below;

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income;

•
In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests;

•
In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we will be required to pay a penalty of $50,000 for each such failure;

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification-General”;

•
A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard;

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the acquisition from the corporation, unless the corporation elects to treat the transfer of the assets to the REIT as a deemed sale; or

•	The earnings of our lower-tier entities that are taxable corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Internal Revenue Code defines a REIT as a corporation, trust or association:
(1) that is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3) which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;
(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;
(5) the beneficial ownership of which is held by 100 or more persons;
(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and
(7) which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”
In the event that one of our disregarded subsidiaries ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).
Income Tests
We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the select real estate equity investments held by the REMIC, unless at least 95% of the REMIC’s assets are select real estate equity investments, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of select real estate equity investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met, including the following. The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. To the extent a TRS provides such non-customary services to our tenants, we must pay the TRS at least 150% of the direct cost of providing the services to qualify for a safe harbor from certain penalty taxes on non-arm’s length transactions between a REIT and a TRS. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We will invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.
Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.
Asset Tests
At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.
Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.
A REIT which fails one or more of the asset requirements may nevertheless maintain its REIT qualification (other than a de minimis failure described below), if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.
We monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.
Annual Distribution Requirements
In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a) the sum of:
(1) 90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and
(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus
(b) the sum of specified items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.
In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.
In certain cirumstances, we may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, and we are not required to make them. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be taxed at capital gains rates through 2012 and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
Prohibited Transactions
Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions
We expect to enter into hedging transactions, from time to time, with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. Although the Treasury Department has not yet issued regulations to govern the treatment of stockholders, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” This income would nonetheless be subject to the distribution requirements that apply to the REIT, and could therefore adversely affect its liquidity. See “— Annual Distribution Requirements.” Moreover, the REIT’s excess inclusion income would be allocated among its stockholders. Excess inclusion income will be allocated among shareholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. To the extent that common stock owned by “disqualified organizations” is held in street name by a broker/dealer or other nominee, the broker/dealer or nominee would be liable for a tax at the highest corporate rate on the portion of excess inclusion income allocable to the common stock held on behalf of the disqualified organizations. A regulated investment company or other pass-through entity owning common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker/dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our common stock.
If a subsidiary partnership of ours (not wholly owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we intend to hold substantially all of our assets through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.
Tax Aspects of Investments in Partnerships
We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “— Effect of Subsidiary Entities — Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.
Entity Classification
Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “— Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Income Tests,” and in turn could jeopardize our REIT status. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
Taxation of Holders of Our Common Stock
The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.
Taxation of Taxable U.S. Shareholders
As used herein, the term “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Shareholders on Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. shareholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for “qualified dividend income”, which applies through 2012. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our shareholders (see “— Taxation of Steadfast Income REIT, Inc. — Taxation of REITs in General”), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions, based on current rates. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its common stock, such shareholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.
Shareholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable to capital gains of U.S. shareholders taxed at individual rates). We will notify shareholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Shareholders on the Disposition of Our Common Stock. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other common stock within 30 days before or after the disposition.
A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

New Unearned Income Medicare Tax. Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals' net investment income or the excess of the individuals' modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.
Extension of Reduced Tax Rate Provisions. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended the sunset provisions for certain tax provisions described herein. For taxable years beginning after December 31, 2012, the 15% capital gains tax rate for non-corporate taxpayers is currently scheduled to increase to 20%, and the rate applicable to qualified dividend income will increase to the tax rate then applicable to ordinary income, the maximum rate for which is scheduled to increase to 39.6%.
Information Reporting Requirements and Backup Withholding. We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.
Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient ("covered stock"). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a "first in/first out" basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely manner.
If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, or even make distributions that exceed our current or accumulated earnings and profits, we will report to each stockholder and the IRS (or post on our primarily public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.
Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between "brokers" and are not issued to stockholders or the IRS.
Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt shareholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income will constitute unrelated business taxable income in the hands of most tax-exempt shareholders. See “— Taxation of Steadfast Income REIT, Inc. — Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
We qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of Steadfast Income REIT, Inc. — Requirements for Qualification-General”); and

•
either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders
The term “non-U.S. shareholder” means a holder of our common stock that is not a U.S. shareholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.
Ordinary Dividends. A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Taxation of Steadfast Income REIT, Inc. — Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.
Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non- U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US shareholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. shareholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-US shareholders or subject to withholding tax.

Non-Dividend Distributions. A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.
A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we (i) are not a “United States real property holding corporation” during a specified testing period or (ii) are a domestically controlled qualified investment entity. We believe that we will not be a “United States real property holding corporation,” but no assurance can be provided that we will not become a “United States real property holding corporation” in the future. In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. shareholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non U.S. shareholder that is a corporation. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.
New FATCA Withholding Rules. Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments, including dividends on and gross proceeds from a sale or exchange of shares of our common stock to (i) a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) a non-financial foreign entity unless the foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the foreign entity meets certain other specified requirements. While the Code would apply such withholding obligations to payments made after December 31, 2012, recent proposed regulations would delay withholding with respect to dividends to payments made after December 31, 2013 and with respect to payments of gross proceeds from dispositions of stock to payments of gross proceeds from dispositions of stock occurring after December 31, 2014. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common stock.
U.S. Federal Income Tax Aspects of Our Operating Partnership
The following discussion summarizes certain U.S. federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We include in our income our distributive share of our operating partnership’s income and deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to elect otherwise, it generally will be treated as a partnership for U.S. federal income tax purposes. Our operating partnership is classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation.
Even though our operating partnership will not be treated as an association for U.S. federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) limited partnership interests are not traded on an established securities market and (2) limited partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.
Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership but was not taxable as a corporation because of the qualifying income exception, however, holders of limited partnership interests would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of limited partnership interests would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the limited partner’s “entire interest” in our operating partnership.
We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.
If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.
Income Taxation of Our Operating Partnership and its Partners
Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.
Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein. Under the operating partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.
Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Depreciation Deductions Available to Our Operating Partnership. Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. To the extent that our operating partnership acquires properties in exchange for limited partnership interests in our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership.
Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.
State, Local and Foreign Taxes
We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS
The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Internal Revenue Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA (“ERISA Plans”), plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh plans and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”) and governmental plans, church plans and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements which we refer to as Other Plans. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not address all of the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.
In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether:

•	the investment will be in accordance with the documents and instruments covering the investments by such Benefit Plan or Other Plan;

•	in the case of an ERISA Plan, the plan fiduciary will be able to satisfy his responsibility to the plan whether the investment will provide sufficient liquidity;

•	the investment will produce UBTI to the Benefit Plan; and

•	the plan fiduciary will be able to value the assets in accordance with ERISA or other applicable law.
Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.
ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
Prohibited Transactions
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any party in interest or disqualified person with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.
Plan Asset Considerations
In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides that the term “plan assets” generally is defined as under regulations prescribed by the Department of Labor. Regulations promulgated by the Department of Labor provide guidance, which we refer to as the plan assets regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.
If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
The plan assets regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions to the plan assets regulation described below.
Exception for “Publicly-Offered Securities”
If a Benefit Plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. The plan assets regulations define a publicly offered security as a security that is:

•	“widely-held;”

•	“freely transferable;” and

•
either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933.
The plan assets regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon complete of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.
Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.
If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation.

Exception for Operating Companies
Another exception in the plan assets regulations provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a REOC, or a “venture capital operating company” or a VCOC. Under the plan assets regulation, an entity will qualify VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.
In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.
Exception for Insignificant Participation by Benefit Plan Investors
The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans is not significant. An equity participation in an entity is not deemed to be significant if Benefit Plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, we will prohibit Benefit Plan stockholders from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Although we expect to qualify for this exception, our organizational documents do not restrict ownership of each class of equity interests held by Benefit Plans to less than 25%.
Other Prohibited Transactions
Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.
Annual Valuation
A fiduciary of a Benefit Plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. To assist fiduciaries of a Benefit Plan subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We will begin establishing an estimated value per share of our common stock no later than six months after the completion of our offering stage (as defined below). In establishing an estimated value per share of our common stock, we intend to engage third party appraisers to provide periodic valuations of our real property assets and qualified independent valuation experts to provide periodic valuations of our non-real property assets and liabilities. Our board of directors will approve the estimated per share value established by these valuations, and the estimated per share value will be revised at least annually. We would report this estimated value per share in our annual report and the three quarterly reports that we publicly file with the SEC. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).
With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of that of the following:

•
a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Internal Revenue Code.
IRA and Keogh Investors
Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.
Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.
Acceptance of subscriptions of any Benefit Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

PLAN OF DISTRIBUTION
General
We are publicly offering a maximum of $1,650,000,000 in shares of our common stock in this offering. We are offering up to 150,000,000 shares of our common stock in the primary offering and up to 15,789,474 shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 15,789,474 shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 15,789,474 shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 150,000,000 shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan. Shares of our common stock are being offered to the public in the primary offering at an initial price of $10.00 per share, with discounts available for certain categories of purchasers, subject to adjustment if we extend this offering beyond two years from the date of its commencement, as described below. Shares of our common stock issued to our stockholders pursuant to the distribution reinvestment plan will be sold at an initial price of $9.50 per share, subject to adjustment if we extend this offering beyond two years from the date of its commencement, as described below.
We are offering shares in our primary offering until the earlier of all the shares offered in the primary offering are sold or until July 9, 2013. Under rules promulgated by the SEC, we could continue the primary offering until as late as January 15, 2014. In many states, we renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.
Because this is a “best efforts” offering, Steadfast Capital Markets Group, LLC, or Steadfast Capital Markets Group, the dealer manager, and the participating broker-dealers, must use only their best efforts to sell our shares of common stock and have no firm commitment or obligation to purchase any of our shares of common stock. Other than serving as dealer manager for this offering, Steadfast Capital Markets Group has no experience acting as a dealer manager for a public offering. We will pay the dealer manager a sales commission and a dealer manager fee, as discussed below. Our agreement with the dealer manager may be terminated by either party upon 60 days’ written notice. For additional information about the dealer manager, including information related to its affiliation with us and our advisor, see “Management — Affiliated Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”
Offering Price
Shares of our common stock are being offered to the public in the primary offering at an initial price of $10.00 per share, with discounts available for certain categories of purchasers, and shares of our common stock issued to our stockholders pursuant to the distribution reinvestment plan are sold at an initial price of $9.50 per share. If we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan. In such event, we expect that our board of directors would consider changes in our estimated net asset value per share, as calculated by our advisor, and other factors that our board of directors deems relevant, including, but not limited to, our historical and anticipated results of operations and financial conditions, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospects made by our advisor and expected execution of our investment and operating strategies. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. The adjusted offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated net asset value per share in connection with changing the offering price of our shares.
In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. We have no obligation to adjust the offering price of our shares and any adjustment to the price at which we offer shares in the primary offering or pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors.
Dealer Manager and Participating Broker-Dealer Compensation and Terms
Except as provided below, Steadfast Capital Markets Group, the dealer manager, receives a sales commission of 6.5% of the gross proceeds from the sale of shares of our common stock in the primary offering. The dealer manager also receives 3.5% of the gross proceeds from the sale of shares of our common stock in the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager. We do not pay any sales commission or dealer manager fee for shares of our common stock sold pursuant to our distribution reinvestment plan.
The dealer manager authorizes other broker-dealers who are members of FINRA to sell shares of our common stock. The dealer manager re-allows all of its sales commissions from the sale of shares of our common stock in the primary offering to participating broker-dealers with respect to the shares of our common stock sold by them. The dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The amount of the re-allowance payable to any participating broker-dealer is based on such factors as the number of shares of our common stock sold by the participating broker-dealer and the assistance of such participating broker-dealer in marketing this offering. We will also reimburse the dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses that are included in detailed and itemized invoices.
In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares of our common stock sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering, as required by the rules of FINRA.
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, the table below assumes that all shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Expense	Amount
Sales commissions	$97,500,000
Dealer manager fee	52,500,000
Total	$150,000,000
To the extent permitted by law and our charter, we will indemnify the dealer manager and participating broker-dealers against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.
Volume Discounts
In connection with sales of over $500,000 in shares of our common stock to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of the participating broker-dealer’s sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the shares of our common stock purchased by the qualifying purchaser. The net proceeds to us from sales of our common stock eligible for a volume discount will be the same as other sales of our common stock. The following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Dollar Volume of Shares Purchased	Sales Commission Percentage	Purchase Price per Share to Investor
$500,000 or less	6.5%	$10.00
$500,001 — $1,000,000	5.5%	$9.90
$1,000,001 — $2,000,000	4.5%	$9.80
$2,000,001 — $3,000,000	3.5%	$9.70
$3,000,001 — $5,000,000	2.5%	$9.60
$5,000,001 and above	1.5%	$9.50
All sales commission rates set forth in the table above are calculated assuming a purchase price per share of common stock of $10.00. We will apply the reduced per share purchase price and sales commission set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 share purchase threshold. For example, a purchase of 200,000 shares of our common stock in a single transaction would result in a purchase price of $1,960,000 ($9.80 per share) and sales commissions of $90,000.

To qualify for a volume discount as a result of multiple purchases of shares of our common stock, an investor must use the same participating broker-dealer for each purchase and must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine multiple purchases for the purposes of qualifying for a volume discount if an investor fails to mark the “Additional Investment” space on the subscription agreement. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions, the volume discount will apply only to the current and future investments.
The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.
In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the sales commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.
Only shares of our common stock purchased in the primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining which purchase price discount level an investor is eligible for.
Volume discounts for residents of the State of California will be available in accordance with the volume discount levels set forth in the table above. However, with respect to residents of the State of California, no volume discounts will be granted to any group of purchasers and no subscriptions may be aggregated as part of a combined subscription for purposes of determining the dollar amount of shares purchased.
Other Discounts
The dealer manager has agreed to sell up to 5.0% of the shares of our common stock offered in the primary offering to persons to be identified by us at a discount from the public offering price. We will sell shares in this “friends and family” program at $9.10 per share, which price reflects that no sales commission will be charged on such sales and that the dealer manager fee will be reduced to 1.0% in connection with such sales. We intend to use the friends and family program to sell shares of our common to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals, as well as our directors and officers and the officers and employees of our advisor and its affiliates. The net proceeds to us from sales of our common stock to persons identified by us pursuant to the friends and family program net of commissions and the reduced dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares of our common stock.
Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the sales commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating sales commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates.
Investors may also agree with the participating broker-dealer selling them shares (or with the dealer manager) to reduce the amount of sales commission to zero in the event (1) the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services or (2) the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in shares of our common stock.
We may also sell shares at a discount to the primary offering purchase price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.
If an investor purchases shares of our common stock through one of these channels in the primary offering, we will sell the shares at a 6.5% discount, or at $9.35 per share, reflecting that sales commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels as we do for other sales of shares. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.
Subscription Procedures
To purchase shares of our common stock in this offering, an investor must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of subscription. Investors should make their checks payable to “Steadfast Income REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. If an investor’s subscription is accepted, the subscription funds will be transferred into our general account and the investor will receive a notice of our acceptance and a confirmation of its purchase.
Investors are required to represent in the subscription agreement that they have received a copy of this prospectus. In order to ensure that an investor has had sufficient time to review this prospectus, we will not accept an investor’s subscription until at least five business days after the investor’s receipt of the final prospectus.
An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance of the subscription to the trustee.
Suitability Standards
Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock in this offering by an investor is a suitable and appropriate investment for the investor based on information provided by the investor regarding its financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that an investor:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares of common stock based on the investor’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the investor’s overall financial situation;

•	is in a financial position appropriate to enable the investor to realize the benefits of an investment in our shares of common stock, as described in this prospectus; and

•	has an apparent understanding of:
– the fundamental risks of an investment in shares of our common stock;
– the risk that an investor may lose its entire investment in shares of our common stock;
– the lack of liquidity of shares of our common stock;
– the restrictions on transferability of shares of our common stock;

– the background and qualifications of our sponsors and its affiliates; and
– the tax consequences of an investment in shares of our common stock.
Relevant information for this purpose will include, but not be limited to, an investor’s age, investment objectives, investment experience, income, net worth, overall financial situation and other investments, as well as any other relevant factors. Our sponsor, those selling shares of our common stock on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares of our common stock in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for an investor.
Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of shares acquired by an investor, must also meet the net worth or income standards set forth under “Suitability Standards” immediately following the cover page of this prospectus.
Minimum Purchase Requirements
An investor must initially subscribe for at least $4,000 in our shares of common stock to be eligible to participate in this offering. Unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs in order to satisfy this minimum purchase requirement, provided that each such contribution is made in increments of $100. Investors should be aware that an investment in our shares will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, an investor must also comply with all applicable provisions of the Internal Revenue Code.
After an investor has satisfied the applicable minimum purchase requirement, any additional purchases must be in increments of at least $100, with the exception of purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.
Investments through IRA Accounts
State Street Bank and Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. Investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker-dealer or through the dealer manager at 1-888-223-9951.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Steadfast Companies and its affiliates, property brochures and articles and publications concerning real estate.
The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS
The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and passed upon our qualification as a REIT for federal income tax purposes.

ADDITIONAL INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.
Upon the effectiveness of the registration statement, we will file reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (http://www.sec.gov).You may also read and copy the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.
You may also request a copy of the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at no cost, by writing or telephoning us at:
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
Attn: Investor Relations
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.SteadfastREITs.com, where there may be additional information about our business, although the contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES
The following prior performance tables provide historical unaudited financial information relating to private real estate investment programs sponsored by Steadfast Companies, our sponsor and its affiliates, collectively referred to herein as “prior real estate programs.” These prior real estate programs were not prior programs of Steadfast Income REIT, Inc. The prior real estate programs presented provide an overview of prior Steadfast Companies-managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.
This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.
INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.
All information contained in the tables in this Appendix A is as of December 31, 2011.
Table I — Experience in Raising and Investing Funds. Table I summarizes information of the prior performance of our sponsor in raising funds for the prior real estate programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.
Table II — Compensation to Sponsor. Table II summarizes the compensation paid to our sponsor and affiliates for the prior real estate programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.
Table III — Operating Results of Prior Real Estate Programs. Table III summarizes the operating results for the prior real estate programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.
Table IV — Results of Completed Prior Real Estate Programs. Table IV summarizes the results for the prior real estate programs that have completed operations during the previous five years. The information in Table IV is unaudited.
Table V — Sales or Disposals of Properties for Prior Real Estate Programs. Table V includes all sales or disposals of properties by prior real estate programs within the most recent three years. The information in Table V is unaudited.
Additional information relating to the acquisition of properties by prior real estate programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.
The investment objectives of the prior real estate programs described in the “Prior Performance Summary” section of this prospectus and presented individually in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income producing properties and achieve appreciation in the value of our properties over the long-term with returns anticipated from income and any increase in the value of the properties. Our stockholders will not own any interest in any prior real estate program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Please see “Risk Factors — Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.
These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
This table provides a summary of the experience of our sponsor in investing and raising funds in prior real estate programs for which the offerings have closed in the most recent three years through December 31, 2011. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Woodranch Holdings, LLC
	Dollar Amount	Percentage
Dollar amount offered	$4,900,000	—
Percentage amount raised	__	100%
Less offering expenses:
Selling commissions and discounts retained by affiliates	—	—
Organizational expenses	—	—
Other	—	—
Reserves	—	—
Percent available for investment	—	100%
Acquisition costs:
Prepaid items and fees related to purchase of property	—	—
Cash down payment	—	—
Acquisition fees	2,382,228	48.6%
Other	—	—
Total acquisition cost	$2,382,228	48.6%

Leverage: (financing divided by total purchase price)
Mortgage loan	$10,500,000	67.8%
Other financing	__	__
Total leverage	$10,500,000	67.8%

Date offering began	6/16/2010
Length of offering (in months)	6
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	6

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)
This table sets forth the compensation paid to our sponsor and its affiliates for prior real estate programs for which the offerings have closed in the most recent three years through December 31, 2011. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of prior real estate programs. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

	Woodranch Holdings, LLC	Residential Programs(1)	Hospitality Programs(2)	Syndicated Tax Credit Programs(3)
Date offering commenced	6/16/2010
Dollar amount raised	$4,900,000	—	—	—
Amount paid to sponsor from proceeds of offering:		—	—	—
Underwriting fees	—	—	—	—
Acquisition fees	—	—	—	—
Real estate commissions	—	—	—	—
Advisory fees	—	—	—	—
Financing fee	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor:	—	$131,827,778	—	$876,290
Amount paid to sponsor from operations:
Property management fees	—	$13,509,047	$1,571,261	$55,696
Partnership management fees	—	$464,575	$607,197	—
Reimbursements (4)	—	—	—	—
Leasing commissions	—	—	$663,883	—
Acquisition fees	—	—	—	—
Developer fee	—	$10,907,346	$35,000	—
Construction fee	—	$850,398	$58,353	—
Disposition fee	—	$78,075,377	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Acquisition fees	—	—	—	—
Developer fee	—	—	—	—
Construction fee	—	—	—	—
Disposition fee	—	—	—	—
——————————

(1)	The compensation paid to our sponsor and its affiliates in the most recent three years ended December 31, 2011 from a total of 112 other residential programs.

(2)	The compensation paid to our sponsor and its affiliates in the most recent three years ended December 31, 2011 from a total of 6 other hospitality programs.

(3)	The compensation paid to our sponsor and its affiliates in the most recent three years ended December 31, 2011 from a total of 12 syndicated tax credit programs.

(4)
Certain "pass-through costs", such on-site personnel payroll and certain allocable overhead costs, are paid by the sponsor's integrated organization to obtain cost efficiencies, and therefore are not considered compensation paid.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
The following sets forth the unaudited operating results of prior real estate programs sponsored by our sponsor, the offerings of which have closed in the most recent five years through December 31, 2011; all presented on a tax basis rather than on a GAAP basis. The tax depreciation may be accelerated compared to the GAAP basis. In addition, there are expenses that may be capitalized on a GAAP basis but expensed on a tax basis, such as interest, property taxes, pursuit costs and other expenses, resulting in higher tax expenses in operations. The differences between GAAP basis and tax basis may be significant. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	Steadfast-BLK, LLC (Sunrise Mall)
	2011	2010	2009	2008	2007
Gross revenues	$9,711,380	$10,280,736	$11,090,928	$10,956,729	—
Profit on sale of properties	—	—	—	—	—
Less:
Operation expenses	(4,920,727)	(5,123,075)	(5,599,482)	(5,254,745)	—
Interest expense	(5,036,998)	(5,038,177)	(5,025,002)	(4,643,286)	—
Depreciation	(2,152,492)	(2,152,560)	(2,138,806)	(1,882,564)	—
Net income (loss) - (TAX Basis)	$(2,398,837)	$(2,033,076)	$(1,672,362)	$(823,866)	—
Taxable income (loss):
From operations	$(2,398,837)	$(2,033,076)	$(1,672,362)	$(823,866)	—
From gain on sale	—	—	—	—	—

Cash generated from operations	$165,541	$(367,413)	$603,480	$1,483,556	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated	$165,541	$(367,413)	$603,480	$1,483,556	—
Less cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	$165,541	$(367,413)	$603,480	$1,483,556	—
Less special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$165,541	$(367,413)	$603,480	$1,483,556	—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss):
From operations	$(89)	$(75)	$(62)	$(31)	—
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors source (on TAX basis):
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

	Steadfast Roseville II, LLC
	2011	2010	2009	2008	2007
Gross revenues	—	$1,670	$16,701	—	—
Profit on sale of properties	$(3,864,359)	—	—	—	—
Less:
Operation expenses	(139,031)	(134,617)	(161,396)	(11,385)	(3,678)
Interest expense	(59,373)	(382,222)	(272,901)	(263,844)	—
Depreciation	—	(24,674)	(12,337)	—	(85,477)
Net income (loss) - (TAX Basis)	$(4,062,763)	$(539,843)	$(429,933)	$(275,229)	$(89,155)
Taxable income (loss):
From operations	$(198,404)	$(539,843)	$(429,933)	$(275,229)	$(89,155)
From gain on sale	$(3,864,359)	—	—	—	—

Cash generated from operations	—	$(542,665)	$(429,080)	$(19,882)	$4,819
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated	—	$(542,665)	$(429,080)	$(19,882)	$4,819
Less cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	—	$(542,665)	$(429,080)	$(19,882)	$4,819
Less special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	$(542,665)	$(429,080)	$(19,882)	$4,819
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss):
From operations	$(102)	$(278)	$(221)	$(10)	$2
From recapture	—	—	—	—	—
Capital gain (loss)	$(1,983)	—	—	—	—
Cash distributions to investors source (on TAX basis):
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (Continued)
(UNAUDITED)

	Steadfast Woodranch, LLC
	2011	2010	2009	2008	2007
Gross revenues	—	—	$442	—	—
Profit on sale of properties	—	—	(905,136)	—	—
Less:
Operation expenses	—	—	(168,902)	$(18,016)	$(31,908)
Interest expense	—	—	(1,134,988)	—	(216,320)
Depreciation	—	—	(139,021)	—	—
Net income (loss) - (TAX Basis)	—	—	(2,347,605)	(18,016)	(248,228)
Taxable income (loss):
From operations	—	—	$(2,347,605)	$(18,016)	$(248,228)
From gain on sale	—	—	(905,136)	—	—

Cash generated from operations	—	—	$(1,303,448)	$(18,016)	$(31,908)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated	—	—	$(1,303,448)	$(18,016)	$(31,908)
Less cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	—	—	$(1,303,448)	$(18,016)	$(31,908)
Less special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	—	$(1,303,448)	$(18,016)	$(31,908)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss):
From operations	—	—	$(1,903)	$(24)	$(42)
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	$(1,194)	—	—
Cash distributions to investors source (on TAX basis):
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (Continued)
(UNAUDITED)

	Westlake Plaza Center East, LLC
	2011	2010	2009	2008	2007
Gross revenues	$4,885,193	$3,999,382	$2,069,546	$545,906	—
Profit on sale of properties	—	—	—	—	—
Less:
Operation expenses	(1,845,676)	(2,099,728)	(1,869,826)	(856,397)	(3,658)
Interest expense	(1,798,145)	(2,045,790)	(1,073,497)	(371,867)	—
Depreciation	(2,096,609)	(1,860,438)	(1,595,309)	(650,316)	—
Net income (loss) - (TAX Basis)	$(855,237)	(2,006,574)	(2,469,086)	(1,332,674)	(3,658)
Taxable income (loss):
From operations	$(855,237)	$(2,006,574)	$(2,469,086)	$(1,332,674)	$(3,658)
From gain on sale	—	—	—	—	—

Cash generated from operations	$3,039,517	$1,955,866	$280,512	$(326,936)	$(3,658)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated	$3,039,517	$1,955,866	$280,512	$(326,936)	$(3,658)
Less cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	$3,039,517	$1,955,866	$280,512	$(326,936)	$(3,658)
Less special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$3,039,517	$1,955,866	$280,512	$(326,936)	$(3,658)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss):
From operations	$(32)	$(74)	$(92)	$(12)	—
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors source (on TAX basis):
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (Continued)
(UNAUDITED)

	Woodranch Holdings, LLC
	2011	2010	2009	2008	2007
Gross revenues	$7,916,525	—	—	—	—
Profit on sale of properties	—	—	—	—	—
Less:
Operation expenses	(6,144,376)	—	—	—	—
Interest expense	(1,214,010)	—	—	—	—
Depreciation	—	—	—	—	—
Net income (loss) - (TAX Basis)	558,139	—	—	—	—
Taxable income (loss):
From operations	$558,139	—	—	—	—
From gain on sale	—	$118	—	—	—

Cash generated from operations	$7,756	—	—	—	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated	$7,756	—	—	—	—
Less cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	$7,756	—	—	—	—
Less special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$7,756	—	—	—	—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss):
From operations	$114	—	—	—	—
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors source (on TAX basis):
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%

TABLE IV
RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
This table sets forth the results of completed prior real estate programs for during the most recent five years through December 31, 2011. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

	Steadfast Main Street, LP	Steadfast Woodranch, LLC	Steadfast Everett Plaza, LLC	Birch Bayview Plaza, LLC	Steadfast Koll I & II, LLC	Steadfast Village Center, LLC	Steadfast Heritage, LLC(1)	Steadfast Roseville II, LLC

Dollar amount raised	$1,192,561	$757,860	$607,438	$3,300,000	$3,732,843	$2,520,387	$5,530,274	$1,948,912
Number of properties purchased	1	1	1	2	1	2	1	1
Date of closing of offering	6/18/2004	4/25/2007	N/A	7/28/2000	6/3/2005	6/8/2004	8/9/2005	12/8/2006
Date of first sale of property	2/26/2009	2/18/2009	1/31/2007	2/23/2007	2/5/2008	3/23/2007	9/30/2011	12/2/2011
Date of final sale of property	2/26/2009	7/10/2009	1/31/2007	2/23/2007	2/5/2008	5/24/2007	9/30/2011	12/2/2011
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss):
From operations	$(5,377)	$(1,903)	$(169)	$(498)	$(244)	$(436)	$3,576	$(1,157)
From recapture	$(3,116)	—	—	—	—		—	—
Capital gain (loss)	—	$(1,194)	$3,108	$4,960	$2,565	$2,272	$(2,287)	$892
Deferred gain
Capital	—	—	—	—	—	—	—	—
Ordinary	—	—	—	—	—	—	—	—
Cash distributions to investors source (on TAX basis):
Investment income	—	—	$1,939	$4,465	$1,299	$1,214	—	—
Return of capital	—	—	$1,000	$1,000	$1,000	$1,000	—	—
Source (on cash basis)
Sales	—	—	$2,939	$4,900	$2,299	$2,214	—	—
Refinancing	—	—	—	$394	—	—	—	—
Operations	—	—	—	$171	—	—	—	—
Other	—	—	—	—	—	—	—	—
Receivable on net purchase money financing	—	—	—	—	—	—	—	—
________________

(1)
Steadfast Heritage, LLC was in default on its outstanding debt obligations and entered into an agreement with its lender to purchase the note at a discount. Due to market conditions, a purchase was not consummated and the property was deeded to the lender in September, 2011.

TABLE V
SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
This table provides a summary of sales or disposals of properties for prior real estate programs for during the most recent three years through December 31, 2011. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Closing and Soft Costs	Total Cost	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Steadfast Main Street, LP	6/18/2004	2/26/2009	$361,564	856,280	—	—	$1,217,844	$2,000,000	2,036,167	$4,036,167	$(6,072,271)
Steadfast Woodranch, LLC	4/25/2007	7/10/2009	—	28,227,751	—	—	$28,227,751	$9,464,323	19,668,564	$29,132,887	$(1,353,372)
Steadfast Heritage, LLC	8/9/2005	9/30/2011	—	37,608,912	—	—	$37,608,912	$34,100,000	5,973,820	$40,073,820	$(5,740,105)
Steadfast Roseville II, LLC	12/8/2006	12/2/2011	$129,207	1,774,625	—	—	$1,903,832	$3,138,052	2,252,916	$5,390,968	$(2,219,471)

APPENDIX B

STEADFAST INCOME REIT, INC.
Subscription Agreement
PROSPECTUS DATED APRIL 16, 2012

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Investment

Total Invested $ ____________________
($4,000 MINIMUM INITIAL INVESTMENT; $100 INCREMENTS THEREAFTER)

☐ **Initial Investment**

☐ **Additional Investment** ____________________ EXISTING ACCOUNT NUMBER

☐ **Purchase Shares Net of Commissions**

2 Investment Type (check 1 box only)

NON-QUALIFIED:

☐ **Individual**

☐ **Joint Tenants w/ Right of Survivorship**[1]

☐ **Tenants in Common**[1]

☐ **Community Property**[1]

☐ **UGMA/UTMA** ____________________ STATE

☐ **Corporation or Limited Liability Company**[2]
☐ S-Corp ☐ C-Corp
Will default to S-Corp if nothing checked

☐ **Partnership**[2]

☐ **Trust**[2]
Trustee or custodian signature required

☐ **Other:** ____________________ SPECIFY

QUALIFIED:

☐ **Traditional IRA**

☐ **Roth IRA**

☐ **SEP IRA**

☐ **SIMPLE IRA**

☐ **Qualified Pension**[4]

☐ **Profit Sharing Plan**[4]

☐ **Inherited IRA as Beneficiary for:**
____________________ NAME OF DECEASED OWNER

☐ **Other:** ____________________ SPECIFY

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE ENCLOSED TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT OR CORPORATE RESOLUTION, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. THE PERSONAL REPRESENTATIVE MUST SIGN. PROVIDE THE NAME OF THE EXECUTOR AND A COPY OF THE COURT APPOINTMENT DATES WITHIN 90 DAYS
4. PLEASE INCLUDE PLAN DOCUMENTS

3 Investor(s) Information Required

3a

INVESTOR OR TRUSTEE NAME ____________________

JOINT INVESTOR OR TRUSTEE NAME ____________________

INVESTOR DATE OF BIRTH ____________________

JOINT INVESTOR DATE OF BIRTH ____________________

INVESTOR SOCIAL SECURITY OR TAX ID # (1099 ISSUED TO THIS SSN) ____________________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ____________________

CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

3b

HOME ADDRESS (NO P.O. BOX) ____________________

CITY ____________________ STATE ________ ZIP ________

DAYTIME PHONE ____________________

EVENING PHONE ____________________

E-MAIL ____________________

☐ ELECTRONIC COMMUNICATION (OPTIONAL)
I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

3c

ALTERNATE MAILING ADDRESS (OR P.O. BOX) ____________________

CITY ____________________ STATE ________ ZIP ________

SIR-SUBA-0412

PAGE 1 OF 4

4 Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGSITERED. INCLUDE TRUST NAME, IF APPLICABLE.
IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS ABOVE, WRITE "SAME".

TITLE LINE 1 ______________________

TITLE LINE 2 ______________________

SOCIAL SECURITY OR TAX ID # (INVESTOR) ______________________

SECONDARY TAX ID # (CUSTODIAN) / TRUST TAX ID# ______________________

5 Custodian/ Administrator Information

TRUSTEE NAME (IF SAME AS SECTION 3, WRITE "SAME") ______________________

TRUSTEE ADDRESS 1 ______________________

TRUSTEE ADDRESS 2 ______________________

CITY ______________ STATE ______ ZIP ______

DAYTIME PHONE ______________________

TRUSTEE TAX ID ______________ INVESTOR'S ACCOUNT # WITH TRUSTEE ______________

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Steadfast Income REIT, Inc. that are beneficially owned by the investor as reflected on the records of Steadfast Income REIT, Inc. as of the applicable record date at any meeting of the stockholders of Steadfast Income REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. Steadfast Income REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6 Distribution Options Required

For Custodial Accounts: If no option is chosen, or conflicting information is provided, cash distributions will be paid directly to the custodian.
For All Other Accounts: If no option is chosen, or conflicting information is provided, cash distributions will be paid to the address in 3b.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

______% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b, unless otherwise indicated.

______% **Mail to Home Address (noted in 3b)** Not available for custodial accounts.

______% **Mail to Alternate Address (noted in 3c)** Not available for custodial accounts.

______% **Via Electronic Deposit (ACH)** Not available for investments to custodial accounts. Distributions with respect to custodial accounts will be sent directly to the custodian FBO the Investor. I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME ______________________

☐ Checking **(attach a voided check)**
☐ Savings

ABA/ROUTING NUMBER ______________ ACCOUNT NUMBER ______________

______% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL ______________ ACCOUNT NUMBER ______________

DISTRIBUTION MAILING ADDRESS ______________________

CITY ______________ STATE ______ ZIP ______

PAGE 2 OF 4

7 Investor and Suitability Representations

Please separately initial each of the items below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, investor(s) may not grant any person power of attorney to make such representations on their behalf.

		Initials Required Owner	Joint Owner
1.	I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Company's final Prospectus relating to the Shares, wherein the terms and conditions of the offering are described.		
2.	I (we) accept the terms and conditions of the Company's charter.		
3.	I (we) acknowledge that the investment is not liquid, **there is no public market for the Shares** and, accordingly, it may not be possible to readily liquidate an investment in the Company.		
4.	I (we) represent that I am (we are) purchasing Shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) authorized agent(s).		
5.	I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."		

Please separately initial, <u>only as applicable</u>, the items below.

		Initials As Applicable Owner	Joint Owner
6.	If I am a (we are) resident(s) of **Alabama**, I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and other similar programs and I (we) meet the Company's suitability standards.		
7.	If I am a (we are) resident(s) of **Iowa**, my (our) total investment in the Company and its affiliates may not exceed 10% of my (our) net worth and I (we) meet the Company's suitability standards.		
8.	If I am a (we are) resident(s) of **Kansas**, I (we) understand that it is recommended by the Office of the Kansas Securities Commissioner that I (we) not invest, in the aggregate, more than 10% of my (our) liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.		
9.	If I am a (we are) resident(s) of **Kentucky** or **Michigan**, my (our) aggregate investment in this offering may not exceed 10% of my (our) liquid net worth.		
10.	If I am a (we are) resident(s) of **Maine**, my (our) aggregate investment in the Company and its affiliates may not exceed 10% of my (our) net worth.		
11.	If I am a (we are) resident(s) of **Massachusetts**, it is recommended that my (our) aggregate investment in the Company and its affiliates should not exceed 10% of my (our) net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.		
12.	If I am a (we are) resident(s) of **Nebraska**, I (we) must have either (1) a minimum net worth of $100,000 (exclusive or home, auto and furnishings) and an annual income of $70,000, or (2) a minimum net worth of $350,000. In addition, my (our) total investment in the Company may not exceed 10% of my (our) net worth (exclusive of home, auto and furnishings).		
13.	If I am a (we are) resident(s) of **Ohio**, my (our) aggregate investment in the Company and its affiliates may not exceed 10% of my (our) liquid net worth.		
14.	If I am a (we are) resident(s) of **Oregon**, my (our) aggregate investment in this offering may not exceed 10% of my (our) net worth.		
15.	If I am a (we are) residents(s) of **Tennessee,** my (our) investment may not exceed 10% of my (our) liquid net worth.		

8 Investor(s)/ Custodian Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED)**: The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Income REIT may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR ______________________

PRINT OR TYPE NAME OF INVESTOR ______________________

DATE **(Required)** __________

SIGNATURE OF JOINT INVESTOR **(if applicable)** ______________________

PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)** ______________________

CUSTODIAN MEDALLION SIGNATURE GUARANTEE

PRINT OR TYPE AUTHORIZED SIGNATURE **(Custodian or Trustee)** ______________________

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN

(STEADFAST CAPITAL MARKETS GROUP AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

PAGE 3 OF 4

9 Broker-Dealer or Registered Investment Advisor (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment. **The undersigned attest that the Registered Representative, RIA and the Broker-Dealer are subject to the USA PATRIOT ACT. In accordance with Section 326 of the Act, the Registered Representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this subscription agreement in accordance with the requirements of the Customer Identification Program.**

BROKER-DEALER OR RIA FIRM NAME **(Required)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE **(Required)** | FAX

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE **(Required)** | FAX

E-MAIL ADDRESS

☐ **REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

STATE **(Required)**

I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 62 FINRA LICENSE AND I AM REGISTERED IN THE STATE IN WHICH THIS SALE WAS COMPLETED.

REGISTERED REPRESENTATIVE OR ADVISOR SIGNATURE | DATE

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407

Wiring Instructions
ABA -1010 0069 5
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106
DDA 9871879062
DST As Agent for Steadfast Companies Universal Account

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks (with remitter's name imprinted)
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement

Pay to the order of "Steadfast Income REIT, Inc."

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-525-SCMG (7264).

PAGE 4 OF 4

APPENDIX C
FORM OF DISTRIBUTION REINVESTMENT PLAN
This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (“Shares”) pursuant to (a) an unregistered private placement of Shares (a “Private Placement”), (b) the Company’s initial registered public offering (the “Initial Offering”) or (c) any future public offering of the Shares (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.
2. Effective Date. The effective date of this Plan shall be the effective date of the Initial Offering.
3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.
4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at an initial price equal to $9.50 per Share; provided, however, that if the Company extends the Initial Offering beyond two years from the date of its commencement, the Board of Directors may, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated net asset value per share and other factors that the Board of Directors deems relevant. If the Company determines to change the price at which the Company offer shares, the Company does not anticipate that it will do so more frequently than quarterly.
Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (x) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (y) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”) or (z) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.
If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company doesnot in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.
5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.
6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing

C -1

the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.
8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.
9. Amendment or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.
10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C -2

APPENDIX D

STEADFAST INCOME REIT, INC.

Redemption Request Form

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL STEADFAST AT 888-223-9951

1 Share Redemption Information

- This form may be used to request redemption of shares of common stock of Steadfast Income REIT (the "Company"). You should carefully review the terms of the share redemption program as set forth in the Company's public filings with the SEC.
- The redemption of the shares is subject to all of the limitations and restrictions contained in the Company's share redemption program, Articles of Incorporation (as amended), Bylaws and public filings with the SEC, including compliance with applicable state and federal securities laws. The Company's Board of Directors may amend, suspend or terminate the program upon 30 day's notice.
- Shares may be presented for redemption to the Company only by the owner(s) of record or a duly authorized agent or attorney, upon the due execution and completion of this redemption form and other documents the Company may require. To the extent the funds are available for redemption, repurchases of shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter.
- If a redemption request is not satisfied within 30 days following the end of the applicable quarter, the Company will treat the unsatisfied portion of the redemption request as a request for redemption in the following quarter unless the request is withdrawn by written notice received by the Company at least three business days before the date for redemptions.

2 Investor Information

INVESTOR OR TRUSTEE NAME ______________________

JOINT INVESTOR OR TRUSTEE NAME ______________________

INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ______________________

STEADFAST INCOME REIT, INC. ACCOUNT # ______________________

3 Redemption Type

(Please select one)

☐ **Ordinary Redemption:** By signing this request I represent and warrant that (i) I have held the shares presented for redemption for one year, other than with respect to dividend reinvestment plan shares if this request is for the redemption of all of my shares; (ii) I understand and agree that the current redemption price per share is the lower of $9.25 or 92.5% of the price paid to acquire shares of the Company for stockholders who have held their shares for at least one year; the lower of $9.50 or 95.0% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least two years; the lower of $9.75 or 97.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least three years; the lower of $10.00 or 100% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least four years; if, however, the Company has established estimated value per share, then your shares would be redeemed at that price. (iii) I own good and marketable title to, and all beneficial interest in, the shares being presented for redemption, and I own the shares free and clear of any pledge, security interest, lien, charge, claim, option, right of first refusal or other restriction on transfer of any nature whatsoever, with no defects of title whatsoever.

☐ **Death, Qualifying Disability or Determination of Incompetence Redemption:** By signing below I represent and warrant that (i) these shares are being redeemed in conjunction with the death of the stockholder(s), a qualifying disability of the stockholder(s) or qualifying determination of incompetence of the stockholder(s) as defined in the Prospectus (and a copy of the certified death certificate, proof of disability or determination of incompetence accompanies this request); (ii) I have the legal authority to request the redemption of these shares and these shares are owned free and clear of any pledge, security interest, lien, charge, claim, option, right of first refusal or other restriction on transfer of any nature whatsoever, with no defects of title whatsoever; and (iii) I understand and agree that the current redemption price per share is the price paid to acquire the share from the Company; if, however, the Company has established estimated value per share, then your shares would be redeemed at that price.

4 Redemption Amount

(Please select one)

☐ **All Shares**

☐ **Partial Redemption (please indicate one of three options)**

Number of Shares ________________

Percentage of Shares ____________%

Dollar Amount $__________________

5 Cost Basis Selection

Effective January 1, 2011, new federal income tax information reporting rules may apply to certain transactions in our shares. Where they apply, the "cost basis" calculated for the shares involved will be reported to the Internal Revenue Service ("IRS") and to you. Generally these rules apply to all shares purchased after December 31, 2010, including those purchased through our Distribution Reinvestment Plan ("DRIP"). You should consult with your own tax advisor regarding the consequences of these new rules and your cost basis reporting options.

Indicate below the cost basis method you would like us to apply. IF AN OPTION IS NOT SELECTED, YOUR COSTS BASIS WILL BE CALCULATED USING THE FIFO METHOD.

☐ **FIFO (First In/Last Out)**

☐ **LIFO (Last In/First Out)**

☐ **Specific Lots (please identify lots to right)**

DATE OF PURCHASE	NUMBER OF SHARES	PURCHASE PRICE
		$
		$
		$

PAGE 1 OF 2

SIR-RR-0112

D -1

6 Payment Instructions

Indicate how you wish to receive your redemption payment below. If an option is not selected, a check will be sent to your address of record. **For Custodial held accounts, redemption distributions will be sent to the Custodian. All Custodial held accounts must include the Custodian's signature.**

☐ **Send redemptions via check to the address of record.**

☐ **Send redemptions via check to alternate payee listed here (not available for Custodial accounts without custodial approval.)**

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP

ACCOUNT#

7 Signatures

ALL PARTIES MUST SIGN AND SIGNATURES MUST BE MEDALLION SIGNATURE GUARANTEED. INVESTMENTS THROUGH CUSTODIAL ACCOUNTS MUST BE SIGNED BY THE CUSTODIAN WITH A MEDALLION SIGNATURE GUARANTEE

By signing below, I (we) agree to the terms hereof and the terms of the share redemption program.

SIGNATURE OF INVESTOR | PRINT OR TYPE NAME OF INVESTOR | DATE **(Required)**

SIGNATURE OF JOINT INVESTOR **(if applicable)** | PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)**

AUTHORIZED SIGNATURE **(Custodian or Trustee)** | PRINT OR TYPE AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MEDALLION SIGNATURE GUARANTEE

The Steadfast Income REIT, Inc. Share Redemption Form must be Medallion Signature Guaranteed.
If necessary, you can obtain a Medallion Guarantee from an authorized officer of a bank, brokerage firm or other financial institution.
A notary public cannot provide a Medallion Signature Guarantee.

MEDALLION SIGNATURE GUARANTEE

CUSTODIAN MEDALLION SIGNATURE GUARANTEE

MAILING INSTRUCTIONS

Redemption Requests should be mailed to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL STEADFAST AT 888-223-9951

PAGE 2 OF 2

D -2

APPENDIX E

STEADFAST INCOME REIT, INC.

Application for Transfer - Instructions

PROSPECTUS DATED APRIL 16, 2012

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

STEADFAST INCOME REIT

INSTRUCTIONS

1 Definitions	The term transferor means the party from whom the shares are to be transferred. The term transferee is the party or parties to whom the Shares are to be transferred. Definitions: A. "Transferor" - Current account holder B. "Transferee" - Entity receiving shares C. "Company" - Steadfast Income REIT, Inc. within which the transfer is taking place
2 Requirements	If the transfer is due to death, **enclose a copy of the death certificate.** If there is an executor of the estate, **enclose a copy of the letters of administration or court appointment of the executor** dated within 90 days of the submission of this form.
3 Custodian	If this account involves a custodian, forward this form to the custodian for its signature with instructions to return it to Steadfast as indicated below.

NOTICES

1 Transfer Tax	Shares may be transferred only by the owner of record in person or by its duly authorized agent or attorney upon completion of all forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full for the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Company's Charter and Bylaws, including compliance with applicable state and federal securities and tax laws.
2 "Blue Sky" Law	No transfer or assignment of any Shares shall be made if counsel for the Company is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Company. If this would be the case as a result of this transfer, the Company will return this form and advise you of the reason that the transfer is void.
3 Restrictions	The Shares are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's charter: (a) no Person may Beneficially Own or Constructively Own shares of the Company's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company; (b) no Person may Beneficially Own or Constructively Own shares of the Company's Preferred Stock in excess of 9.8% of the value of the total outstanding shares of Preferred Stock of the Company; (c) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; (d) other than as provided in the Company's charter, no Person may Transfer Equity Shares if such Transfer would result in the Equity Shares of the Company being owned by fewer than 100 Persons; and (e) no Person shall Transfer Equity Shares if such Transfer would (i) cause the Company to own an interest in a tenant or the Operating Partnership's real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which causes or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Company. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void. All capitalized terms in this paragraph have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder or prospective holder of Equity Shares of the Company on request and without charge.
4 Suitability Standards	The interest being acquired by the Transferee and retained by the Transferor, if any, must be at least the minimum number of Common Stock required under "Suitability Standards" in the Prospectus unless such transfer is made by gift, inheritance, intra-family transfer, family dissolution, operation of law, or to affiliates.
5 Reinvestment Plan	A transfer of Shares will terminate Transferor's participation in Steadfast's dividend reinvestment plan with respect to such transferred Shares as of the date the transfer is accepted by Steadfast.

PAGE 1 OF 5

SIR-TRANAPP-0412

STEADFAST INCOME REIT, INC.
Application for Transfer - Instructions (Continued)

NOTICES (CONTINUED)

6 Transferee Suitability Requirements

By signing this form, Transferee acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

- I (we) have received the Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
- I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."
- I am transferring the shares into my own account, or if I am (we are) transferring shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Application for Transfer/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
- I acknowledge that the shares are not liquid.

***Not applicable if transfer is due to death**

7 Distribution Reinvestment Plan Enrollment Agreement

By selecting to participate in the Distribution Reinvestment Plan for the respective shares being transferred AND by signing this form, Transferee acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

- That I am a current stockholder of Steadfast who received shares through a transfer into one of Steadfast's publicly registered offerings.
- That I received a Prospectus in connection with my receipt of shares through a transfer (the "Share Prospectus")
- That I continue to meet the Suitability Standards described in the respective Prospectus.
- That I acknowledge that I have the duty to promptly notify Steadfast in writing if at any time during which I am participating in the DRIP I fail to meet the suitability requirements for making an investment in Steadfast or cannot make the other representations or warranties set forth in my original transfer form.

Mailing Instructions

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS APPLICATION FOR TRANSFER, PLEASE CALL STEADFAST AT 888-223-9951

The Application for Transfer should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407

PAGE 2 OF 5

STEADFAST INCOME REIT, INC.

Application for Transfer - Transferor Information

PROSPECTUS DATED APRIL 16, 2012

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Shares

Number of shares to be transferred: ______________________
SPECIFY

Shareholder Number: ______________________
SPECIFY

2 Transferor (or Seller's) Information

Transferor information must mirror the original subscription agreement.

TITLE

TAX ID OR SSN

ADDRESS

CITY | STATE | ZIP

BUSINESS PHONE

REGISTERED REPRESENTATIVE'S NAME | REP ID #

3 Reason for Transfer (check one)

On October 3, 2008, the Emergency Economic Stabilization Act, HR1424, was signed into law, which included provisions from the Energy Improvement and Extension Act of 2008, requiring REITs to provide cost basis reporting to their customers.

To ensure accurate cost basis reporting, indicate the type of transfer requested and provide transfer details where applicable.

☐ **Re-registration** (name change, individual to trust, etc.)

☐ **Secondary Market Transfer:** $__________ Cost per share

☐ **Death[1]:** (inheritance) __________ Date of death (required)

__________ Alternate date **or** $__________ Alternate value (if applicable)

☐ **Gift** __________ Date of gift

1. In the event of a transfer due to death, please provide a copy of the death certificate in lieu of signature.

For certain types of transfer, additional documentation may be required.

4 Transferor(s) Signatures

By executing this Form, the transferor(s) hereby certifies and represents possession of valid title and all requisite power to assign such interests and represents and warrants that the transfer effected hereby is made in accordance with all applicable federal and state securities law and regulation. The transferor(s) understands that the transfer may be made only in compliance with the Articles of Incorporation and Bylaws, as amended, of the Company. The signature(s) on this Form must correspond with the name(s) in which the transferor(s) hold the transferred Shares.

SIGNATURE OF TRANSFEROR | DATE

Place signature guarantee here:

CO-TRANSFEROR SIGNATURE **(if applicable)** | DATE

Place signature guarantee here:

ALL SIGNATURES MUST BE SIGNATURE GUARANTEED

AUTHORIZED SIGNATURE **(Custodian or Trustee)**

Place signature guarantee here:

Mailing Instructions

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS APPLICATION FOR TRANSFER, PLEASE CALL STEADFAST AT 888-223-9951

The Application for Transfer should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407

Faxable Form
877-756-1113

PAGE 3 OF 5

STEADFAST INCOME REIT, INC.

Application for Transfer - Transferee Information

PROSPECTUS DATED APRIL 16, 2012

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Shares

Number of shares to be transferred: ______________________

2 Non-Custodial Ownership

☐ **Individual**

☐ **Joint Tenants w/ Right of Survivorship**[1]

☐ **Tenants in Common**[1]

☐ **Corporation or Limited Liability Company**[2]
☐ S-Corp ☐ C-Corp
Will default to S-Corp if nothing checked

☐ **Partnership**[2]

☐ **Trust**[2]
Trustee or custodian signature required

☐ **Estate**[3]

☐ **UGMA/UTMA** ______ STATE

☐ **Other:** ______ SPECIFY

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE ENCLOSED TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT OR CORPORATE RESOLUTION, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. THE PERSONAL REPRESENTATIVE MUST SIGN. PROVIDE THE NAME OF THE EXECUTOR AND A COPY OF THE COURT APPOINTMENT DATES WITHIN 90 DAYS

3 Custodial Ownership

☐ **Traditional IRA** ☐ **Roth IRA** ☐ **Simplified Employee Pension Trust** ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Other:** ______ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

CUSTODIAN OR TRUSTEE MAILING ADDRESS

CITY | STATE | ZIP

BUSINESS PHONE

3a

CUSTODIAN TAX ID# | CUSTODIAN ACCOUNT #

4 Transferee (or Buyer's) Information

4a

TRANSFEREE OR TRUSTEE NAME | CO-TRANSFEREE OR TRUSTEE NAME

TRANSFEREE DATE OF BIRTH | CO-TRANSFEREE INVESTOR DATE OF BIRTH

TRANSFEREE SOCIAL SECURITY OR TAX ID # | CO-TRANSFEREE SOCIAL SECURITY OR TAX ID #

ENTITY OR TRUST NAME | ENTITY OR TRUST SOCIAL SECURITY OR TAX ID #

CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

CO-TRANSFEREE CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

4b

HOME ADDRESS (NO P.O. BOX)

CITY | STATE | ZIP

DAYTIME PHONE | EVENING PHONE

E-MAIL

☐ ELECTRONIC COMMUNICATION (OPTIONAL)
I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

4c

ALTERNATE MAILING ADDRESS (OR P.O. BOX)

CITY | STATE | ZIP

PAGE 4 OF 5

STEADFAST INCOME REIT, INC.
Application for Transfer - Transferee Information (Continued)

5 Distribution Options

For Custodial Accounts: If no option is chosen, or conflicting information is provided, cash distributions will be paid directly to the custodian.
For All Other Accounts: If no option is chosen, or conflicting information is provided, cash distributions will be paid to the address in 4b.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO, IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

________% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b, unless otherwise indicated.

________% **Mail to Home Address (noted in 4b)** Not available for custodial accounts.

________% **Mail to Alternate Address (noted in 4c)** Not available for custodial accounts.

________% **Via Electronic Deposit (ACH)** Not available for investments to custodial accounts. Distributions with respect to custodial accounts will be sent directly to the custodian FBO the Investor. I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME

☐ Checking **(attach a voided check)**

☐ Savings

ABA/ROUTING NUMBER

ACCOUNT NUMBER

________% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

ACCOUNT NUMBER

DISTRIBUTION MAILING ADDRESS

CITY

STATE

ZIP

6 Broker-Dealer or RIA Information

BROKER-DEALER OR RIA FIRM NAME **(Required)**

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)**

BUSINESS PHONE

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY

STATE

ZIP

7 Transferee(s) Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED)**: The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Application for Transfer is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Income REIT may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

By executing this form, the transferee(s) represent that they have received and/or reviewed the Prospectus and the other filings made by the Company with the Securities and Exchange Commission. The transferee(s) accept and agree to be bound by the terms and conditions of the Company's Articles of Incorporation and Bylaws, as amended.

SIGNATURE OF TRANSFEREE — DATE

CO-TRANSFEREE SIGNATURE **(if applicable)** — DATE

Place signature guarantee here:

Place signature guarantee here:

ALL SIGNATURES MUST BE SIGNATURE GUARANTEED

AUTHORIZED SIGNATURE **(Custodian or Trustee)** — DATE

Place signature guarantee here:

PAGE 5 OF 5

STEADFAST INCOME REIT, INC.
SUPPLEMENT NO. 1 DATED APRIL 16, 2012
TO THE PROSPECTUS DATED APRIL 16, 2012
This document supplements, and should be read in conjunction with, our prospectus dated April 16, 2012, relating to our offering of up to $1,650,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 1 shall have the same meanings set forth in our prospectus. The purpose of this Supplement No. 1 is to disclose:

•	the status of our public offering;

•	our real estate portfolio;

•	our potential property acquisition:

•	selected financial data;

•	our performance—funds from operations and modified funds from operations;

•	our net tangible book value:

•	information regarding our indebtedness;

•	information regarding our distributions;

•	information regarding redemption of shares;

•	compensation paid to our advisor and its affiliates;

•	information on experts; and

•	incorporation of certain information by reference.
Status of Our Public Offering
We commenced our initial public offering of up to $1,650,000,000 in shares of our common stock on July 19, 2010. As of April 6, 2012, we had received and accepted investors’ subscriptions for and issued 6,603,599 shares of our common stock in our public offering, resulting in gross offering proceeds of approximately $65,691,701. As of April 6, 2012, we had raised approximately $70,292,336 in gross offering proceeds in both our private and public offerings.
As of April 6, 2012, approximately 143,496,217 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We will sell shares of our common stock in our initial public offering until the earlier of July 9, 2012, unless extended, or the date on which the maximum offering amount has been sold.
Our Real Estate Portfolio
As of March 31, 2012, our property portfolio consisted of 11 multifamily apartment communities comprised of a total of 2,132 apartment units with 1,964,950 square feet of rentable space and 8,995 square feet of rentable office space. The following table provides information regarding these properties as of March 31, 2012:

1

						At Date of Purchase
Property Name	City and State	Number of Units	Average Monthly Occupancy	Average Monthly Rent(1)	Purchase Date	Contract Purchase Price	Mortgage Debt(2)	Capitalization Rate(3)
Lincoln Tower Apartments(4)	Springfield, Illinois	190	96.3%	$829	8/11/2010	$9,500,000	$6,650,000	9.7%
Park Place Condominiums	Des Moines, Iowa	147	88.4%	816	12/22/2010	8,050,000	5,000,000	8.5%
Arbor Pointe Apartments	Louisville, Kentucky	130	98.5%	787	5/5/2011	6,500,000	5,200,000	8.6%
Clarion Park Apartments	Olathe, Kansas	220	97.7%	658	6/28/2011	11,215,000	8,972,000	8.1%
Cooper Creek Village	Louisville, Kentucky	123	96.7%	869	8/24/2011	10,420,000	6,773,000	7.4%
Prairie Walk Apartments	Kansas City, Missouri	128	91.4%	633	12/22/2011	6,100,000	3,965,000	7.9%
Truman Farm Villas	Grandview, Missouri	200	93.0%	641	12/22/2011	9,100,000	5,915,000	8.4%
EBT Lofts	Kansas City, Missouri	102	93.1%	797	12/30/2011	8,575,000	5,590,000	7.4%
Windsor on the River	Cedar Rapids, Iowa	424	91.3%	723	1/26/2012	33,000,000	23,500,000	7.0%
Renaissance St. Andrews	Louisville, Kentucky	216	89.4%	682	2/17/2012	12,500,000	7,000,000	7.2%
Spring Creek of Edmond	Edmond, Oklahoma	252	94.4%	825	3/9/2012	19,350,000	13,876,940	7.6%
		2,132	93.4%	751		134,310,000	92,441,940
———————————

(1)	Average monthly rent is based upon the amount of rents actually received from tenants.

(2)	For more information on our indebtedness, see “Information Regarding Our Indebtedness.”

(3)
The capitalization rate reflected in the table is as of the closing of the acquisition of the property. We calculate the capitalization rate for a real property by dividing “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected annualized net operating income of the property based on in-place leases, potential rent increases or decreases for each unit and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

(4)
The Lincoln Tower property also contains approximately 8,995 rentable square feet of commercial space. As of March 31, 2012, the commercial space at the Lincoln Tower property, which represents approximately 5.0% of the rentable square feet of the Lincoln Tower property, was approximately 95.7% occupied by eight tenants with average remaining lease terms of approximately 1.5 years. The lease terms of the eight tenants occupying the commercial space expire between 2012 and 2014, subject to tenant extension options. The tenants of the commercial space are nonprofit, educational and consulting companies and pay an average annual rent of approximately $15,825, or approximately $14.71 per square foot. In addition, there are two leases relating to cell towers located on the Lincoln Tower property. These leases have approximately 1.1 years remaining and collectively generate approximately $42,825 per year in rent.

The following information generally applies to all our properties:

•	we believe all of the properties are adequately covered by insurance and are suitable for their intended purposes;

•	we are aware of no plans for any material renovations, improvements or development with respect to any of our properties; and

•	our properties face competition in attracting new residents and retaining current residents from other multifamily properties in and around their respective submarkets.

2

Our Potential Property Acquisition

Montclair Parc Apartments
On April 12, 2012, we entered into an Assignment and Assumption of Purchase Agreement with Steadfast Asset Holdings, Inc., an affiliate of our sponsor, whereby we assumed a purchase agreement to acquire the Montclair Parc Apartments, a 360-unit garden style apartment community located in Oklahoma City, Oklahoma, or the Montclair Apartments, for a purchase price of $35,750,000, or $99.30 per unit. The Montclair Apartments consist of 18 three-story residential buildings and a separate leasing office and clubhouse situated on a 21 acre site.
The Montclair Apartments include 202 one-bedroom units, 128 two-bedroom units and 30 three-bedroom units. Average unit size at the Montclair Apartments is 924 square feet and the average monthly rent is $870. Unit amenities include a full kitchen appliance package, full-size washer and dryer connections, ceiling fans and covered private patios or terraces. Property amenities include a designer clubhouse, laundry center, computer and business center, 24-hour fitness facility and a resort style swimming pool with heated spa.
We intend to fund the purchase price for the Montclair Apartments with proceeds from our public offering and debt financing. The acquisition of the Montclair Apartments is subject to substantial conditions to closing, including obtaining adequate financing and no material adverse events occurring on the property prior to acquisition. There is no guaranty that we will acquire the Montclair Apartments on the above terms, or at all.
Selected Financial Data
The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 which is incorporated herein by reference. Our historical results are not necessarily indicative of results for any future period.

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	As of December 31,
	2011	2010	2009
Balance sheet data
Total real estate, net	$66,751,176	$17,011,752	$—
Total assets	81,852,261	20,171,682	202,007
Notes payable	47,973,049	11,650,000	—
Total liabilities	51,243,185	12,926,977	—
Redeemable common stock	385,458	57,827	—
Total stockholders' equity	30,223,618	7,186,878	201,007

	For the Years Ended December 31,		For the Period from May 4, 2009 (Inception) to December 31, 2009
	2011	2010
Operating data
Total revenues	$5,710,173	$828,230	$—
Net loss	(4,049,010)	(2,163,581)	—
Net loss attributable to common stockholders	(4,049,010)	(2,162,581)	—
Net loss per common share - basic and diluted	(1.72)	(4.27)	—
Other data
Cash flows used in operating activities	(1,095,144)	(455,876)	—
Cash flows used in investing activities	(52,939,660)	(10,902,324)	—
Cash flows provided by financing activities	63,377,288	14,014,390	202,007
Distributions declared	1,640,845	230,402	—
Distributions declared per common share(1)	0.700	0.272	—
Weighted-average number of common shares outstanding, basic and diluted	2,358,867	506,003	22,223
FFO(2)	(1,471,548)	(1,623,009)	—
MFFO(2)	469,670	(940,466)	—
________________

(1)
Distributions declared per common share for the year ended December 31, 2011 assumes each share was issued and outstanding each day from January 1, 2011 through December 31, 2011. Distributions declared per common share for the year ended December 31, 2010 assumes each share was issued and outstanding each day from August 12, 2010 (the first day distributions began to accrue) through December 31, 2010. Distributions for the period from August 12, 2010 through December 31, 2011 are based on daily record dates and calculated at a rate of $0.001917 per share per day.

(2)
GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations, or FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations, or MFFO, as defined by the Investment Program Association as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO or MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see "Our Performance —Funds From Operations and Modified Funds From Operations.”

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Our Performance—Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We believe it is appropriate to disregard impairment charges from the calculation of FFO, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until 2015. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.

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Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

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Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare our operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no regular net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.
Our calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2011 and 2010:

	For the year ended December 31,
Reconciliation of net loss to FFO and MFFO:	2011	2010
Net loss	$(4,049,010)	$(2,163,581)
Depreciation of real estate assets	1,153,535	149,928
Amortization of lease-related costs	1,423,927	390,644
FFO	(1,471,548)	(1,623,009)
Acquisition fees and expenses(1)	1,941,218	681,543
Net loss attributable to noncontrolling interest	—	1,000
MFFO	$469,670	$(940,466)

FFO per share - basic and diluted	$(0.62)	$(3.21)
MFFO per share - basic and diluted	0.20	(1.86)
Net loss per share - basic and diluted	(1.72)	(4.28)
Weighted - average number of common shares outstanding, basic and diluted	2,358,867	506,003
________________

(1)
In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed

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acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.
Our Net Tangible Book Value Per Share
As of December 31, 2011, our net tangible book value per share was $6.33, compared to our offering price of $10.00 per share pursuant to this offering. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the December 31, 2011 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs acquired in-place lease value, net of liabilities to be assumed) by the number of shares of our common stock outstanding as of December 31, 2011. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.
Information Regarding Our Indebtedness
As of December 31, 2011, we had incurred $47,973,049 of mortgage indebtedness. The following table indicates our outstanding indebtedness as of December 31, 2011 and December 31, 2010.

				Outstanding Principal Balance
Mortgage Loan	Payment Type	Maturity	Interest Rate(1)	December 31, 2011	December 31, 2010
Lincoln Tower Apartments(4)	Interest only	September 1, 2015(2)	6.00%	$6,650,000	$6,650,000
Park Place Apartments	Interest only	December 22, 2013(2)	5.25%	5,000,000	5,000,000
Arbor Pointe Apartments	Principal and interest	June 1, 2018	4.86%	5,163,262	—
Clarion Park Apartments	Principal and interest	July 1, 2018	4.58%	8,916,787	—
Cooper Creek Village	Principal and interest(3)	September 1, 2018	3.89%	6,773,000	—
Truman Farm Villas	Principal and interest(3)	January 1, 2019	3.78%	5,915,000	—
Prairie Walk Apartments	Principal and interest(3)	January 1, 2019	3.74%	3,965,000	—
EBT Lofts	Principal and interest(3)	January 1, 2019	3.82%	5,590,000	—
				$47,973,049	$11,650,000
________________

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(1)	Interest on the notes accrues at a fixed rate per annum.

(2)	The Company has the option to extend the maturity date for up to two successive periods of 12 months each, subject to customary and market rate extension provisions.

(3)	A monthly payment of interest only is due and payable for twelve months, after which, a monthly payment of principal and interest is due and payable until the maturity date.

(4)
On April 12, 2012, the Company refinanced its existing mortgage loan with the proceeds of a loan in the aggregate principal amount of $8,776,000 bearing interest at a rate of 3.66% with a principal maturity date of May 1, 2019.

Information Regarding Our Distributions
On August 10, 2010, our board of directors approved a cash distribution that accrues at a rate of $0.001917 per day for each share of our common stock, which, if paid over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock. There is no guarantee that we will continue to pay distributions at this rate or at all. This distribution began to accrue on August 12, 2010. The first distributions were paid in September 2010.
Distributions paid from the third quarter of 2010 to December 31, 2011 are presented in the following table:

			Sources of Distributions Paid(3)
Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Cash from Offering Proceeds	Reinvested	Cash Flow From Operations	Total	Net Cash Used in Operating Activities
Third Quarter 2010	$63,588	$0.174	$24,449	$2,387	$—	$26,836	$(162,787)
Fourth Quarter 2010	166,814	0.174	107,687	32,313	—	140,000	(293,089)
First Quarter 2011	230,428	0.174	132,474	75,339	—	207,813	(292,481)
Second Quarter 2011	314,620	0.174	176,308	110,483	—	286,791	(68,051)
Third Quarter 2011	442,789	0.176	238,089	156,007	—	394,096	(231,143)
Fourth Quarter 2011	653,008	0.176	340,601	220,518	—	561,119	(503,469)
	$1,871,247	$1.048	$1,019,608	$597,047	$—	$1,616,655	$(1,551,020)
________________

(1)	Distributions are based on daily record dates and calculated at a rate of $0.001917 per share per day.

(2)	Assumes each share was issued and outstanding each day during the periods presented.

(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.
As of December 31, 2011, we paid aggregate distributions of $1,616,655, including $1,019,608 of distributions paid in cash and 59,194 shares of our common stock issued pursuant to our distribution reinvestment plan for $597,047. Our net loss from our inception through December 31, 2011 was $6,212,591. For the period from the third quarter of 2010 through December 31, 2011, net cash used in operations was $1,551,020. From inception through December 31, 2011, we had negative FFO $3,094,557. For a discussion of how we calculate FFO, see "Our Performance—Funds from Operations and Modified Funds from Operations." We funded our total distributions paid with proceeds from our private and public offerings.
Information Regarding Redemption of Shares
On January 31, 2012, we redeemed 22,874 shares of our common stock for a total redemption value of $211,588, or $9.25 per share, pursuant to our share repurchase plan. We have not been requested to redeem any other shares of common stock pursuant to our share redemption plan.
Compensation Paid to Our Advisor and its Affiliates
The following data supplements, and should be read in conjunction with, the section of our prospectus titled 'Management Compensation."

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The following table summarizes the cumulative compensation, fees and reimbursements we paid to our advisor, Steadfast Income Advisor, LLC, and its affiliates, including the dealer manager, during the years ended December 31, 2011 and 2010.

	For the Year Ended December 31,
Type of Fee or Reimbursement	2011	2010
Offering Stage:
Selling commissions	$2,026,361	$584,962
Dealer manager fees	1,172,342	342,080
Other organization and offering expenses(1)	1,765,418	690,083
Operational Stage:
Acquisition fee(2)	735,771	—
Acquisition expense(3)	294,732	292,351
Investment management fee(4)	44,604	—
Property management and leasing fee	182,778	23,202
Reimbursement of property management onsite personnel costs	608,231	98,347
Other operating expenses(5)	1,308	84,283
Disposition Stage:
Disposition fee	—	—
Issuance of shares of convertible stock	—	—
Due to (from) affiliates:
Due from Advisor	(53,353)	53,353
	$6,778,192	$2,168,661
________________

(1)	As of December 31, 2011 and 2010, $4,089,406 and $7,427,627 of organization and offering costs had been incurred by our advisor on our behalf and had not been reimbursed by us.

(2)
As of December 31, 2011 and 2010, acquisition fees of $1,060,073 and $357,637 were earned by our advisor in connection with the acquisition of our properties but had not been paid by us. $434,135 and $134,995 of such acquisition fees had been deferred pursuant to the terms of our advisory agreement.

(3)
Our advisor had incurred on our behalf $371,104 and $323,906 of acquisition expenses for the years ended December 31, 2011 and 2010 ($107,927 and $31,555 of which remains reimbursable to the advisor at December 31, 2011 and 2010).

(4)
As of December 31, 2011 and 2010, investment management fees of $258,987 and $31,841 were earned by our advisor but had not been paid by us. As of December 31, 2011 and 2010, $258,987 and $31,841 of such investment management fees had been deferred pursuant to the terms of our advisory agreement.

(5)
As of December 31, 2011 and 2010, operating expenses of $1,975,549 and $452,603 had been incurred by our advisor on our behalf, including the allocable share of our advisor's overhead, and had not been reimbursed by us. Reimbursement for such operating expenses is subject to the terms of the Operating Expense Reimbursement Agreement with our advisor.

Experts
The consolidated balance sheets of Steadfast Income REIT, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2011 and December 31, 2010, and the accompanying financial statement schedule, incorporated by reference in this prospectus from Steadfast Income REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The (1) statement of revenues over certain operating expenses of the Lincoln Tower Apartments for the fiscal year ended February 28, 2010, incorporated by reference in this prospectus from Steadfast Income REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 25, 2010, (2) statement of revenues over certain operating expenses of the Park Place Condominiums for the fiscal year ended December 31, 2009 incorporated by

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reference in this prospectus from Steadfast Income REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 1, 2011, (3) statement of revenues over certain operating expenses of the Arbor Pointe Apartments for the fiscal year ended December 31, 2010, incorporated by reference in this prospectus from Steadfast Income REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on May 13, 2011, (4) statement of revenues over certain operating expenses of the Clarion Park Apartments for the fiscal year ended December 31, 2010, incorporated by reference in this prospectus from Steadfast Income REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 12, 2011, (5) statement of revenues over certain operating expenses of the Cooper Creek Village for the fiscal year ended December 31, 2010, incorporated by reference in this prospectus from Steadfast Income REIT Inc.’s Current Report on Form 8-K/A filed with the SEC on October 28, 2011 and (6) statements of revenues over certain operating expenses of the Prairie Walk Apartments, the Truman Farm Villas, the EBT Lofts and the Windsor on the River for the year ended December 31, 2010, incorporated by reference in this prospectus from Steadfast Income REIT, Inc.'s Current Report on Form 8-K/A filed with the SEC on March 9, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein, and incorporated herein by reference. Such statements of revenues over certain operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Incorporation of Certain Information by Reference
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.steadfastreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-160748), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Current Report on Form 8-K filed with the SEC on April 16, 2012;

•	Annual Report on Form 10-K filed with the SEC on March 29, 2012;

•	Current Report on Form 8-K filed with the SEC on March 15, 2012;

•	Current Report on Form 8-K filed with the SEC on March 14, 2012;

•	Current Report on Form 8-K/A filed with the SEC on March 09, 2012;

•	Current Report on Form 8-K filed with the SEC on February 24, 2012;

•	Current Report on Form 8-K filed with the SEC on February 1, 2012;

•	Current Report on Form 8-K filed with the SEC on January 5, 2012;

•	Current Report on Form 8-K/A filed with the SEC on October 28, 2011;

•	Current Report on Form 8-K/A filed with the SEC on August 12, 2011;

•	Current Report on Form 8-K/A filed with the SEC on May 13, 2011;

•	Current Report on Form 8-K/A filed with the SEC on March 1, 2011; and

•	Current Report on Form 8-K/A filed with the SEC on October 25, 2010.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
Steadfast Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(888) 223-9951
Attention: Investor Relations
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

11

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses (other than selling commissions) we intend to incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimate (assuming sales of maximum offering).

Amount
SEC registration fee	$92,000
FINRA filing fee	75,500
Accounting fees and expenses	2,140,000
Legal fees and expenses	1,921,000
Sales and advertising expenses	6,058,500
Blue Sky fees and expenses	113,000
Printing expenses	5,350,000
Miscellaneous	3,000,000
Total	$18,750,000
Item 32. Sales to Special Parties.
Not Applicable.
Item 33. Recent Sales of Unregistered Securities.
On June 12, 2009, we issued 22,223 shares of common stock at $9.00 per share to Steadfast REIT Investments, LLC, our sponsor, in exchange for $200,007 in cash. On July 10, 2009 we also issued 1,000 shares of our convertible stock at $1,000 per share to Steadfast Income Advisor, LLC, our advisor. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Steadfast REIT Investments, LLC and Steadfast Income Advisor, LLC, by virtue of their affiliation with us, had access to information concerning our proposed operations and the terms and conditions of their respective investments.
On July 10, 2009, Steadfast Income Advisor, LLC contributed $1,000 to our operating partnership in exchange for its limited partnership interest in our operating partnership. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. Our advisor, by virtue of its affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.
On October 13, 2009, we commenced a private placement offering of up to $94,000,000 in shares of our common stock at $9.40 per share to accredited investors (as defined in Rule 501 under the Securities Act) pursuant to a confidential private placement memorandum dated October 13, 2009, as supplemented. From October 13, 2009 through July 9, 2010, the date we terminated the private placement, we had sold 637,279 shares of common stock in the private placement for gross offering proceeds of $5,844,325. Each of the purchasers of shares of our common stock in the private placement has represented to us that he or she is an accredited investor. Based upon these representations, we believe that the issuances of shares of our common stock in the private placement are exempt from the registration requirements pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.
On April 15, 2010, we granted 5,000 shares of restricted stock to each of our three independent directors pursuant to our independent directors’ compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One-fourth of the independent directors’ restricted stock become non-forfeitable on the date of grant and one-fourth will become non-forfeitable on each of the first three anniversaries of the date of grant.
On August 10, 2011 we granted, pursuant to our amended and restated independent directors compensation plan, (1) 2,500 shares of restricted stock each to our three independent directors in connection with their reelection to our board of directors. The shares of restricted stock were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. One-fourth of the shares of restricted stock became non-forfeitable on the date of grant and an additional one fourth will become non-forfeitable on each of the first three anniversaries of the date of grant.

On October 24, 2011, we granted, pursuant to our amended and restated independent directors compensation plan 5,000 shares of restricted common stock to one of our independent directors in connection with her initial election to the board of directors. The shares of restricted stock were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One fourth of the shares of restricted stock become non-forfeitable on the date of grant and one-fourth will become non-forfeitable on each of the first three anniversaries of the date of grant.
Item 34. Indemnification of Directors and Officers.
Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (1) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, (2) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests or (3) the indemnitee was not acting on our behalf or performing services for us. Moreover, we will not indemnify any indemnitee if (1) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property, or services, (3) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful or (4) in a proceeding by or in the right of the company, the indemnitee shall have been adjudged to be liable to us. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.
Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.
Any indemnification of a director, the advisor or an affiliate of the advisor may be paid only out of our net assets, and no portion may be recoverable from the stockholders.
Prior to the effectiveness of this registration statement, we will have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.
Item 35. Treatment of Proceeds from Securities Being Registered.
Not applicable.

Item 36. Financial Statements and Exhibits.
(a) Financial Statements:
The following financial statements are incorporated into this registration statement by reference:

•
The consolidated financial statements and financial statement schedule of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 29, 2012;

•
The financial statements of the Lincoln Tower Apartments and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on October 25, 2010;

•
The financial statements of the Park Place Condominiums and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 1, 2011;

•
The financial statements of the Arbor Pointe Apartments and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on May 13, 2011;

•
The financial statements of the Clarion Park Apartments and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 12, 2011; and

•
The financial statements of Cooper Creek Village and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on October 28, 2011.

•
The financial statements of Prairie Walk Apartments, Truman Farm Villas, EBT Lofts and Windsor on the River and related pro forma financial statements of the Registrant contained in the Registrant's current Report on Form 8-K/A filed with the SEC on March 9, 2012.

(b) Exhibits:
Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

1.1
Dealer Manager Agreement (incorporated by reference to Exhibit 1.1. to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, filed May 6, 2010, Commission File No. 333-160748 ("Pre-Effective Amendment No. 4"))

1.2	Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)
3.1
Second Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, filed May 6, 2010, Commission File No. 333-160748 (“Pre-Effective Amendment No. 4”))

3.2	Bylaws of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, filed July 23, 2009, Commission File No. 333-160748)
4.1	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus, dated April 16, 2012 of the Registrant)
4.2	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus, dated April 16, 2012, of the Registrant)
5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 4)
8.1	Opinion of Alston & Bird LLP regarding certain federal income tax considerations (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 4)
10.1
Amended and Restated Advisory Agreement, dated as of May 4, 2010, by and among Steadfast Income REIT, Inc., Steadfast Secure Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to Pre- Effective Amendment No. 4)

10.2
Limited Partnership Agreement of Steadfast Income REIT Operating Partnership, L.P. (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, filed October 15, 2009, Commission File No. 333-160748 (“Pre-Effective Amendment No. 1”))

10.3	Steadfast Income REIT, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1)
10.4	Steadfast Income REIT, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 1)
10.5	Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 4)
10.6
Purchase Agreement, dated as of March 25, 2010, by and between Chicago Title Land Trust Company, as Trustee under Trust Number 51-0615-0 dated August 15, 1967, an Illinois Land Trust by Towne Realty, Inc. d/b/a Lincoln Tower, Inc. as authorized beneficiary and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 1, filed November 12, 2010, Commission File No. 333-160748 (“Post-Effective Amendment No. 1”))

10.7
First Amendment to Purchase Agreement, dated as of May 14, 2010, by and between Chicago Title Land Trust Company, as Trustee under Trust Number 51-0615-0 dated August 15, 1967, an Illinois Land Trust by Towne Realty, Inc. d/b/a Lincoln Tower, Inc. as authorized beneficiary and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 1)

10.8
Assignment and Assumption of Purchase Agreement, dated as of August 10, 2010, by and between Steadfast Asset Holdings, Inc. and SIR Lincoln Tower, LLC (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 1)

10.9
Purchase Money Note, dated August 11, 2010, issued by SIR Lincoln Tower, LLC in favor of Towne Realty, Inc. d/b/a Lincoln Tower, Inc. (including attached Acknowledgment and Agreement of Key Principal to Personal Liability For Exceptions to Non-Recourse Liability by Steadfast Income REIT, Inc.) (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1)

10.10
Purchase Money Mortgage, Assignment of Rents, Leases and Security Agreement, dated as of August 11, 2010, by and between SIR Lincoln Tower, LLC and Towne Realty, Inc. d/b/a Lincoln Tower, Inc. (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 1)

10.11
Property Management Agreement, entered into as of August 11, 2010, by and between SIR Lincoln Tower, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1)

10.12
Assignment and Assumption Agreement, dated December 15, 2010, by and between Steadfast Asset Holdings, Inc. and SIR Park Place, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 17, 2010)

10.13
Purchase and Sale Agreement and Joint Escrow Instructions, dated September 7, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 17, 2010)

10.14
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated October 20, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 17, 2010)

10.15
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 17, 2010)

10.16
Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 17, 2010)

10.17
Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated December 10, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. LLC (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed December 17, 2010)

10.18
Loan Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC, Steadfast Income REIT, Inc. and Ames Community Bank (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 29, 2010)

10.19	Promissory Note, dated December 22, 2010, issued by SIR Park Place, LLC in favor of Ames Community Bank (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 29, 2010)
10.20
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 29, 2010)

10.21
Guaranty, dated as of December 22, 2010, by and between Steadfast Income REIT, Inc. and Ames Community Bank (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 29, 2010)

10.22
Assignment of Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 29, 2010)

10.23
Environmental and Hazardous Substance Indemnification Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed December 29, 2010)

10.24
Property Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed December 29, 2010)

20.25
Real Estate Purchase and Sale Agreement With Escrow Instructions, dated as February 16, 2011, by and between Arbor Pointe, L.P. and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed May 10, 2011)

10.26	Notice, dated April 11, 2011, from Steadfast Asset Holdings, Inc. to Arbor Pointe, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed May 10, 2011)
10.27
Assignment and Assumption of Purchase Agreement, dated May 5, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Arbor Pointe, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed May 10, 2011)

10.28
Property Management Agreement, dated as of May 5, 2011, by and between SIR Arbor Pointe, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed May 10, 2011)

10.29
Multifamily Note, dated May 4, 2011, by SIR Arbor Pointe, LLC in favor of PNC Bank, National Association and Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability by Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed May 10, 2011)

10.30
Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of May 4, 2011, by and among SIR Arbor Pointe, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed May 10, 2011)

10.31
Assignment of Management Agreement, dated as of May 4, 2011, by and among SIR Arbor Pointe, LLC, Steadfast Management Co., Inc. and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed May 10, 2011)

10.32
Operating Expense Reimbursement and Guaranty Agreement, dated as of May 25, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC, Beacon Bay Holdings, LLC and Rodney F. Emery (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed May 25, 2011)

10.33
Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement, dated as of December 21, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC, Beacon Bay Holdings, LLC and Rodney F. Emery (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 22, 2011)

10.34
Purchase and Sale Agreement and Joint Escrow Instructions, dated May 3, 2011, by and between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed June 17, 2011)

10.35
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 8, 2011, by and between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed June 17, 2011)

10.36
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 10, 2011, by and between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed June 17, 2011)

10.37
Assignment and Assumption of Purchase Agreement, dated as of June 13, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Clarion Park, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed June 17, 2011)

10.38
Property Management Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed July 6, 2011)

10.39
Multifamily Note, dated as of June 28, 2011, by SIR Clarion Park, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed July 6, 2011)

10.40
Multifamily Loan and Security Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed July 6, 2011)

10.41
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 28, 2011, by and among SIR Clarion Park, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed July 6, 2011)

10.42
Guaranty of Non-Recourse Obligations, dated as of June 28, 2011, by and between Steadfast Income REIT, Inc. and PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed July 6, 2011)

10.43
Purchase and Sale Agreement and Joint Escrow Instructions, dated June 24, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed August 19, 2011)

10.44
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 30, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed August 19, 2011)

10.45
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated July 8, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed August 19, 2011)

10.46
Written notice of exercise of extension option pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions, dated June 24, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed August 19, 2011)

10.47
Assignment and Assumption of Purchase Agreement, dated as of August 15, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Cooper Creek, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed August 19, 2011)

10.48
Property Management Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed August 30, 2011)

10.49
Multifamily Note, dated as of August 24, 2011, by SIR Cooper Creek, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed August 30, 2011)

10.50
Multifamily Loan and Security Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed August 30, 2011)

10.51
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 24, 2011, by and among SIR Cooper Creek, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed August 30, 2011)

10.52
Guaranty of Non-Recourse Obligations, dated as of August 24, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed August 30, 2011)

10.53
Environmental Indemnity Agreement, dated August 24, 2011, by SIR Cooper Creek, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed August 30, 2011)

10.54
Real Estate Purchase and Sale Agreement With Escrow Instructions, dated as of November 3, 2011, by and between Truman Farm Villas, L.P. and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 7, 2011)

10.55
Assignment and Assumption of Purchase Agreement, dated as of December 1, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Truman Farm, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 7, 2011)

10.56
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 21, 2011, by and between Windsor on the River, LLC and Steadfast Asset Holdings, Inc. LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 7, 2011)

10.57
Assignment and Assumption of Purchase Agreement, dated as of December 1, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Windsor On The River, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 7, 2011)

10.58
Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR EBT Lofts, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 22, 2011)

10.59
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 25, 2011, by and between Steadfast Asset Holdings, Inc. and EBT Limited Partnership (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 22, 2011)

10.60
Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Prairie Walk, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 22, 2011)

10.61
Agreement of Purchase and Sale, dated as of November 30, 2011, by and between Steadfast Asset Holdings, Inc. and Prairie Walk, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 22, 2011)

10.62
Property Management Agreement, dated as of December 22, 2011, by and between SIR Truman Farm, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 29, 2011)

10.63
Property Management Agreement, dated as of December 22, 2011, by and between SIR Prairie Walk, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 29, 2011)

10.64
Multifamily Note, dated December 22, 2011, by SIR Truman Farm, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 29, 2011)

10.65
Multifamily Loan and Security Agreement, dated as of December 22, 2011, by and between SIR Truman Farm, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 29, 2011)

10.66
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 22, 2011, by and among SIR Truman Farm, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 29, 2011)

10.67
Guaranty of Non-Recourse Obligations, dated as of December 22, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed December 29, 2011)

10.68
Environmental Indemnity Agreement, dated December 22, 2011, by SIR Truman Farm, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed December 29, 2011)

10.69
Multifamily Note, dated December 22, 2011, by SIR Prairie Walk, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed December 29, 2011)

10.70
Multifamily Loan and Security Agreement, dated as of December 22, 2011, by and between SIR Prairie Walk, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed December 29, 2011)

10.71
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 22, 2011, by and among SIR Prairie Walk, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed December 29, 2011)

10.72
Guaranty of Non-Recourse Obligations, dated as of December 22, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant's Form 8-K filed December 29, 2011)

10.73
Environmental Indemnity Agreement, dated December 22, 2011, by SIR Prairie Walk, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant's Form 8-K filed December 29, 2011)

10.74
Property Management Agreement, dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and Embassy Properties Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed January 5, 2012)

10.75
Multifamily Note, dated December 30, 2011, by SIR EBT Lofts, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed January 5, 2012)

10.76
Multifamily Loan and Security Agreement (Non-Recourse), dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed January 5, 2012)

10.77
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed January 5, 2012)

10.78
Assignment of Management Agreement, dated as of December 30, 2011, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC, PNC Bank, National Association and Embassy Properties, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed January 5, 2012)

10.79
Guaranty of Non-Recourse Obligations, dated as of December 30, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed January 5, 2012)

10.80
Environmental Indemnity Agreement, dated December 30, 2011, by SIR EBT Lofts, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed January 5, 2012)

10.81
Property Management Agreement, dated as of January 26, 2012, by and between SIR Windsor on The River, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed February 1, 2012)

10.82
Assumption Agreement, dated as of January 26, 2012, by and among Windsor on the River, LLC, SIR Windsor On The River, LLC and The Bank Of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed February 1, 2012)

10.83
Loan Agreement, dated as of May 1, 2007, by and between Iowa Finance Authority and Windsor On The River, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed
February 1, 2012)

10.84
Promissory Note (Series 2007A), dated as of February 1, 2008, by Windsor On The River, LLC in favor of The Bank Of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed February 1, 2012)

10.85
Reimbursement and Credit Agreement, dated as of January 26, 2012, by and between SIR Windsor on the River, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed February 1, 2012)

10.86
Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture filing, dated as of January 26, 2012, by SIR Windsor on the River, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed February 1, 2012)

10.87
Pledge and Security Agreement, dated as of January 26, 2012, by and among SIR Windsor on the River, LLC, The Bank Of New York Trust Company, N.A. and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed February 1, 2012)

10.88
Guaranty Agreement, dated as of January 26, 2012, by Steadfast Income REIT, Inc. in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed February 1, 2012)

10.89
Hazardous Materials Indemnity Agreement, dated as of January 26, 2012, by SIR Windsor on the River, LLC and Steadfast Income REIT, Inc. in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed February 1, 2012)

10.90
Land Use Restriction Agreement, dated as of November 1, 2007, by and between Iowa Finance Authority, Windsor on The River, LLC and The Bank Of New York Trust Company, N.A. (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed February 1, 2012)

10.91
Remarketing Agreement, dated as of May 1, 2007, between Stern Brothers & Co. and Windsor on the River, LLC (incorporated by reference to Exhibit 10.11 to the Registrant's Form 8-K filed February 1, 2012)

10.92
Purchase Contract (Renaissance at St. Andrews Apartments), dated as of December 30, 2011, by and between REDUS Kentucky, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed February 24, 2012)

10.93
Assignment and Assumption of Purchase Agreement, dated as of February 17, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Renaissance, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed February 24, 2012)

10.94
Property Management Agreement, dated as of February 17, 2012, by and between SIR Renaissance, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed February 24, 2012)

10.95
Multifamily Note, dated as of February 17, 2012, by SIR Renaissance, LLC in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed February 24, 2012)

10.96
Multifamily Loan and Security Agreement (Non-Recourse), dated as of February 17, 2012, by and between SIR Renaissance, LLC and W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed February 24, 2012)

10.97
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 17, 2012, by SIR Renaissance, LLC in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed February 24, 2012)

10.98
Guaranty of Non-Recourse Obligations, dated as of February 17, 2012, by Steadfast Income REIT, Inc. in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed February 24, 2012)

10.99
Environmental Indemnity Agreement, dated as of February 17, 2012, by SIR Renaissance, LLC in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed February 24, 2012)

10.100
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of December 9, 2011, by and between WC/TP Spring Creek, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed March 15, 2012)

10.101
Assignment and Assumption of Purchase Agreement, dated as of March 9, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Spring Creek, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed March 15, 2012)

10.102
Property Management Agreement, dated as of March 9, 2012, by and between SIR Spring Creek, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed March 15, 2012)

10.103
Assumption Agreement, dated as of March 9, 2012, by and among U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702, WC/TP Spring Creek, LLC, SIR Spring Creek, LLC, John A. Wensigner, Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed March 15, 2012)

10.104
Multifamily Note, effective as of January 31, 2011, by WC/TP Spring Creek, LLC in favor of Holliday Fenoglio Fowler, L.P. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed March 15, 2012)

10.105
Allonge to Note, dated as of March 9, 2012, by SIR Spring Creek, LLC in favor of U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702 (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed March 15, 2012)

10.106
Multifamily Mortgage, Assignment of Rents and Security Agreement (Oklahoma – Revision Date 03-31-2008), dated as of January 31, 2011, by and between WC/TP Spring Creek, LLC and Holliday Fenoglio Fowler, L.P. (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed March 15, 2012)

10.107
Assignment of Management Agreement and Subordination of Management Fees, dated as of March 9, 2012, by and between SIR Spring Creek, LLC, Steadfast Management Company, Inc. and U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702 (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed March 15, 2012)

10.108
Guaranty, dated as of March 9, 2012, by Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income REIT, Inc. for the benefit of U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702 (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed March 15, 2012)

10.109
Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of April 11, 2012, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P., and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed
April 16, 2012)

10.110
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of January 27, 2012, by and between Steadfast Asset Holdings, Inc. and Montclair Parc Apartments Limited Partnership (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed April 16, 2012)

10.111
Assignment and Assumption of Purchase Agreement, dated as of April 10, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Montclair Parc, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed April 16, 2012)

10.112
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated April 11, 2012, by and between Montclair Park Apartments Limited Partnership and SIR Montclair Parc, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed April 16, 2012)

10.113
Multifamily Note, dated April 12, 2012, by SIR Lincoln Tower, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed April 16, 2012)

10.114
Multifamily Loan and Security Agreement, dated as of April 12, 2012, by and between SIR Lincoln Tower, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed April 16, 2012)

10.115
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 12, 2012, by and between SIR Lincoln Tower, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed April 16, 2012)

10.116
Guaranty of Non-Recourse Obligations, dated as of April 12, 2012, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed April 16, 2012)

10.117
Environmental Indemnity Agreement, dated April 12, 2012, by SIR Lincoln Tower, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed
April 16, 2012)

10.118
Assignment of Management Agreement, dated as of April 12, 2012, by and among SIR Lincoln Tower, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed April 16, 2012)

21	Subsidiaries of the Company
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.4	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
23.5	Consent of Lakemont Group
24.1**	Power of Attorney (included on signature page)
24.2**	Power of Attorney
24.3**	Power of Attorney
——————————
** Previously filed.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS FOR PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
This table provides summary information on acquisitions of properties by prior real estate programs with similar or identical investment objectives to this program during the most recent three years ended December 31, 2011.

Property	Location	Type of Property	Gross Acres, Leasable Space or Number of Units and Total Square Feet of Units	Date of Purchase	Mortgage and Other Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditures Capitalized	Total Price
Woodranch Holdings LLC	Simi Valley, CA	Office	80,655 square feet	12/3/2010	$10,500,000	$4,900,000	$13,112,000	$2,382,228	$15,494,228

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 16, 2012.
Steadfast Income REIT, Inc.
By: /s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer, President and
Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on April 16, 2012.
/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer, President and
Chairman of the Board
(principal executive officer)
/s/ Kevin J. Keating
Kevin J. Keating
Treasurer
(principal financial officer and principal accounting officer)
*
Scot B. Barker
Director
*
Larry H. Dale
Director
*
Ella Shaw Neyland
Director
*
James A. Shepherdson
Director
*By: /s/ Rodney F. Emery
Rodney F. Emery
Attorney-in-Fact

EXHIBIT INDEX
Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

Exhibit Number	Description
1.1
Dealer Manager Agreement (incorporated by reference to Exhibit 1.1. to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, filed May 6, 2010, Commission File No. 333-160748 ("Pre-Effective Amendment No. 4"))

1.2	Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)
3.1
Second Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, filed May 6, 2010, Commission File No. 333-160748 (“Pre-Effective Amendment No. 4”))

3.2	Bylaws of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, filed July 23, 2009, Commission File No. 333-160748)
4.1	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus, dated April 16, 2012 ,of the Registrant)
4.2	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus, dated April 16, 2012, of the Registrant)
5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 4)
8.1	Opinion of Alston & Bird LLP regarding certain federal income tax considerations (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 4)
10.1
Amended and Restated Advisory Agreement, dated as of May 4, 2010, by and among Steadfast Income REIT, Inc., Steadfast Secure Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to Pre- Effective Amendment No. 4)

10.2
Limited Partnership Agreement of Steadfast Income REIT Operating Partnership, L.P. (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, filed October 15, 2009, Commission File No. 333-160748 (“Pre-Effective Amendment No. 1”))

10.3	Steadfast Income REIT, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1)
10.4	Steadfast Income REIT, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 1)
10.5	Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 4)
10.6
Purchase Agreement, dated as of March 25, 2010, by and between Chicago Title Land Trust Company, as Trustee under Trust Number 51-0615-0 dated August 15, 1967, an Illinois Land Trust by Towne Realty, Inc. d/b/a Lincoln Tower, Inc. as authorized beneficiary and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 1, filed November 12, 2010, Commission File No. 333-160748 (“Post-Effective Amendment No. 1”))

10.7
First Amendment to Purchase Agreement, dated as of May 14, 2010, by and between Chicago Title Land Trust Company, as Trustee under Trust Number 51-0615-0 dated August 15, 1967, an Illinois Land Trust by Towne Realty, Inc. d/b/a Lincoln Tower, Inc. as authorized beneficiary and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 1)

10.8
Assignment and Assumption of Purchase Agreement, dated as of August 10, 2010, by and between Steadfast Asset Holdings, Inc. and SIR Lincoln Tower, LLC (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 1)

10.9
Purchase Money Note, dated August 11, 2010, issued by SIR Lincoln Tower, LLC in favor of Towne Realty, Inc. d/b/a Lincoln Tower, Inc. (including attached Acknowledgment and Agreement of Key Principal to Personal Liability For Exceptions to Non-Recourse Liability by Steadfast Income REIT, Inc.) (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1)

10.10
Purchase Money Mortgage, Assignment of Rents, Leases and Security Agreement, dated as of August 11, 2010, by and between SIR Lincoln Tower, LLC and Towne Realty, Inc. d/b/a Lincoln Tower, Inc. (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 1)

10.11
Property Management Agreement, entered into as of August 11, 2010, by and between SIR Lincoln Tower, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1)

10.12
Assignment and Assumption Agreement, dated December 15, 2010, by and between Steadfast Asset Holdings, Inc. and SIR Park Place, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 17, 2010)

10.13
Purchase and Sale Agreement and Joint Escrow Instructions, dated September 7, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 17, 2010)

10.14
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated October 20, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 17, 2010)

10.15
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 17, 2010)

10.16
Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 17, 2010)

10.17
Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated December 10, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc. LLC (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed December 17, 2010)

10.18
Loan Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC, Steadfast Income REIT, Inc. and Ames Community Bank (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 29, 2010)

10.19	Promissory Note, dated December 22, 2010, issued by SIR Park Place, LLC in favor of Ames Community Bank (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 29, 2010)
10.20
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 29, 2010)

10.21
Guaranty, dated as of December 22, 2010, by and between Steadfast Income REIT, Inc. and Ames Community Bank (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 29, 2010)

10.22
Assignment of Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 29, 2010)

10.23
Environmental and Hazardous Substance Indemnification Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Ames Community Bank (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed December 29, 2010)

10.24
Property Management Agreement, dated as of December 22, 2010, by and between SIR Park Place, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed December 29, 2010)

20.25
Real Estate Purchase and Sale Agreement With Escrow Instructions, dated as February 16, 2011, by and between Arbor Pointe, L.P. and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed May 10, 2011)

10.26	Notice, dated April 11, 2011, from Steadfast Asset Holdings, Inc. to Arbor Pointe, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed May 10, 2011)
10.27
Assignment and Assumption of Purchase Agreement, dated May 5, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Arbor Pointe, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed May 10, 2011)

10.28
Property Management Agreement, dated as of May 5, 2011, by and between SIR Arbor Pointe, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed May 10, 2011)

10.29
Multifamily Note, dated May 4, 2011, by SIR Arbor Pointe, LLC in favor of PNC Bank, National Association and Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability by Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed May 10, 2011)

10.30
Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of May 4, 2011, by and among SIR Arbor Pointe, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed May 10, 2011)

10.31
Assignment of Management Agreement, dated as of May 4, 2011, by and among SIR Arbor Pointe, LLC, Steadfast Management Co., Inc. and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed May 10, 2011)

10.32
Operating Expense Reimbursement and Guaranty Agreement, dated as of May 25, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC, Beacon Bay Holdings, LLC and Rodney F. Emery (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed May 25, 2011)

10.33
Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement, dated as of December 21, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC, Beacon Bay Holdings, LLC and Rodney F. Emery (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 22, 2011)

10.34
Purchase and Sale Agreement and Joint Escrow Instructions, dated May 3, 2011, by and between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed June 17, 2011)

10.35
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 8, 2011, by and between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed June 17, 2011)

10.36
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 10, 2011, by and between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed June 17, 2011)

10.37
Assignment and Assumption of Purchase Agreement, dated as of June 13, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Clarion Park, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed June 17, 2011)

10.38
Property Management Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and Steadfast Management Co., Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed July 6, 2011)

10.39
Multifamily Note, dated as of June 28, 2011, by SIR Clarion Park, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed July 6, 2011)

10.40
Multifamily Loan and Security Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed July 6, 2011)

10.41
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 28, 2011, by and among SIR Clarion Park, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed July 6, 2011)

10.42
Guaranty of Non-Recourse Obligations, dated as of June 28, 2011, by and between Steadfast Income REIT, Inc. and PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed July 6, 2011)

10.43
Purchase and Sale Agreement and Joint Escrow Instructions, dated June 24, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed August 19, 2011)

10.44
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 30, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed August 19, 2011)

10.45
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated July 8, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed August 19, 2011)

10.46
Written notice of exercise of extension option pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions, dated June 24, 2011, by and between Cooper Creek Village, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed August 19, 2011)

10.47
Assignment and Assumption of Purchase Agreement, dated as of August 15, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Cooper Creek, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed August 19, 2011)

10.48
Property Management Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed August 30, 2011)

10.49
Multifamily Note, dated as of August 24, 2011, by SIR Cooper Creek, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed August 30, 2011)

10.50
Multifamily Loan and Security Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed August 30, 2011)

10.51
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 24, 2011, by and among SIR Cooper Creek, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed August 30, 2011)

10.52
Guaranty of Non-Recourse Obligations, dated as of August 24, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed August 30, 2011)

10.53
Environmental Indemnity Agreement, dated August 24, 2011, by SIR Cooper Creek, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed August 30, 2011)

10.54
Real Estate Purchase and Sale Agreement With Escrow Instructions, dated as of November 3, 2011, by and between Truman Farm Villas, L.P. and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 7, 2011)

10.55
Assignment and Assumption of Purchase Agreement, dated as of December 1, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Truman Farm, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 7, 2011)

10.56
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 21, 2011, by and between Windsor on the River, LLC and Steadfast Asset Holdings, Inc. LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 7, 2011)

10.57
Assignment and Assumption of Purchase Agreement, dated as of December 1, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Windsor On The River, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 7, 2011)

10.58
Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR EBT Lofts, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 22, 2011)

10.59
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 25, 2011, by and between Steadfast Asset Holdings, Inc. and EBT Limited Partnership (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 22, 2011)

10.60
Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Prairie Walk, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 22, 2011)

10.61
Agreement of Purchase and Sale, dated as of November 30, 2011, by and between Steadfast Asset Holdings, Inc. and Prairie Walk, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 22, 2011)

10.62
Property Management Agreement, dated as of December 22, 2011, by and between SIR Truman Farm, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed December 29, 2011)

10.63
Property Management Agreement, dated as of December 22, 2011, by and between SIR Prairie Walk, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed December 29, 2011)

10.64
Multifamily Note, dated December 22, 2011, by SIR Truman Farm, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed December 29, 2011)

10.65
Multifamily Loan and Security Agreement, dated as of December 22, 2011, by and between SIR Truman Farm, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed December 29, 2011)

10.66
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 22, 2011, by and among SIR Truman Farm, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed December 29, 2011)

10.67
Guaranty of Non-Recourse Obligations, dated as of December 22, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed December 29, 2011)

10.68
Environmental Indemnity Agreement, dated December 22, 2011, by SIR Truman Farm, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed December 29, 2011)

10.69
Multifamily Note, dated December 22, 2011, by SIR Prairie Walk, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed December 29, 2011)

10.70
Multifamily Loan and Security Agreement, dated as of December 22, 2011, by and between SIR Prairie Walk, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed December 29, 2011)

10.71
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 22, 2011, by and among SIR Prairie Walk, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed December 29, 2011)

10.72
Guaranty of Non-Recourse Obligations, dated as of December 22, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant's Form 8-K filed December 29, 2011)

10.73
Environmental Indemnity Agreement, dated December 22, 2011, by SIR Prairie Walk, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant's Form 8-K filed December 29, 2011)

10.74
Property Management Agreement, dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and Embassy Properties Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed January 5, 2012)

10.75
Multifamily Note, dated December 30, 2011, by SIR EBT Lofts, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed January 5, 2012)

10.76
Multifamily Loan and Security Agreement (Non-Recourse), dated as of December 30, 2011, by and between SIR EBT Lofts, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed January 5, 2012)

10.77
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed January 5, 2012

10.78
Assignment of Management Agreement, dated as of December 30, 2011, dated as of December 30, 2011, by and among SIR EBT Lofts, LLC, PNC Bank, National Association and Embassy Properties, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed January 5, 2012)

10.79
Guaranty of Non-Recourse Obligations, dated as of December 30, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed January 5, 2012)

10.80
Environmental Indemnity Agreement, dated December 30, 2011, by SIR EBT Lofts, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed January 5, 2012)

10.81
Property Management Agreement, dated as of January 26, 2012, by and between SIR Windsor On The River, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed February 1, 2012)

10.82
Assumption Agreement, dated as of January 26, 2012, by and among Windsor on the River, LLC, SIR Windsor On The River, LLC and The Bank Of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed February 1, 2012)

10.83
Loan Agreement, dated as of May 1, 2007, by and between Iowa Finance Authority and Windsor On The River, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed
February 1, 2012)

10.84
Promissory Note (Series 2007A), dated as of February 1, 2008, by Windsor On The River, LLC in favor of The Bank Of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed February 1, 2012)

10.85
Reimbursement and Credit Agreement, dated as of January 26, 2012, by and between SIR Windsor on the River, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed February 1, 2012)

10.86
Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture filing, dated as of January 26, 2012, by SIR Windsor on the River, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed February 1, 2012)

10.87
Pledge and Security Agreement, dated as of January 26, 2012, by and among SIR Windsor on the River, LLC, The Bank Of New York Trust Company, N.A. and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed February 1, 2012)

10.88
Guaranty Agreement, dated as of January 26, 2012, by Steadfast Income REIT, Inc. in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed February 1, 2012)

10.89
Hazardous Materials Indemnity Agreement, dated as of January 26, 2012, by SIR Windsor on the River, LLC and Steadfast Income REIT, Inc. in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed February 1, 2012)

10.90
Land Use Restriction Agreement, dated as of November 1, 2007, by and between Iowa Finance Authority, Windsor On The River, LLC and The Bank Of New York Trust Company, N.A. (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed February 1, 2012)

10.91
Remarketing Agreement, dated as of May 1, 2007, between Stern Brothers & Co. and Windsor on the River, LLC (incorporated by reference to Exhibit 10.11 to the Registrant's Form 8-K filed February 1, 2012)

10.92
Purchase Contract (Renaissance at St. Andrews Apartments), dated as of December 30, 2011, by and between REDUS Kentucky, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed February 24, 2012)

10.93
Assignment and Assumption of Purchase Agreement, dated as of February 17, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Renaissance, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed February 24, 2012)

10.94
Property Management Agreement, dated as of February 17, 2012, by and between SIR Renaissance, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed February 24, 2012)

10.95
Multifamily Note, dated as of February 17, 2012, by SIR Renaissance, LLC in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed February 24, 2012)

10.96
Multifamily Loan and Security Agreement (Non-Recourse), dated as of February 17, 2012, by and between SIR Renaissance, LLC and W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed February 24, 2012)

10.97
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 17, 2012, by SIR Renaissance, LLC in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed February 24, 2012)

10.98
Guaranty of Non-Recourse Obligations, dated as of February 17, 2012, by Steadfast Income REIT, Inc. in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed February 24, 2012)

10.99
Environmental Indemnity Agreement, dated as of February 17, 2012, by SIR Renaissance, LLC in favor of W&D Interim Lender, LLC (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed February 24, 2012)

10.100
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of December 9, 2011, by and between WC/TP Spring Creek, LLC and Steadfast Asset Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed March 15, 2012)

10.101
Assignment and Assumption of Purchase Agreement, dated as of March 9, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Spring Creek, LLC (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed March 15, 2012)

10.102
Property Management Agreement, dated as of March 9, 2012, by and between SIR Spring Creek, LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed March 15, 2012)

10.103
Assumption Agreement, dated as of March 9, 2012, by and among U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702, WC/TP Spring Creek, LLC, SIR Spring Creek, LLC, John A. Wensigner, Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed March 15, 2012)

10.104
Multifamily Note, effective as of January 31, 2011, by WC/TP Spring Creek, LLC in favor of Holliday Fenoglio Fowler, L.P. (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed March 15, 2012)

10.105
Allonge to Note, dated as of March 9, 2012, by SIR Spring Creek, LLC in favor of U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702 (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed March 15, 2012)

10.106
Multifamily Mortgage, Assignment of Rents and Security Agreement (Oklahoma – Revision Date 03-31-2008), dated as of January 31, 2011, by and between WC/TP Spring Creek, LLC and Holliday Fenoglio Fowler, L.P. (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed March 15, 2012)

10.107
Assignment of Management Agreement and Subordination of Management Fees, dated as of March 9, 2012, by and between SIR Spring Creek, LLC, Steadfast Management Company, Inc. and U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702 (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed March 15, 2012)

10.108
Guaranty, dated as of March 9, 2012, by Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income REIT, Inc. for the benefit of U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Securities Corp., Multifamily Mortgage pass-Through Certificates, Series 2011-K702 (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed March 15, 2012)

10.109
Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of April 11, 2012, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P., and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed
April 16, 2012)

10.110
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of January 27, 2012, by and between Steadfast Asset Holdings, Inc. and Montclair Parc Apartments Limited Partnership (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed April 16, 2012)

10.111
Assignment and Assumption of Purchase Agreement, dated as of April 10, 2012, by and between Steadfast Asset Holdings, Inc. and SIR Montclair Parc, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed April 16, 2012)

10.112
First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated April 11, 2012, by and between Montclair Park Apartments Limited Partnership and SIR Montclair Parc, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed April 16, 2012)

10.113
Multifamily Note, dated April 12, 2012, by SIR Lincoln Tower, LLC in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed April 16, 2012)

10.114
Multifamily Loan and Security Agreement, dated as of April 12, 2012, by and between SIR Lincoln Tower, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed April 16, 2012)

10.115
Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 12, 2012, by and between SIR Lincoln Tower, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed April 16, 2012)

10.116
Guaranty of Non-Recourse Obligations, dated as of April 12, 2012, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed April 16, 2012)

10.117
Environmental Indemnity Agreement, dated April 12, 2012, by SIR Lincoln Tower, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed
April 16, 2012)

10.118
Assignment of Management Agreement, dated as of April 12, 2012, by and among SIR Lincoln Tower, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed April 16, 2012)

21	Subsidiaries of the Company
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.4	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
23.5	Consent of Lakemont Group
24.1**	Power of Attorney (included on signature page)
24.2**	Power of Attorney
24.3**	Power of Attorney
——————————
** Previously filed.